The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-234422

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED APRIL 12, 2021

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 1, 2019)

NiSource Inc.

7,500,000 Equity Units

(Initially Consisting of 7,500,000 Corporate Units)

NiSource Inc. is offering 7,500,000 Series A Equity Units (“Equity Units”). Each Equity Unit will have a stated amount of $100 and initially will be in the form of a “Series A Corporate Unit” (the “Corporate Units”) consisting of a purchase contract issued by us and, initially, a 1/10th, or 10%, undivided beneficial ownership in one share of Series C Mandatory Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share, issued by us (“mandatory convertible preferred stock”).

•

The purchase contract will obligate you to purchase from us, on December 1, 2023, for a price of $100, a number of newly-issued shares of our common stock equal to the settlement rate, which will not exceed                shares (subject to anti-dilution adjustments), as described in this prospectus supplement. We will pay you quarterly contract adjustment payments at the rate of                % per year on the stated amount of $100 per Equity Unit, subject to our right to defer contract adjustment payments as described herein.

•

The mandatory convertible preferred stock will initially not bear any dividends and the liquidation preference of the mandatory convertible preferred stock will not accrete. The mandatory convertible preferred stock will be remarketed as described in this prospectus supplement. Following a successful remarketing of the mandatory convertible preferred stock, dividends may become payable on the mandatory convertible preferred stock at a dividend rate to be determined in connection with such successful remarketing, in which case the mandatory convertible preferred stock will bear dividends at such rate and become payable when, as and if declared by our board of directors, on March 1, 2024 (or, in certain circumstances, on each of December 1, 2023 and March 1, 2024).

•

In connection with any successful remarketing of the mandatory convertible preferred stock, (a) dividends may become payable on the mandatory convertible preferred stock and/or (b) if the closing price of our common stock on the pricing date for a successful remarketing is less than or equal to the initial price (which will initially be approximately equal to the closing price of our common stock on the date this offering of Equity Units is priced, and will be subject to adjustment as described in this prospectus supplement), the minimum conversion rate of the mandatory convertible preferred stock will be increased to an amount equal to $1,000, divided by                 % of the closing price of our common stock on the pricing date for such successful remarketing (rounded to the nearest ten-thousandth of a share) (but in no event to be greater than the maximum conversion rate), each as described under “Description of the Mandatory Convertible Preferred Stock—Terms of Remarketed Preferred Stock.”

•

Any contract adjustment payments on the purchase contracts or any dividends on the mandatory convertible preferred stock (which will only accrue after a successful remarketing in connection with which dividends become payable on the mandatory convertible preferred stock) will be paid in cash, shares of our common stock, or a combination thereof, at our election, subject to certain limitations described in this prospectus supplement.

•

Each share of the mandatory convertible preferred stock will automatically convert on the second business day immediately following the last trading day (as defined herein) of the mandatory averaging period (as defined herein) into between                and                shares of our common stock (respectively, the “minimum conversion rate” and “maximum conversion rate”), each subject to anti-dilution adjustments as described herein. The number of shares of our common stock issuable on conversion of the mandatory convertible preferred stock will be determined based on the average of the daily VWAPs (as defined herein) per share of our common stock over the 40 consecutive trading day period (the “mandatory averaging period”) commencing on, and including, the 41st scheduled trading day immediately preceding March 1, 2024.

•

However, if no successful remarketing of the mandatory convertible preferred stock has occurred on or prior to the last day of the final remarketing period (as described more fully herein, a “Remarketing Failure”), no shares of our common stock will be delivered upon automatic conversion of the mandatory convertible preferred stock that remains outstanding following December 1, 2023 and each such share of mandatory convertible preferred stock will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon.

•

Holders of separate shares of mandatory convertible preferred stock that are not a part of Corporate Units may convert their shares at their option prior to December 1, 2023 only upon the occurrence of a fundamental change. On and after December 1, 2023, unless a Remarketing Failure has occurred, holders of shares of mandatory convertible preferred stock may convert their shares at the minimum conversion rate, all as described in this prospectus supplement.

•

You can create “Treasury Units” from Corporate Units by substituting Treasury securities for your mandatory convertible preferred stock comprising a part of the Corporate Units, and you can recreate Corporate Units by substituting your mandatory convertible preferred stock for the Treasury securities comprising a part of the Treasury Units, in each case, subject to certain conditions described in this prospectus supplement.

•

Your mandatory convertible preferred stock (or after a successful optional remarketing, the applicable ownership interest in a Treasury portfolio), Treasury securities or, in certain circumstances described herein, cash, as the case may be, that are components of Equity Units will be pledged to us to secure your obligation under the related purchase contracts.

•

If there is a successful optional remarketing of the mandatory convertible preferred stock as described in this prospectus supplement, and you hold Corporate Units, your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contract, and any remaining proceeds will be promptly remitted to you after the settlement date of the optional remarketing. If there is a successful final remarketing, as described in this prospectus supplement, and you hold Corporate Units, (i) a portion of the proceeds from the remarketing equal to $1,000 multiplied by the aggregate number of shares of mandatory convertible preferred stock underlying Corporate Units that were remarketed will automatically be applied to satisfy in full your obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date, and any remaining proceeds will be promptly remitted to you after the settlement date of the final remarketing, and (ii) proceeds from the remarketing attributable to holders of separate shares of mandatory convertible preferred stock who have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the settlement date of the final remarketing.

Our common stock is listed and traded on the New York Stock Exchange under the symbol “NI.” The reported last sale price of our common stock on the New York Stock Exchange on April 9, 2021 was $24.71 per share. We intend to apply for listing of the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “                ,” but there is no guarantee that such listing will be approved. Prior to this offering, there has been no public market for the Corporate Units.

Investing in the Equity Units involves certain risks. See “Risk Factors” beginning on page S-32 of this prospectus supplement, and “Risk Factors” beginning on page 11 of our Annual Report on Form  10-K for the year ended December 31, 2020.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Corporate Unit		Total
Initial public offering price		$100		$750,000,000
Underwriting discounts and commissions	$		$
Proceeds, before expenses, to NiSource Inc.	$		$

The public offering price set forth above does not include accrued contract adjustment payments, if any. Contract adjustment payments on the purchase contracts will accrue for purchasers in this offering from April                , 2021.

The underwriters may purchase up to an additional 1,125,000 Corporate Units at the public offering price less the underwriting discounts and commissions within a 13-day period beginning on, and including, the issue date of the Equity Units in order to cover over-allotments, if any.

The underwriters expect to deliver the Corporate Units in book-entry form only through the facilities of The Depository Trust Company on or about April                , 2021, which is                business days following the date of pricing of the Corporate Units (such settlement cycle being herein referred to as “T+    ”). You should note that the trading of the Corporate Units on the date of pricing or the next             succeeding business days may be affected by the T+    settlement. See “Underwriting.”

Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan	Wells Fargo Securities

The date of this prospectus supplement is April                , 2021.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, the prospectus supplement, describes the specific terms of the offering and certain other matters relating to NiSource Inc. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained or incorporated by reference in this prospectus supplement (or any related free writing prospectus issued by us), on the one hand, and the information contained or incorporated by reference in the accompanying prospectus, the information contained or incorporated by reference in this prospectus supplement (or any related free writing prospectus issued by us) shall control.

The registration statement of which this prospectus supplement and the accompanying prospectus forms a part, including the exhibits to the registration statement, provides additional information about us and our Equity Units offered under this prospectus supplement and the accompanying prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of our Equity Units offered by this prospectus supplement and the accompanying prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of our Equity Units offered by this prospectus supplement and the accompanying prospectus as exhibits to the registration statement or to reports we file with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and certain of the documents incorporated by reference herein and therein contain, and any related free writing prospectus issued by us may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the actual documents filed with the SEC.

You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement under “Incorporation By Reference” and in the accompanying prospectus under “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free-writing prospectus issued by us and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell the Equity Units offered hereby. The information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates, and neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale hereunder shall, under any circumstances, create any implication to the contrary.

S-ii

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that NiSource has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that NiSource files with the SEC after the date of this prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our Current Reports on Form 8-K filed on February 17, 2021 and February 22, 2021;

•	the description of our common stock contained in our definitive joint proxy statement/prospectus dated April 24, 2000;

•

any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and before we sell all of the securities offered by the prospectus.

You may request a copy of any of these filings at no cost by writing to or calling us at the following address and telephone number: Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

S-iii

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before purchasing our Equity Units. We urge you to read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the historical financial statements and notes to those financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the “Risk Factors” section on page S-32 of this prospectus supplement and the “Risk Factors” and “Note Regarding Forward-Looking Statements” sections in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein, for more information about important risks that you should consider before investing in our Equity Units. Unless the context requires otherwise, references in this prospectus supplement to “NiSource” refer to NiSource Inc. and “we,” “us” or “our” refer collectively to NiSource and its subsidiaries.

NISOURCE INC.

Overview. NiSource is an energy holding company whose subsidiaries are fully regulated natural gas and electric utility companies serving approximately 3.7 million customers in six states. Our principal subsidiaries include NiSource Gas Distribution Group, Inc., a natural gas distribution company, and Northern Indiana Public Service Company LLC, or NIPSCO, a gas and electric company. NiSource derives substantially all of its revenues and earnings from the operating results of these rate-regulated businesses. Our primary business segments are:

•	Gas Distribution Operations; and

•	Electric Operations.

Business Strategy. We focus our business strategy on providing safe and reliable service through our core, rate-regulated asset-based utilities, which generate substantially all of our operating income. Our utilities continue to move forward on core safety, infrastructure and environmental investment programs supported by complementary regulatory and customer initiatives across all six states in which we operate. Our goal is to develop strategies that benefit all stakeholders as we (i) address changing customer conservation patterns, (ii) align our price structures with our cost structure, and (iii) embark on long-term investment programs. These strategies focus on improving safety and reliability, enhancing customer service, lowering customer bills and reducing emissions while generating sustainable returns.

Gas Distribution Operations. Our natural gas distribution operations serve approximately 3.2 million customers in six states and operate approximately 53,700 miles of distribution main pipeline plus the associated individual customer service lines and 1,700 miles of transmission main pipeline located in our service areas. Throughout our service areas we also have gate stations and other operations support facilities. Through our wholly-owned subsidiary NiSource Gas Distribution Group, Inc., we own five distribution subsidiaries that provide natural gas to approximately 2.4 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky and Maryland. We also distribute natural gas to approximately 848,000 customers in northern Indiana through our wholly-owned subsidiary NIPSCO.

Electric Operations. We generate, transmit and distribute electricity through our subsidiary NIPSCO to approximately 479,000 customers in 20 counties in the northern part of Indiana and engage in wholesale and transmission transactions. NIPSCO owns and operates two coal-fired electric generating stations. The two operating facilities have a generating capacity of 2,080 megawatts. NIPSCO completed the retirement of two coal-burning units at its Bailly Generating Station on May 31, 2018. NIPSCO also owns and operates Sugar Creek, a combined cycle gas turbine plant with a generating capacity of 571 megawatts, two gas-fired generating units located at NIPSCO’s coal-fired electric generating stations with a generating capacity of 155 megawatts and two hydroelectric generating plants with a generating capacity of 10 megawatts. These facilities provide for a total system operating generating capacity of 2,816 megawatts. NIPSCO’s transmission system, with voltages from 69,000 to 765,000 volts, consists of 3,009 circuit miles. NIPSCO is interconnected with eight neighboring electric utilities. During the year ended December 31, 2020, NIPSCO generated 68.8% and purchased 31.2% of its electric requirements.

Our executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

Recent Developments

Preliminary Estimates of Earnings per Share

Set forth below is a preliminary estimate of our earnings per share as of March 31, 2021. The following estimates are not a comprehensive statement of our financial condition or results for the period ended March 31, 2021. We advise you that our actual results for the three months ended March 31, 2021 may differ materially from these estimates, which are given only as of the date of this prospectus supplement, as a result of the completion of our financial closing procedures, final adjustments and other developments, which may arise between now and the time that our financial results for the three months ended March 31, 2021 are finalized. This information is inherently uncertain.

As of the date of this prospectus supplement, we estimate that our net earnings per share as of March 31, 2021 was between $0.70 and $0.74.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. Neither Deloitte & Touche LLP, our independent registered public accounting firm, nor any other independent accountants have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data.

Accordingly, Deloitte & Touche LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

As a result of this offering we expect to have satisfied all of our anticipated discrete equity needs through 2024 (except for issuances under our existing programmatic ATM program) and eliminates the need for the discrete (block) equity issuance we originally planned for calendar years 2022 or 2023. Concurrently, we expect to have a renewable capital expenditure requirement of approximately $2.0 billion. Accordingly, we have adapted our financing strategy for 2021-2024:

($ millions)2021E2022E2023E2024E Planned Annual safety & Modernization Investments EquityATM (At-the-Market)$200-$300$200-$300Reduced to $0-$150 ESPP/401K/Other $30 - $50 Annually Long-Term Debt Incremental Long-Term debt $500-$700 Annually Planned Renewable Generation Investments: (Targeting 60% Equity) Equity Common Equity Block No Longer PlannedLong-Term Debt Incremental Long-Term debt -$800 Total Other Financing Satisfied Convertible $600-$1,000 Total

THE OFFERING

Issuer	NiSource Inc., a Delaware corporation

Securities Offered	7,500,000 Equity Units (or 8,625,000 Equity Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $100, and consisting of Corporate Units, Treasury Units or Cash Settled Units (“Cash Settled Units”) as described below. The Equity Units offered will initially consist of Corporate Units.

The Corporate Units	Each Corporate Unit consists of a purchase contract and, initially, a 1/10th, or 10%, undivided beneficial ownership interest in one share of mandatory convertible preferred stock (the “mandatory convertible preferred stock”). The shares of mandatory convertible preferred stock that are components of your Corporate Units will be owned by you but initially will be pledged to us through the collateral agent to secure your obligations under the related purchase contract. They will be released from that pledge arrangement (1) following a successful remarketing as described under “Remarketing the Mandatory Convertible Preferred Stock” below, (2) following the creation of Treasury Units as described under “Creating Treasury Units and Recreating Corporate Units” below, (3) following the creation of Cash Settled Units as described under “Cash Settled Units” below, (4) following the early settlement of the purchase contracts as described under “Early Settlement of the Purchase Contracts at Your Option” below or (5) following certain events of our bankruptcy, insolvency or reorganization, potentially after a bankruptcy related delay as described under “Description of the Purchase Contracts—Termination.”

Holders of Corporate Units will be entitled to receive, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on June 1, 2021, distributions consisting of contract adjustment payments on the purchase contracts payable by us, subject to our right to defer contract adjustment payments as described below.

All such distributions by us may be payable in cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election, as described below.

The mandatory convertible preferred stock initially will not bear any dividends and the liquidation preference of the mandatory convertible preferred stock will not accrete. Following a successful remarketing of the mandatory convertible preferred stock, dividends may become payable on the mandatory convertible preferred stock at a dividend rate to be determined in connection with such successful remarketing, in which case the mandatory convertible preferred stock will bear dividends at such rate and become payable when, as and if declared by our board of directors, on March 1, 2024 (or, at our election in consultation with the remarketing agent in connection with a successful optional remarketing as described below, on each of December 1, 2023 and March 1, 2024).

All such dividends may be payable in cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election, as described below, as described in this prospectus supplement.

The Purchase Contracts

Settlement Rate	Each purchase contract that is a component of an Equity Unit obligates you to purchase, and obligates us to sell, on December 1, 2023, which we refer to as the “purchase contract settlement date,” for $100, a number of newly-issued shares of our common stock, which we call the “settlement rate.” The settlement rate, which will not exceed shares (the “maximum settlement rate”), will be determined over a 40 consecutive trading day period beginning on and including the 41st scheduled trading day immediately preceding the purchase contract settlement date (such 40 consecutive trading day period, the “market value averaging period”) and will be calculated by us as follows:

• if the applicable market value of our common stock is less than or equal to $ , which we refer to as the “reference price,” the settlement rate will be the maximum settlement rate; and

•   if the applicable market value of our common stock is greater than the reference price, the settlement rate will be a number of shares of our common stock equal to $100 divided by the applicable market value.

The reference price initially equals the closing price of our common stock on The New York Stock Exchange on the pricing date for this offering.

The “applicable market value” of our common stock means the average of the daily VWAPs of our common stock during the market value averaging period.

The “daily VWAP” of our common stock means, for each relevant trading day, the per share volume weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NI <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

A “trading day” means (a) a day (i) on which The New York Stock Exchange, or, if our common stock is not then listed on The New York Stock Exchange, the principal exchange or quotation system on which our common stock is listed or admitted for trading, is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, as defined in “Description of the Purchase Contracts—Purchase of Common Stock,” or (b) if our common stock is not so listed or admitted for trading, a “trading day” means a business day.

The settlement rate is subject to adjustment under certain circumstances if you elect to settle your purchase contract early, as described under “Early Settlement of the Purchase Contracts at Your Option” below. In addition, the maximum settlement rate and reference price are subject to adjustment for certain dilutive events as described in this prospectus supplement.

Contract Adjustment Payments

Under the purchase contracts, we will be obligated to pay quarterly contract adjustment payments at the rate of     % per year on the stated amount of $100 per Equity Unit. Contract adjustment payments will accrue from the date of original issuance of the Corporate Units and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on June 1, 2021.

Upon proper notice from us to the depositary and holders of Equity Units, we may elect to pay contract adjustment payments on the purchase contracts in cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to make any contract adjustment payment, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average of the daily VWAPs per share of our common stock over the five consecutive trading day period ending on the second trading day immediately preceding the applicable payment date (the “five-day average price”), multiplied by 97%.

We have the right to defer the payment of contract adjustment payments until no later than the purchase contract settlement date; provided that upon a fundamental change early settlement or any other early settlement of any purchase contract, each as described in this prospectus supplement, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon) on such purchase contract to, but excluding, the fundamental change early settlement date or to, but excluding, the quarterly payment date immediately preceding such other early settlement date, as applicable. Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of % per year until paid, compounded quarterly, to, but excluding, the payment date.

If we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock (including the mandatory convertible preferred stock), (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the contract adjustment payments, or (3) make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments, subject to the exceptions set forth under “Description of the Purchase Contracts—Contract Adjustment Payments.”

Upon our bankruptcy, insolvency or reorganization, holders of our Equity Units will have no claims against us or our estate for any accrued and unpaid (including any deferred) contract adjustment payments.

Treasury Units	A Treasury Unit is a unit created from a Corporate Unit and consists of a purchase contract and a 1/10th undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on or prior to December 1, 2023 (e.g., CUSIP No. 9128206B8), which we refer to as a “Treasury security.”

The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligations under the related purchase contract.

Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us as described above, subject to our right to defer contract adjustment payments. If dividends become payable on the mandatory convertible preferred stock in connection with a successful remarketing, the holders of Treasury Units or Cash Settled Units that continue to hold the shares of mandatory convertible preferred stock that were released to them when such Treasury Units or Cash Settled Units were created, will receive, when, as and if declared by our board of directors, a dividend payment on their separate shares of mandatory convertible preferred stock on March 1, 2024 (or, at our election in consultation with the remarketing agent in connection with a successful optional remarketing as described below, on each of December 1, 2023 and March 1, 2024) if they continue to hold such shares.

Creating Treasury Units and Recreating Corporate Units

Subject to certain exceptions described in this prospectus supplement, each holder of Corporate Units will have the right, at any time other than during a blackout period (as defined below), to substitute for the related mandatory convertible preferred stock held by the collateral agent Treasury securities in an aggregate principal amount at maturity equal to $1,000 multiplied by the number of shares of the mandatory convertible preferred stock for which substitution is being made. Because the mandatory convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. This substitution will create Treasury Units, and the related shares of mandatory convertible preferred stock will be released to the holder and be tradable separately from the Treasury Units. After a successful remarketing, holders of Corporate Units may not create Treasury Units.

In addition, subject to certain exceptions described in this prospectus supplement, each holder of Treasury Units will have the right, at any time other than during a blackout period, to substitute for the related Treasury securities held by the collateral agent a number of shares of mandatory convertible preferred stock with a per share $1,000 liquidation preference equal to the aggregate principal amount at maturity of the Treasury securities with respect to which substitution is being made divided by $1,000. Because the mandatory convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Treasury Units may make this substitution only in integral multiples of 10 Treasury Units. This substitution will recreate Corporate Units, and the collateral agent will release from the pledge the related Treasury securities. After a successful remarketing, holders of Treasury Units may not recreate Corporate Units.

“Blackout period” means (i) if we elect to conduct an optional remarketing, the period from 4:00 p.m., New York City time, on the second business day immediately preceding the first day of any optional remarketing period until the settlement date of such remarketing or the date we announce that no successful optional remarketing has occurred during the optional remarketing period, (ii) following any successful remarketing (unless a condition precedent set forth in the remarketing agreement is not fulfilled prior to the scheduled settlement date for such remarketing), (iii) the period from 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period until 9:00 a.m., New York City time, on the business day immediately succeeding the last day of the final remarketing period, and (iv) the period from and after 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date.

Cash Settled Units	Subject to certain exceptions described in this prospectus supplement, each holder of Corporate Units will have the right, during a period specified in this prospectus supplement preceding the first day of the final remarketing period, to substitute for the related convertible preferred stock held by the collateral agent cash in an amount equal to $1,000 multiplied by the number of shares of the mandatory convertible preferred stock for which substitution is being made. Because the mandatory convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. This substitution will create Cash Settled Units, and the share(s) of mandatory convertible preferred stock will be released to the holder and be tradable separately from the Corporate Units.

A holder of Treasury Units may not create Cash Settled Units, and a holder of Cash Settled Units may not create Treasury Units. Subject to certain exceptions described in this prospectus supplement, if no successful remarketing occurs during the final remarketing period, each holder of Cash Settled Units will have the right, at any time from and after 9:00 a.m., New York City time, on the business day immediately succeeding the last day of the final remarketing period, until 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, to substitute for the related cash held by the collateral agent a number of shares of mandatory convertible preferred stock with a liquidation preference equal to the aggregate amount of cash with respect to which substitution is being made. Because the mandatory convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Cash Settled Units may make this substitution only in integral multiples of 10 Cash Settled Units. This substitution will recreate Corporate Units, and the collateral agent will release from the pledge the related cash and substitute the mandatory convertible preferred stock. After a successful remarketing, holders of Cash Settled Units may not recreate Corporate Units.

Early Settlement of the Purchase Contracts at Your Option

You can elect to settle a purchase contract for cash at any time prior to 4:00 p.m., New York City time, on the scheduled trading day immediately preceding the first day of the market value averaging period, other than during a blackout period, subject to certain exceptions and conditions described under “Description of the Purchase Contracts—Early Settlement” in this prospectus supplement. Upon early settlement of any purchase contracts, except following a fundamental change as described below, we will deliver a number of newly-issued shares of our common stock determined over a forty consecutive trading day period beginning on the trading day immediately following the day you exercise this right, which we refer to as the “early settlement averaging period.” The number of shares of our common stock we will deliver will equal 85% of the number of shares of our common stock that would be deliverable for each purchase contract as described in “—Settlement Rate” above as if the applicable market value were the average of the daily VWAPs of our common stock during the early settlement averaging period.

In addition, upon the occurrence of a “fundamental change” as defined in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” you will have the right, subject to certain exceptions and conditions described in this prospectus supplement, to settle your purchase contracts early at the settlement rate determined as described above under “Settlement Rate” (and not at a reduced rate as described in the immediately preceding paragraph), but over a market value averaging period as described in this prospectus supplement, plus an additional make-whole amount of shares determined as described in this prospectus supplement. See “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

Holders of Corporate Units and Treasury Units may settle early or exercise the fundamental change early settlement right, as applicable, only in integral multiples of 10 Corporate Units or 10 Treasury Units, as applicable.

Satisfying Your Payment Obligations under the Purchase Contracts	As a holder of Corporate Units, Treasury Units or Cash Settled Units, you may satisfy your obligation to pay the aggregate purchase price for our common stock under the purchase contracts as follows:

•   through the automatic application of the proceeds of a successful remarketing of the mandatory convertible preferred stock during a final remarketing period, in the case of Corporate Units, in the manner described in this prospectus supplement;

•   through the automatic application of the proceeds of the Treasury securities, in the case of a Treasury Unit, the cash held by the collateral agent, in the case of a Cash Settled Unit, or the proceeds from the Treasury portfolio if it has replaced the mandatory convertible preferred stock underlying the Corporate Units in a successful optional remarketing;

• through early settlement of your purchase contracts in the manner described in this prospectus supplement; or

•   through the automatic delivery to us, by the collateral agent, of your mandatory convertible preferred stock pledged to us held as part of Corporate Units as described below if no successful remarketing has occurred prior to the purchase contract settlement date and none of the above events has taken place.

Termination	The purchase contracts and our rights and obligations and the rights and obligations of the holders of the Corporate Units, Treasury Units and Cash Settled Units under the purchase contracts will terminate without any further action upon certain events of bankruptcy, insolvency or reorganization involving us (and not, for the avoidance of doubt, a bankruptcy, insolvency or reorganization involving only our subsidiaries), which we refer to as “termination events.”

The Mandatory Convertible Preferred Stock

No Dividends	The mandatory convertible preferred stock will initially not bear any dividends and the liquidation preference of the mandatory convertible preferred stock will not accrete.

Dividends Following a Successful Remarketing

In connection with a successful remarketing of the mandatory convertible preferred stock, dividends may become payable on the mandatory convertible preferred stock. Following a successful remarketing of the mandatory convertible preferred stock, dividends may become payable on the $1,000 liquidation preference per share of the mandatory convertible preferred stock, when, as and if declared by our board of directors out of funds legally available for the payment of dividends, at a dividend rate to be determined in connection with such successful remarketing, on March 1, 2024 (or, at our election in consultation with the remarketing agent in connection with a successful optional remarketing, on each of December 1, 2023 and March 1, 2024).

We may elect to pay dividends on the mandatory convertible preferred stock in cash, shares of our common stock, or a combination of cash and shares of our common stock. If our board of directors, or an authorized committee thereof, elects to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the applicable five-day average price, multiplied by 97%.

Cumulative dividends, if any, on the mandatory convertible preferred stock will only be paid when, as and if declared by our board of directors. Dividends, if any, on the mandatory convertible preferred stock will accumulate from the applicable remarketing settlement date, and will accumulate even if any of our agreements prohibit the current payment of dividends, we do not have earnings or funds legally available to pay such dividends or we do not declare the payment of dividends. Any accumulated and unpaid dividends will accrue additional dividends at the applicable dividend rate until paid, compounded quarterly, to, but excluding, the payment date. We may declare and pay accumulated and unpaid dividends (including compounded dividends thereon) on a payment date in cash, shares of our common stock, or a combination thereof, as described above.

So long as any share of the mandatory convertible preferred stock remains outstanding, unless all accumulated and unpaid dividends (including compounded dividends thereon), if any, for all preceding dividend periods have been declared and paid, or a sufficient sum or number of shares of common stock has been set apart for the payment of such dividends upon, all outstanding shares of mandatory convertible preferred stock, we will not: (i) declare and pay dividends on any capital stock ranking, as to dividends, on parity with or junior to the mandatory convertible preferred stock; (ii) redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, any capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the mandatory convertible preferred stock; or (iii) make any contract adjustment payments or any payment under any agreement similar to that of the purchase contract and pledge agreement, subject to certain exceptions. See “Description of the Mandatory Convertible Preferred Stock—Dividends.”

Mandatory Conversion Date	The second business day immediately following the last trading day of the mandatory averaging period (as defined herein). The mandatory conversion date is expected to be March 1, 2024.

Ranking	The mandatory convertible preferred stock will rank, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•   senior to (i) our common stock and (ii) any other class or series of our capital stock established after the first original issue date of shares of the mandatory convertible preferred stock, the terms of which do not expressly provide that such class or series ranks on parity with the mandatory convertible preferred stock or senior to the mandatory convertible preferred stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution, as the case may be;

•   on parity with (i) our Series A Preferred Stock, our Series B Preferred Stock and our Series B-1 Preferred Stock and (ii) any other class or series of our capital stock established after the first original issue date of shares of the mandatory convertible preferred stock, the terms of which expressly provide that such class or series will rank on parity with the mandatory convertible preferred stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution, as the case may be;

•   junior to any other class or series of our capital stock established after the first original issue date of shares of the mandatory convertible preferred stock the terms of which expressly provide that such class or series will rank senior to the mandatory convertible preferred stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution, as the case may be; and

• junior to our existing and future indebtedness and other liabilities (including trade payables).

In the case of our liquidation, dissolution or winding up, holders of the mandatory convertible preferred stock will not have the right to receive any payment or distribution unless all of our liabilities are first paid in full and the priority of any senior stock is satisfied. It is possible a bankruptcy court may not respect the priority of the mandatory convertible preferred stock. See “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—It is possible that a bankruptcy court may rank any claims under the mandatory convertible preferred stock equally with or below the claims of holders of common stock and that you may receive no recovery on your claims.”

We currently have no capital stock outstanding that is senior to the mandatory convertible preferred stock. We currently have 420,000 shares of outstanding preferred stock that is on parity with the mandatory convertible preferred stock, consisting of 400,000 shares of Series A Preferred Stock representing $400 million of aggregate liquidation preference (not taking into account any accumulated and unpaid dividends) and 20,000 shares of Series B Preferred Stock representing $500 million of aggregate liquidation preference (not taking into account accumulated and unpaid dividends). We own all of the equity interest of our subsidiaries. As of March 31, 2021, we had approximately $9,572 million principal amount of outstanding indebtedness on an unconsolidated basis, all of which is senior in right of payment to the mandatory convertible preferred stock. In addition, the mandatory convertible preferred stock will be structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and any preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the mandatory convertible preferred stock would have any claims to those assets. As of March 31, 2021, our subsidiaries had approximately $279.5 million principal amount of outstanding indebtedness.

Liquidation Preference	If we liquidate, dissolve or wind up, holders of shares of the mandatory convertible preferred stock will have the right to receive $1,000 per share of the mandatory convertible preferred stock, plus accumulated and unpaid dividends, if any (whether or not authorized or declared) up to, but excluding, the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the mandatory convertible preferred stock as to liquidation rights, but subject to the prior payment in full of all of our liabilities and the preferences of any senior stock. It is possible a bankruptcy court may not respect the priority of the mandatory convertible preferred stock. See “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—It is possible that a bankruptcy court may rank any claims under the mandatory convertible preferred stock equally with or below the claims of holders of common stock and that you may receive no recovery on your claims.”

Limited Voting Rights	Holders of shares of the mandatory convertible preferred stock will have no voting rights with respect to the mandatory convertible preferred stock, except with respect to certain amendments to the terms of the mandatory convertible preferred stock, in certain other limited circumstances and except as specifically required or recommended by applicable Delaware law, the NYSE listing rules or by our amended and restated certificate of incorporation. Holders will have no right to vote for any members of our board of directors, except as required or recommended by Delaware law or the NYSE listing rules. See “Description of the Mandatory Convertible Preferred Stock—Limited Voting Rights.”

Remarketing Failure	As more fully described under “—Mandatory Conversion” and “—Remarketing the Mandatory Convertible Preferred Stock” below, if a successful remarketing of the mandatory convertible preferred stock has not occurred on or prior to the last day of the final remarketing period (as described more fully herein, a “Remarketing Failure”), with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, you will not receive any shares of our common stock upon automatic conversion of any such shares of mandatory convertible preferred stock on the mandatory conversion date.

Mandatory Conversion

Unless a Remarketing Failure has occurred, upon conversion on the mandatory conversion date, each outstanding share of the mandatory convertible preferred stock, unless previously converted, will automatically convert into a number of shares of our common stock equal to not more than                  shares of our common stock, or the “maximum conversion rate”, and not less than                  shares of our common stock, or the “minimum conversion rate”, depending on the mandatory settlement value of our common stock, as described below, and subject to certain anti-dilution adjustments. If a Remarketing Failure has previously occurred, with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, no shares of our common stock will be delivered upon automatic conversion of such shares and each such share of mandatory convertible preferred stock will be automatically transferred to us on the mandatory conversion date without any payment of cash or shares of our common stock thereon.

The “mandatory settlement value” of our common stock means the average of the daily VWAPs of our common stock during the mandatory averaging period. The “mandatory averaging period” means the 40 consecutive trading day period commencing on, and including, the 41st scheduled trading day immediately preceding March 1, 2024. Unless a Remarketing Failure has occurred, the conversion rate will be calculated by us as described under “Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion,” and, in such case, the following table illustrates the conversion rate per share of the mandatory convertible preferred stock, subject to certain anti-dilution adjustments.

	Assumed mandatory settlement value of our common stock	Conversion rate (number of shares of our common stock issuable upon conversion of each share of the mandatory convertible preferred stock)
	Greater than the threshold appreciation price	shares of common stock
	Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between and shares of common stock, determined by dividing $1,000 by the mandatory settlement value
	Less than the initial price	shares of common stock

The “initial price” is calculated by dividing $1,000 by the maximum conversion rate of         shares of common stock, and initially is approximately equal to the closing price of our common stock on The New York Stock Exchange on the pricing date for this offering.

The “threshold appreciation price” is calculated by dividing $1,000 by the minimum conversion rate of         shares of common stock, and initially is approximately equal to $         , which represents an approximately     % appreciation over the reference price. If dividends become payable on the mandatory convertible preferred stock in connection with a successful remarketing and we declare a dividend for the dividend period ending on, but excluding, March 1, 2024, we will pay such dividend to the holders of record as of the immediately preceding regular record date. If dividends become payable in connection with a successful remarketing and on or prior to March 1, 2024 we have not declared all or any portion of the accumulated and unpaid dividends on the mandatory convertible preferred stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to (i) the amount of such accumulated and unpaid dividends that have not been declared (such amount, the “mandatory conversion additional conversion amount”), divided by (ii) the greater of (A) $         , which amount represents approximately 35% of the initial price (subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each conversion rate) (the “floor price”) and (B) 97% of the applicable five-day average price (calculated using March 1, 2024 as the applicable dividend date). To the extent that the mandatory conversion additional conversion amount exceeds the product of the number of additional shares and 97% of the applicable five-day average price, we will, if we are able to do so under applicable Delaware law, declare and pay such excess amount in cash pro rata to the holders of the mandatory convertible preferred stock. To the extent that we are not able to pay such excess amount in cash under applicable Delaware law, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount.

In connection with a successful remarketing of the mandatory convertible preferred stock, the minimum conversion rate of the mandatory convertible preferred stock may be increased as described below under “—Terms of Remarketed Mandatory Convertible Preferred Stock.”

Early Conversions

Holders of Corporate Units do not have the right to convert their ownership interests in the mandatory convertible preferred stock that are a part of such Corporate Units. Only shares of mandatory convertible preferred stock that are not a part of Corporate Units may be converted. Holders of such separate shares of mandatory convertible preferred stock that are not a part of Corporate Units may convert their shares at their option prior to December 1, 2023 only upon the occurrence of a fundamental change.

In order for a holder of Corporate Units to separate their mandatory convertible preferred stock from the purchase contracts to convert the mandatory convertible preferred stock following a fundamental change, the holder must either (1) create Treasury Units or (2) settle the related purchase contracts early with separate cash, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below.

Conversion at the Option of the Holder Upon a Fundamental Change

If a fundamental change occurs, unless a Remarketing Failure has occurred, holders of the mandatory convertible preferred stock will have the right, prior to the applicable fundamental change conversion deadline (as defined under “Description of the Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change”), to convert their separate shares of mandatory convertible preferred stock, in whole or in part (but in no event less than one share of the mandatory convertible preferred stock), into shares of our common stock as described in “Description of the Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change”.

There will be no make-whole amount of shares or increase to the conversion rate for conversions of the mandatory convertible preferred stock in connection with a fundamental change, except for the limited case where the “stock price” (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) for such fundamental change is less than $         per share of our common stock (subject to adjustment in certain circumstances), which initially equals the initial price of the mandatory convertible preferred stock.

Early Conversion at the Option of the Holder

Other than in connection with a fundamental change, on or after December 1, 2023 and unless there has been a Remarketing Failure, holders of shares of mandatory convertible preferred stock have the right to convert their mandatory convertible preferred stock, in whole or in part (but in no event less than one share of mandatory convertible preferred stock), at any time prior to March 1, 2024 (an “early conversion”), into shares of our common stock at the minimum conversion rate of shares of our common stock per share of mandatory convertible preferred stock.

Remarketing the Mandatory Convertible Preferred Stock

Unless a termination event has occurred, we may elect, at our option, to remarket the mandatory convertible preferred stock during a period (which we refer to as the “optional remarketing window”) beginning on and including September 1, 2023 and ending on and including November 3, 2023. Any remarketing in the optional remarketing window will occur during a fifteen-business day remarketing period (which we refer to as an “optional remarketing period”) consisting of fifteen sequential possible remarketing dates selected by us and will include the shares of mandatory convertible preferred stock underlying the Corporate Units and separate shares of mandatory convertible preferred stock whose holders have elected to participate in the remarketing as described under “Description of the Mandatory Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units.” We may attempt remarketings during multiple optional remarketing periods in the optional remarketing window so long as we give to the depositary at least 15 calendar days’ notice prior to the first day of any optional remarketing period as described below. We refer to a remarketing that occurs during an optional remarketing period as an “optional remarketing” and the date we price the mandatory convertible preferred stock offered in an optional remarketing as the “optional remarketing date.”

If we elect to conduct an optional remarketing, we and the remarketing agent will use our reasonable best efforts to remarket and price the mandatory convertible preferred stock. For the avoidance of doubt, and without limiting the generality of the foregoing, we and our board of directors will accept the terms of a successful optional remarketing if the closing price of our common stock at the time of the remarketing is above the threshold appreciation price of the mandatory convertible preferred stock (as defined under “Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion”). In order for such optional remarketing to be successful, the remarketing agent must obtain, and the optional remarketing will be considered successful if the remarketing agent is able to obtain, a price (i) for shares of mandatory convertible preferred stock that are components of Corporate Units equal to at least 100% of the aggregate Treasury portfolio purchase price (as defined in “Description of the Purchase Contracts—Optional Remarketing”) and (ii) for remarketed shares of mandatory convertible preferred stock that are not included in Corporate Units, equal to the separate convertible preferred stock purchase price (as defined in “Description of the Mandatory Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units”), which will be the same price, on a per share basis, as shares of mandatory convertible preferred stock included in Corporate Units. To obtain that price, (a) dividends may become payable on the mandatory convertible preferred stock and/or (b) if the closing price of our common stock on the pricing date for a successful remarketing is less than or equal to the initial price, the minimum conversion rate of the mandatory convertible preferred stock will be increased to an amount equal to $1,000 divided by         % of the closing price on such date (rounded to the nearest ten-thousandth of a share), each as described under “Description of the Mandatory Convertible Preferred Stock—Terms of Remarketed Mandatory Convertible Preferred Stock.” The dividend rate and/or increased minimum conversion rate will be a fixed dividend rate and/or minimum conversion rate (subject to adjustment in certain circumstances) determined by our board of directors, after consultation with the remarketing agent, as the rate(s) the mandatory convertible preferred stock should bear and the terms the mandatory convertible preferred stock should include in order for the net remarketing proceeds to equal at least the sum of (x) 100% of the purchase price of the Treasury portfolio and (y) the separate mandatory convertible preferred stock purchase price for shares of mandatory convertible preferred stock that are not included in Corporate Units whose holders have elected to participate in the remarketing. We will not decrease the dividend rate or the minimum conversion rate, or change the maximum conversion rate, in connection with a successful optional remarketing of the mandatory convertible preferred stock.

Notwithstanding the foregoing, in no event will the increased minimum conversion rate for the mandatory convertible preferred stock exceed the then-current maximum conversion rate of the mandatory convertible preferred stock (which is         initially         shares of common stock and is subject to adjustment as set forth under “Description of the Mandatory Convertible Preferred Stock— Anti-dilution Adjustments”).

We will request that the depositary notify its participants holding Corporate Units, Treasury Units, and separate shares of mandatory convertible preferred stock of our election to conduct an optional remarketing no later than 15 calendar days prior to the date we begin such optional remarketing.

If the optional remarketing is successful:

•   the modifications, if any, made to the terms of the mandatory convertible preferred stock in connection with the optional remarketing as described above will become effective on the settlement date for such optional remarketing;

•   if dividends become payable on the mandatory convertible preferred stock, such dividends will be payable on March 1, 2024 (or, at our election in consultation with the remarketing agent, on each of December 1, 2023 and March 1, 2024) at the applicable dividend rate (as such dividend rate may be determined in connection with such remarketing) when, as and if declared by our board of directors;

•   the portion of the proceeds from the remarketing attributable to shares of mandatory convertible preferred stock that were components of Corporate Units that is equal to the “Treasury portfolio purchase price,” as defined in “Description of the Purchase Contracts— Optional Remarketing,” will automatically be applied to purchase the Treasury portfolio, and any remaining proceeds will be promptly remitted to the holder after the optional remarketing settlement date; and

•   the proceeds from the remarketing attributable to holders of separate shares of mandatory convertible preferred stock who elected to participate in the remarketing will be remitted by the remarketing agent to the custodial agent for distribution to such holders on the optional remarketing settlement date.

The “Treasury portfolio” is a portfolio of U.S. Treasury securities consisting of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to $1,000 multiplied by the number of shares of the mandatory convertible preferred stock included in the Corporate Units on the optional remarketing date.

The Treasury portfolio will be substituted for the shares of mandatory convertible preferred stock that are components of the Corporate Units and such Treasury securities will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations under the purchase contracts. When paid at maturity, an amount of the Treasury portfolio equal to $1,000 multiplied by the aggregate number of substituted shares of mandatory convertible preferred stock will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase our common stock under the purchase contracts on the purchase contract settlement date. See “Description of the Purchase Contracts—Remarketing” in this prospectus supplement.

If we do not elect to conduct an optional remarketing, or no optional remarketing succeeds for any reason, the terms of the mandatory convertible preferred stock will not be modified and the shares of mandatory convertible preferred stock (other than separate shares of mandatory convertible preferred stock) will continue to be components of Corporate Units and we and the remarketing agent will use reasonable best efforts to remarket and price the mandatory convertible preferred stock during the final remarketing period as described below.

If the mandatory convertible preferred stock has not been successfully remarketed in the optional remarketing window, a termination event has not previously occurred and you do not create a Cash Settled Unit or a Treasury Unit as described in this prospectus supplement, the mandatory convertible preferred stock that is part of your Corporate Units, together with any separate shares of mandatory convertible preferred stock that have been submitted for remarketing, will be remarketed during a five-business day remarketing period beginning on, and including, November 13, 2023, and ending on, and including, November 17, 2023 (the ninth business day immediately preceding the purchase contract settlement date). We refer to this period as the “final remarketing period,” a remarketing that occurs during this period as a “final remarketing,” and the date we price the mandatory convertible preferred stock offered in a final remarketing as the “final remarketing date.”

The remarketing agent will remarket the mandatory convertible preferred stock underlying the Corporate Units and any separate shares of mandatory convertible preferred stock whose holders have elected to participate in the remarketing, during each business day of the final remarketing period until the remarketing is successful.

We and the remarketing agent will use our reasonable best efforts to remarket and price the mandatory convertible preferred stock during the final remarketing period. For the avoidance of doubt, and without limiting the generality of the foregoing, we and our board of directors will accept the terms of a successful final remarketing if the closing price of our common stock at the time of the remarketing is above the threshold appreciation price of the mandatory convertible preferred stock. The remarketing will be considered successful if the remarketing agent is able to obtain a price that results in proceeds of at least $1,000 multiplied by the aggregate number of shares of the mandatory convertible preferred stock being remarketed. To obtain that price, (a) dividends may become payable on the mandatory convertible preferred stock and/or (b) if the closing price of our common stock on the pricing date for a successful remarketing is less than or equal to the initial price, the minimum conversion rate of the mandatory convertible preferred stock will be increased to an amount equal to $1,000 divided by         % of the closing price on such date (rounded to the nearest ten-thousandth of a share), each as described under “Description of the Mandatory Convertible Preferred Stock—Terms of Remarketed Mandatory Convertible Preferred Stock.” The dividend rate and/or increased minimum conversion rate will be a fixed dividend rate and/or minimum conversion rate (subject to adjustment in certain circumstances) determined by our board of directors, after consultation with the remarketing agent, as the rate(s) the mandatory convertible preferred stock should bear and the terms the mandatory convertible preferred stock should include in order for the net remarketing proceeds to equal at least $1,000 multiplied by the number of shares of mandatory convertible preferred stock being remarketed. We will not decrease the dividend rate or the minimum conversion rate, or change the maximum conversion rate, in connection with a successful final remarketing of the mandatory convertible preferred stock.

Notwithstanding the foregoing, in no event will the increased minimum conversion rate for the mandatory convertible preferred stock exceed the then-current maximum conversion rate of the mandatory convertible preferred stock (which is         initially         shares of common stock and is subject to adjustment as set forth under “Description of the Mandatory Convertible Preferred Stock— Anti-dilution Adjustments”).

We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of mandatory convertible preferred stock of the final remarketing as described in this prospectus supplement.

If the final remarketing is successful:

•   the modifications, if any, made to the terms of the mandatory convertible preferred stock in connection with the final remarketing as described above will become effective on the settlement date for such final remarketing;

•   if dividends become payable on the mandatory convertible preferred stock, such dividends will be payable on March 1, 2024 at the applicable dividend rate (as such dividend rate may be determined in connection with such remarketing) when, as and if declared by our board of directors;

•   a portion of the proceeds from the remarketing equal to $1,000 multiplied by the aggregate number of shares of the mandatory convertible preferred stock underlying Corporate Units that were remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date, and any remaining proceeds will be promptly remitted to the holder after the final remarketing settlement date; and

•   the proceeds from the remarketing attributable to holders of separate shares of mandatory convertible preferred stock who elected to participate in the remarketing will be remitted by the remarketing agent to the custodial agent for distribution to such holders on the final remarketing settlement date; and

If the mandatory convertible preferred stock has not been successfully remarketed on or prior to the last day of the final remarketing period, (i) with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, no shares of our common stock will be deliverable upon automatic conversion of such shares of mandatory convertible preferred stock on the mandatory conversion date, (ii) the mandatory convertible preferred stock will continue not to bear dividends, (iii) other terms of the mandatory convertible preferred stock will not be modified, (iv) holders of Treasury Units and Cash Settled Units can recreate Corporate Units from and after 9:00 a.m., New York City time, on the business day immediately succeeding the last day of the final remarketing period, until 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date and (v) all shares of the mandatory convertible preferred stock held as part of Corporate Units will be automatically delivered to us on the purchase contract settlement date in full satisfaction of the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date, as described under “—Automatic Settlement upon Failed Final Remarketing” below.

We refer to each optional remarketing and the final remarketing described above as a “remarketing.”

During the applicable blackout period relating to a remarketing, you may not settle a purchase contract early, you may not create Treasury Units and you may not recreate Corporate Units from Treasury Units or Cash Settled Units.

Terms of Remarketed Mandatory Convertible Preferred Stock

In connection with a successful remarketing, (a) dividends may become payable on the mandatory convertible preferred stock and/or (b) if the closing price of our common stock on the pricing date for a successful remarketing is less than or equal to the initial price, the minimum conversion rate of the mandatory convertible preferred stock will be increased to an amount equal to $1,000 divided by         % of the closing price on such date (rounded to the nearest ten-thousandth of a share). The changes to the terms of the mandatory convertible preferred stock in connection with a successful remarketing, if any, will become effective on the settlement date of the remarketing, which will be, (i) in the case of an optional remarketing, the third business day following the optional remarketing date (or such other date as we and the remarketing agent agree upon) and (ii) in the case of a final remarketing, the third business day following the final remarketing date (or such other date as we and the remarketing agent agree upon, but in no event later than the purchase contract settlement date). The dividend rate and/or increased minimum conversion rate will be a fixed dividend rate and/or conversion rate (subject to adjustment in certain circumstances) determined by our board of directors, after consultation with the remarketing agent, as the rate(s) the mandatory convertible preferred stock should bear and the terms the mandatory convertible preferred stock should include in order for the net remarketing proceeds to equal (a) in the case of a final remarketing, at least $1,000 multiplied by the number of shares of mandatory convertible preferred stock being remarketed and (b) in the case of an optional remarketing, at least the sum of (x) 100% of the purchase price of the Treasury portfolio and (y) the separate mandatory convertible preferred stock purchase price for shares of mandatory convertible preferred stock that are not included in Corporate Units whose holders have elected to participate in the remarketing. We will not decrease the minimum conversion rate or the dividend rate, or change the maximum conversion rate, in connection with a successful remarketing of the mandatory convertible preferred stock.

Notwithstanding the foregoing, in no event will the increased minimum conversion rate for the mandatory convertible preferred stock exceed the then-current maximum conversion rate of the mandatory convertible preferred stock (which is         initially         shares of common stock and is subject to adjustment as set forth under “Description of the Mandatory Convertible Preferred Stock— Anti-dilution Adjustments”).

If the mandatory convertible preferred stock is not successfully remarketed, no terms of the mandatory convertible preferred stock will be changed, except that if a Remarketing Failure occurs, the conversion rate will be fixed at zero and, with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, no shares of common stock will be deliverable upon mandatory conversion of such shares of mandatory convertible preferred stock and such shares will be automatically transferred to us on the mandatory conversion date without payment or delivery of any cash or shares of our common stock or other consideration.

Election Not to Participate in the Remarketing	You may elect not to participate in any remarketing and to retain the mandatory convertible preferred stock underlying your Corporate Units by:

• creating Treasury Units or Cash Settled Units as described above; or

• settling purchase contracts early as described above.

Whether or not you participate in the remarketing, upon a successful remarketing or a Remarketing Failure, as applicable, your shares of mandatory convertible preferred stock will become subject to the modified provisions described under “Description of the Purchase Contracts—Remarketing” and “Description of the Mandatory Convertible Preferred Stock—Remarketing.”

There are risks associated with the creation of Treasury Units and Cash Settled Units or settling purchase contracts early, in particular if you continue to hold the separate shares of mandatory convertible preferred stock and a Remarketing Failure occurs. For a discussion of some of the risks related to the occurrence of a Remarketing Failure, see “Risk Factors—Risk Factors Relating to the Equity Units—If a Remarketing Failure occurs and you hold Treasury Units or Cash Settled Units and separate shares of mandatory convertible preferred stock, you must recreate Corporate Units in order to avoid losing your pledged Treasury securities or cash and being left with mandatory convertible preferred stock with little economic value”, “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—If a Remarketing Failure occurs, the mandatory convertible preferred stock will not convert into any shares of our common stock and will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon” and “Risk Factors—Risk Factors Relating to the Equity Units—Because the Equity Units and mandatory convertible preferred stock will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the Equity Units and mandatory convertible preferred stock and exercise their rights and remedies.”

Participation in a Remarketing by Holders of Separate Shares of Mandatory Convertible Preferred Stock

Holders of shares of mandatory convertible preferred stock that are not part of the Corporate Units may elect, in the manner described in this prospectus supplement, to have their shares remarketed by the remarketing agent along with the shares included in the Corporate Units. See “Description of the Mandatory Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units.” Such holders may also participate in any remarketing by recreating Corporate Units from Treasury Units at any time other than during a blackout period, as described under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for Mandatory Convertible Preferred Stock.” Whether or not you participate in the remarketing, upon a successful remarketing or a Remarketing Failure, as applicable, your shares of mandatory convertible preferred stock will become subject to the modified provisions described under “Description of the Purchase Contracts—Remarketing” and “Description of the Mandatory Convertible Preferred Stock—Remarketing.”

Automatic Settlement upon Failed Final Remarketing

If the mandatory convertible preferred stock has not been successfully remarketed on or prior to the last day of the final remarketing period, all shares of the mandatory convertible preferred stock held as part of Corporate Units will be delivered to us on the purchase contract settlement date in full satisfaction of the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date unless the holder separately cash settles the purchase contracts as described below.

The ownership interest in the mandatory convertible preferred stock underlying a Corporate Unit will be automatically delivered to us, thereby satisfying such holder’s obligations to us under the related purchase contracts in full, unless, prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice to the purchase contract agent of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $1,000 in cash per 10 purchase contracts. Holders of Corporate Units may settle their purchase contracts with separate such cash only in integral multiples of 10 Corporate Units.

If a Remarketing Failure occurs, with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, no shares of our common stock will be delivered upon automatic conversion of such shares of mandatory convertible preferred stock and each such share of mandatory convertible preferred stock will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon. If you had created Treasury Units or Cash Settled Units in advance of the final remarketing period and a Remarketing Failure occurs, you will have from 9:00 a.m., New York City time, on the business day immediately succeeding the last day of the final remarketing period until 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date to recreate Corporate Units with separate shares of mandatory convertible preferred stock, in order for such shares to be automatically applied in satisfaction of your obligations under the related purchase contracts as described above. If you do not recreate Corporate Units during this period, your pledged Treasury securities or cash, as the case may be, will be used to satisfy your obligations under the related purchase contracts, and, if you hold shares of separate mandatory convertible preferred stock, those shares will no longer convert into common stock and will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of common stock thereon.

Miscellaneous

Listing of the Units	We intend to apply for listing of the Corporate Units on The New York Stock Exchange and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “ ,” but there is no guarantee that such listing will be approved.

United States and Federal Income and Estate Tax Consequences	For a summary of material United States federal income and estate tax consequences relating to an investment in the Equity Units, see “Material U.S. Federal Income and Estate Tax Consequences.”

Form and Book-Entry System

The Corporate Units, Treasury Units and Cash Settled Units will be issued in certificated form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, and evidenced by one or more global securities held in certificated form. Except under limited circumstances, a beneficial owner will not be entitled to receive physical delivery of securities certificates.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying base prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” beginning on page S-32 of this prospectus supplement before deciding whether to invest in the Equity Units.

Use of Proceeds	The aggregate net proceeds to us from the sale of the Equity Units, after deducting the underwriting discounts but before deducting our other fees and expenses related to the offering, will be approximately $ .

We intend to use the net proceeds from this offering for renewable generation investments and general corporate purposes, including additions to working capital and repayment of existing indebtedness. This offering is consistent with meeting our near and long-term financial plan. The Equity Unit structure of this offering allows us to retain share price upside while aligning the expected proceeds with our renewable investment needs. This offering is expected to satisfy all of our anticipated discrete equity needs through 2024 (except for issuances under our existing programmatic “at-the-market offering” program) and eliminates the need for the discrete (block) equity issuance we originally planned for calendar years 2022 or 2023. See “Use of Proceeds” on page S-51.

THE OFFERING—EXPLANATORY DIAGRAMS

The following diagrams illustrate some of the key features of the Corporate Units and Treasury Units as well as the transformation of Corporate Units into Treasury Units and separate shares of mandatory convertible preferred stock.

The following diagrams assume that the mandatory convertible preferred stock is successfully remarketed during the final remarketing period.

Corporate Units

A Corporate Unit initially consists of two components as described below:

Purchase Contract	1/10th Ownership Interest in a Share of Mandatory Convertible Preferred Stock(1)

(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date (December 1, 2023) + Contract Adjustment Payments % per annum paid quarterly(2)	(Owed to Holder) No dividends(3) (following a successful remarketing, dividends may become payable)

(Owed to Us) $100 for such Corporate Unit at Purchase Contract Settlement Date (December 1, 2023)

(Owed to Holder)

Upon mandatory conversion

on or around March 1, 2024, a

number of shares of our common

stock not more than                  shares

of our common stock and not less

than                  shares of our common

stock, depending on the mandatory

settlement value of our common stock (4)(5)

(1)

The holder of a Corporate Unit owns the 1/10th undivided beneficial ownership interest in the share of mandatory convertible preferred stock that forms a part of the Corporate Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. If the Treasury portfolio has replaced the mandatory convertible preferred stock as a result of a successful optional remarketing prior to the final remarketing period, the applicable ownership interests in the Treasury portfolio will replace the interest in the mandatory convertible preferred stock as a component of the Corporate Unit. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, the proceeds from the applicable ownership interest in the Treasury portfolio will be used to satisfy the holder’s obligation under the related purchase contract.

(2)	Contract adjustment payments may be deferred as described in this prospectus supplement, and may be paid, at our election, in cash, shares of our common stock, or a combination thereof.
(3)

The mandatory convertible preferred stock will initially not bear any dividends and the liquidation preference of the mandatory convertible preferred stock will not accrete. In connection with a successful remarketing of the mandatory convertible preferred stock, dividends may become payable on the mandatory convertible preferred stock, when, as and if declared by our board of directors out of funds legally available for the payment of dividends, at a dividend rate to be determined in connection with such successful remarketing, on March 1, 2024 (or, at our election in consultation with the remarketing agent in connection with a successful optional remarketing, on each of December 1, 2023 and March 1, 2024). Any such dividends following a successful remarketing may be paid, at our election, in cash, shares of our common stock, or a combination thereof.

(4)

The “mandatory settlement value” of our common stock means the average of the daily VWAPs of our common stock during the 40 consecutive trading day period commencing on, and including, the 41st scheduled trading day immediately preceding March 1, 2024.

(5)

If no successful remarketing of the mandatory convertible preferred stock has occurred on or prior to the last day of the final remarketing period, resulting in a Remarketing Failure, with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, no shares of our common stock will be delivered upon the automatic conversion of such shares of mandatory convertible preferred stock and each such share of mandatory convertible preferred stock will be automatically transferred to us on the mandatory conversion date without any payment of cash or shares of our common stock thereon.

Treasury Units

A Treasury Unit consists of two components as described below(1):

Purchase Contract	1/10th Ownership Interest in Treasury Security(2)

(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date (December 1, 2023) + Contract Adjustment Payments % per annum paid quarterly(3)

(Owed to Us) $100 for such Treasury Unit at Purchase Contract Settlement Date (December 1, 2023)	(Owed to Holder) $100 at maturity (on or prior to December 1, 2023)

(1)

Treasury Units may only be created with integral multiples of 10 Corporate Units. As a result, the creation of 10 Treasury Units will result in the release of one share of mandatory convertible preferred stock held by the collateral agent. During a blackout period (as described under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for Mandatory Convertible Preferred Stock”), you may not create Treasury Units or recreate Corporate Units.

(2)

The holder of a Treasury Unit owns a 1/10th undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the proceeds from the Treasury security will be used to satisfy the holder’s obligation under the related purchase contract.

(3)	Contract adjustment payments may be deferred as described in this prospectus supplement, and may be paid, at our election, in cash, shares of our common stock, or a combination thereof.

Transforming Corporate Units into Treasury Units and Separate Shares of Mandatory Convertible Preferred Stock

Because the mandatory convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may only create Treasury Units in integral multiples of 10 Corporate Units.

•

To create 10 Treasury Units, a holder separates 10 Corporate Units into their two components – 10 purchase contracts and one share of mandatory convertible preferred stock – and then combines the purchase contracts with a Treasury security having a principal amount at maturity of $1,000 that matures on or prior to December 1, 2023.

•	The share of mandatory convertible preferred stock, which is no longer a component of a Corporate Unit, is released to the holder and is tradable as a separate security.

•	A holder owns the Treasury security that forms a part of the 10 Treasury Units but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

•	The Treasury security together with the 10 purchase contracts constitutes 10 Treasury Units.

•

During a blackout period (as described under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for Mandatory Convertible Preferred Stock”), you may not create Treasury Units or recreate Corporate Units.

•

Except during a blackout period, the holder can also transform 10 Treasury Units and one share of mandatory convertible preferred stock into 10 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and will be tradable as a separate security.

There are risks associated with the creation of Treasury Units, in particular if you continue to hold the separate shares of mandatory convertible preferred stock and a Remarketing Failure occurs. For a discussion of some of the risks related to the occurrence of a Remarketing Failure, see “Risk Factors—Risk Factors Relating to the Equity Units—If a Remarketing Failure occurs and you hold Treasury Units or Cash Settled Units and separate shares of mandatory convertible preferred stock, you must recreate Corporate Units in order to avoid losing your pledged Treasury securities or cash and being left with mandatory convertible preferred stock with little economic value”, “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—If a Remarketing Failure occurs, the mandatory convertible preferred stock will not convert into any shares of our common stock and will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon” and “Risk Factors—Risk Factors Relating to the Equity Units—Because the Equity Units and mandatory convertible preferred stock will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the Equity Units and mandatory convertible preferred stock and exercise their rights and remedies.”

The following illustration depicts the transformation of 10 Corporate Units into 10 Treasury Units and one separate share of mandatory convertible preferred stock.

10 Purchase Contracts		Ownership Interest in One Share of Mandatory Convertible Preferred Stock(1)		10 Purchase Contracts		Ownership Interest in Treasury Security		Ownership Interest in One Share of Mandatory Convertible Preferred Stock(1)

(Owed to Holder) Our Common Stock At Purchase Contract Settlement Date + Contract Adjustment Payments % per annum paid quarterly(2)	+	(Owed to Holder) No dividends(3) (following a successful remarketing, dividends may become payable)	g	(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date + Contract Adjustment Payments % per annum paid quarterly(2)	+		+	(Owed to Holder) No dividends(3) (following a successful remarketing, dividends may become payable)

(Owed to Us) $1,000 at Purchase Contract Settlement Date (December 1, 2023)

(Owed to Holder)

Upon mandatory conversion on or around March 1, 2024, a number of shares of our common stock not more than                  shares of our common stock and not less than                  shares of our common stock, depending on the mandatory settlement value of our common stock (4)(5)

				(Owed to Us) $1,000 at Purchase Contract Settlement Date (December 1, 2023)		Owed to Holder) $1,000 at Maturity (on or prior to December 1, 2023)(6)

(Owed to Holder)

Upon mandatory conversion on or around March 1, 2024, a number of shares of our common stock not more than                  shares of our common stock and not less than                  shares of our common stock, depending on the mandatory settlement value of our common stock (4)(5)

10 Corporate Units				10 Treasury Units				Separate Share of Mandatory Convertible Preferred Stock

(1)

Each holder of a Corporate Unit will own a 1/10th, or 10%, undivided beneficial ownership interest in one share of mandatory convertible preferred stock. Each share of mandatory convertible preferred stock will be issued with a liquidation preference of $1,000 per share.

(2)	Contract adjustment payments may be deferred as described in this prospectus supplement, and may be paid, at our election, in cash, shares of our common stock, or a combination thereof.
(3)

The mandatory convertible preferred stock will initially not bear any dividends and the liquidation preference of the mandatory convertible preferred stock will not accrete. In connection with a successful remarketing of the mandatory convertible preferred stock, dividends may become payable on the mandatory convertible preferred stock, when, as and if declared by our board of directors out of funds legally available for the payment of dividends, at a dividend rate to be determined in connection with such successful remarketing, on March 1, 2024 (or, at our election in consultation with the remarketing agent in connection with a successful optional remarketing, on each of December 1, 2023 and March 1, 2024). Any such dividends following a successful remarketing may be paid, at our election, in cash, shares of our common stock, or a combination thereof.
(4)

The “mandatory settlement value” of our common stock means the average of the daily VWAPs of our common stock during the 40 consecutive trading day period commencing on, and including, the 41st scheduled trading day immediately preceding March 1, 2024.

(5)

If no successful remarketing of the mandatory convertible preferred stock has occurred on or prior to the last day of the final remarketing period, resulting in a Remarketing Failure, with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, no shares of our common stock will be delivered upon the automatic conversion of such shares of mandatory convertible preferred stock and each such share of mandatory convertible preferred stock will be automatically transferred to us on the mandatory conversion date without any payment of cash or shares of our common stock thereon.

(6)	The holder of a Treasury Unit owns a 1/10th undivided beneficial ownership interest the Treasury security that forms a part of the Treasury Unit.

Illustrative Remarketing Timeline

Optional Remarketing

The following timeline is for illustrative purposes only and is not definitive.

Date	Event
T-15 calendar days	We will issue a press release and request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of mandatory convertible preferred stock of our election to conduct an optional remarketing. Such press release and notice shall include the dates of and procedures to be followed in the optional remarketing.
T-2 business days (2 business days prior to the first day of the optional remarketing period)

•   Last day to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units prior to the optional remarketing period (holders may once again be able to create and recreate units if the optional remarketing is not successful as of the last day of the optional remarketing period).

•   Last day for holders of Corporate Units or Treasury Units to settle the related purchase contract early (holders may once again be able to settle the related purchase contract early if the optional remarketing is not successful as of the last day of the optional remarketing period) and to pay the purchase price in connection therewith.

•   Last day for holders of separate shares of mandatory convertible preferred stock to give notice of their election to participate in the remarketing.

T	First business day of the optional remarketing period.

Date	Event
T to T+14 business days (15 business days beginning on, and including, the first day of the optional remarketing period)

Fifteen business day optional remarketing period:

•   If no successful remarketing occurs as of the last day of the optional remarketing period, we will cause a notice of the unsuccessful remarketing attempt of mandatory convertible preferred stock to be published on the business day following the last day of the fifteen business days comprising the optional remarketing period.

•   If a successful remarketing occurs, (i) we will cause a notice of the successful remarketing to be published on the business day immediately following the date of such successful remarketing, (ii) the remarketing agent will purchase the Treasury portfolio and (iii) we will request the depositary to notify its participants holding separate shares of mandatory convertible preferred stock, if any, of the modified terms established for the mandatory convertible preferred stock during the optional remarketing on the business day following the date on which the mandatory convertible preferred stock was successfully remarketed. The increased dividend rate and/or minimum conversion rate will become effective on the settlement date of the remarketing, which will be the third business day following the date on which the mandatory convertible preferred stock was successfully remarketed (or such other date as we and the remarketing agent agree upon).

T+15 (15 business days after the first day of the optional remarketing)	If no successful remarketing has occurred in respect of the optional remarketing period that began on “T,” this is the first business day that we may give notice of another optional remarketing period.

Final Remarketing

The following timeline is for illustrative purposes only and is not definitive. For purposes of this timeline, we have assumed that there was no successful optional remarketing. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement, and “T” as used below refers to the pricing date of the final remarketing. This example assumes that the mandatory convertible preferred stock has not been previously successfully remarketed.

Date	Event
October 20, 2023

•   We will issue a press release and request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of mandatory convertible preferred stock of the dates of the final remarketing period and of the procedures to be followed in the final remarketing.

•   First day of the period during which holders of Corporate Units may create Cash Settled Units.

Date	Event
November 9, 2023 (2 business days prior to the first day of the final remarketing period)

•   Last day to create Treasury Units from Corporate Units, create Cash Settled Units from Corporate Units and recreate Corporate Units from Treasury Units.

•   Last day for holders of Corporate Units or Treasury Units to settle the related purchase contract early and to pay the purchase price in connection therewith.

•   Last day for holders of separate shares of mandatory convertible preferred stock to give notice of their election to participate in the remarketing.

November 13, 2023 through November 17, 2023 (final remarketing period)	We will attempt a remarketing during the final remarketing period. We may elect to postpone the final remarketing on any day other than the last business day of the final remarketing period. If a successful remarketing of the mandatory convertible preferred stock has not occurred on or prior to the last day of the final remarketing period, we will cause a notice of the failed remarketing of the mandatory convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period.

T+3

Settlement date for any successful remarketing of the mandatory convertible preferred stock (provided that we and the remarketing agent may agree upon a different settlement date that is no later than the purchase contract settlement date).

•   The modifications, if any, made to the terms of the mandatory convertible preferred stock in connection with the final remarketing will become effective.

•   Proceeds from the remarketing in excess of $1,000 multiplied by the aggregate number of shares of the mandatory convertible preferred stock underlying Corporate Units that were remarketed will be promptly remitted to the holder after the final remarketing settlement date.

•   The proceeds from the remarketing attributable to holders of separate shares of mandatory convertible preferred stock who elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the final remarketing settlement date.

December 1, 2023	Purchase contract settlement date.

RISK FACTORS

In considering whether to purchase the Equity Units, you should carefully consider all of the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, because as a holder of Equity Units sold in the offering, you will own our mandatory convertible preferred stock and enter into purchase contracts with us to acquire our common stock, you are also making an investment decision with regard to the mandatory convertible preferred stock and our common stock. You should carefully review all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein about all of these securities.

In particular, you should carefully consider the risk factors described below, as well as the “Risk Factors” and “Forward-Looking Statements” sections in the accompanying prospectus and the “Risk Factors” and “Note Regarding Forward-Looking Statements” sections in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein, and in any subsequent periodic reports that are incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the Equity Units is suitable for you. The Equity Units are not an appropriate investment for you if you are unsophisticated with respect to the complex terms of the Equity Units or financial matters.

Risk Factors Relating to the Equity Units

If a Remarketing Failure occurs and you hold Treasury Units or Cash Settled Units and separate shares of mandatory convertible preferred stock, you must recreate Corporate Units in order to avoid losing your pledged Treasury securities or cash and being left with mandatory convertible preferred stock with little economic value.

If a successful remarketing of the mandatory convertible preferred stock has not occurred on or prior to the last day of the final remarketing period for any reason, resulting in a “Remarketing Failure,” the conversion rate for the mandatory convertible preferred stock will become fixed at zero shares of our common stock effective as of December 1, 2023 and, therefore, no shares of our common stock will be delivered upon automatic conversion of the mandatory convertible preferred stock that remains outstanding following December 1, 2023. In such case, each such share of mandatory convertible preferred stock will be automatically transferred to us on the mandatory conversion date (which is expected to be on or around March 1, 2024) without any payment of cash or shares of our common stock thereon, and the mandatory convertible preferred stock will therefore have no value except for its rights with respect to payments upon our liquidation or dissolution occurring prior to the mandatory conversion date. If you had created Treasury Units or Cash Settled Units in advance of the final remarketing period and a Remarketing Failure occurs, you will have from 9:00 a.m., New York City time, on the business day immediately succeeding the last day of the final remarketing period until 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date to recreate Corporate Units with separate shares of mandatory convertible preferred stock, in order for such shares to be automatically applied in satisfaction of your obligations under the related purchase contracts as described under “Description of the Mandatory Convertible Preferred Stock—Automatic Settlement Upon Failed Final Remarketing.” If you do not recreate Corporate Units during this period, your pledged Treasury securities or cash, as the case may be, will be used to satisfy your obligations under the related purchase contracts, and, if you hold shares of separate mandatory convertible preferred stock, those shares will no longer convert into common stock and will be automatically transferred to us on or around March 1, 2024 without any payment of cash or common stock thereon. If you do recreate Corporate Units during this period, the ownership interest in the mandatory convertible preferred stock underlying a Corporate Unit will be automatically delivered to us, thereby satisfying your obligations to us under the related purchase contracts in full.

The procedures for recreating Corporate Units are described under “Description of the Equity Units—Recreating Corporate Units from Treasury Units” and “Description of the Equity Units—Recreating Corporate Units from Cash Settled Units.” These procedures will require your prompt delivery of shares of mandatory convertible preferred stock to the collateral agent, and also compliance with applicable DTC procedures. You must allow for sufficient time to comply with DTC procedures in order to finalize the recreation of Corporate Units prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date. See “—Because the Equity Units and mandatory convertible preferred stock will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the Equity Units and mandatory convertible preferred stock and exercise their rights and remedies” below and “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units.” Holders of Treasury Units and Cash Settled Units may recreate Corporate Units only in integral multiples of 10 Treasury Units or Cash Settled Units, as the case may be.

As a result of the foregoing, there are significant risks associated with a holder of a Corporate Unit choosing to create Treasury Units or Cash Settled Units to the extent you do not monetize (or monetize adequately) your separate share of mandatory convertible preferred stock.

Only the dividend rate and the minimum conversion rate of the mandatory convertible preferred stock can be modified in a remarketing.

In connection with a successful remarketing, (a) dividends may become payable on the mandatory convertible preferred stock and/or (b) if the closing price of our common stock on the pricing date for a successful remarketing is less than or equal to the initial price (which is approximately equal to the closing price of our common stock on the pricing date of this offering), the minimum conversion rate of the mandatory convertible preferred stock will be increased to an amount equal to $1,000 divided by                 % of the closing price of our common stock on such date (rounded to the nearest ten-thousandth of a share). However, in no event will the increased conversion rate for the mandatory convertible preferred stock exceed the then-current maximum conversion rate of the mandatory convertible preferred stock (which is initially                 shares of our common stock and is subject to adjustment as set forth in this prospectus supplement). The maximum conversion rate will not be changed in connection with a successful remarketing. As a result of this limitation on the increase to the minimum conversion rate, and our inability to increase the maximum conversion rate, there is a greater risk of a failure to achieve a successful remarketing than if we could further increase the minimum conversion rate and/or increase the maximum conversion rate. If there is a Remarketing Failure, then, with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, no shares of our common stock will be delivered upon automatic conversion of such shares of mandatory convertible preferred stock and each such share of mandatory convertible preferred stock will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon.

Holders of Corporate Units must first separate their shares of mandatory convertible preferred stock from the related purchase contracts to convert their mandatory convertible preferred stock in connection with a fundamental change, which will require holders to bear related costs and is subject to certain limitations.

Upon the occurrence of a fundamental change (and only upon the occurrence of a fundamental change), the mandatory convertible preferred stock will become convertible before the purchase contract settlement date. If a holder of a Corporate Unit desires to convert the mandatory convertible preferred stock that is a part of a Corporate Unit, the holder must first separate the mandatory convertible preferred stock, which would require the holder to (1) create Treasury Units (at any time other than during a blackout period), (2) settle the related purchase contracts early with separate cash (other than during a blackout period) or (3) during the period after the date we give notice of a final remarketing, create Cash Settled Units on or prior to the second business day immediately preceding the first day of the final remarketing period. We will not compensate you for the cost of the Treasury security to create a Treasury Unit, the amount of cash to create a Cash Settled Unit or for any financing cost you may bear in making the required cash payment in connection with the creation of Cash Settled Units or an early settlement of the purchase contracts upon a fundamental change. In addition, we cannot guarantee that you will be able to purchase the specified Treasury security necessary to create the Treasury Unit, obtain the necessary financing to create a Treasury Unit or Cash Settled Unit or early settle the related purchase contract upon a fundamental change. If you cannot obtain that financing, you will not be able to separate the mandatory convertible preferred stock from the purchase contracts and, accordingly, you will not be able to convert the mandatory convertible preferred stock. There will be no make-whole amount of shares or increase to the conversion rate for conversions of the mandatory convertible preferred stock in connection with a fundamental change, except for the limited case where the “stock price” (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) for such fundamental change is less than approximately $                per share of our common stock (subject to adjustment in certain circumstances), which initially equals the initial price for the mandatory convertible preferred stock (the “initial price”), which is approximately equal to the closing price of our common stock on the pricing date of this offering. The consideration deliverable upon conversion of the mandatory convertible preferred stock may not be sufficient in order to fund the above-described costs necessary to separate such share for conversion, because you may not be able to adequately monetize the shares of common stock deliverable upon such conversion as a result of fluctuations in prices of our common stock, illiquidity in our common stock and/or the cap on the number of shares deliverable upon such conversion in certain circumstances. See “—Upon a conversion of the mandatory convertible preferred stock in connection with a fundamental change, you may receive consideration worth less than the $1,000 liquidation preference per share of mandatory convertible preferred stock plus any accumulated and unpaid dividends, if any, thereon” below.

Further, the ability to separate the mandatory convertible preferred stock from the purchase contract by creating Treasury Units or settling early is subject to certain conditions. Holders of Corporate Units may create Treasury Units or Cash Settled Units only in integral multiples of 10 Corporate Units. After a successful remarketing of the mandatory convertible preferred stock, holders of Corporate Units may not create Treasury Units, and holders of Treasury Units may not recreate Corporate Units. The ability to create Treasury Units is also subject to certain exceptions and additional blackout periods described in this prospectus supplement. Cash Settled Units may only be created during the period after the date we give notice of a final remarketing and on or prior to the second business day immediately preceding the first day of the final remarketing period. Also, the ability to exercise a fundamental change early settlement right with respect to a holder’s purchase contracts will not be available if a registration statement is required to be effective in connection with the exercise of such right but it is not then effective or a blackout period is continuing, all as described more fully under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.” See also “—The delivery of make-whole shares upon a fundamental change early settlement of the purchase contracts may not adequately compensate you” and “—You may not be able to exercise your right to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is in effect and a prospectus is available covering the shares our common stock and other securities, if any, deliverable upon early settlement of a purchase contract” for further restrictions on your ability to exercise a fundamental change early settlement of purchase contracts. Any of the foregoing limitations could prohibit you from separating the mandatory convertible preferred stock from the purchase contracts, which would prevent you from being able to convert the mandatory convertible preferred stock.

Upon a conversion of the mandatory convertible preferred stock in connection with a fundamental change, you may receive consideration worth less than the $1,000 liquidation preference per share of mandatory convertible preferred stock plus any accumulated and unpaid dividends, if any, thereon.

Upon the occurrence of a “fundamental change” for which the stock price is less than the initial price, holders of mandatory convertible preferred stock will have the right to convert their shares at an adjusted conversion rate, which depends on the stock price prior to the effective date of such fundamental change. If the stock price is less than $                (50% of the closing price of our common stock on the pricing date of this offering) per share (subject to adjustment), you will receive a number of shares of common stock worth less than the $1,000 liquidation preference per share of mandatory convertible preferred stock plus accumulated and unpaid dividends, if any, thereon. You will have no claim against us for the difference between such value and the $1,000 liquidation preference per share of mandatory convertible preferred stock plus accumulated and unpaid dividends, if any, thereon. In this case, for shares that were separated from Corporate Units for the purpose of their conversion in connection with the fundamental change, the value of the shares of common stock you receive on conversion will not be sufficient to finance the costs related to such separation.

If you participate in a remarketing that is ultimately successful, you will no longer hold the remarketed mandatory convertible preferred stock and the proceeds from the remarketing may not adequately compensate you.

We will remarket the mandatory convertible preferred stock as described under “Description of the Purchase Contracts—Remarketing,” “—Optional Remarketing” and “—Final Remarketing.” If a remarketing is successful, a portion of the proceeds from the remarketing will be applied, in the case of the Corporate Units, to purchase the Treasury portfolio (in the case of an optional remarketing) or against a holder’s obligation to pay the purchase price upon settlement of the related purchase contracts (in the case of a final remarketing). Any remaining proceeds from the remarketing will be remitted to the benefit of the relevant holders. In order to elect not to participate in any remarketing and retain the undivided beneficial ownership interests in shares of mandatory convertible preferred stock underlying the mandatory convertible preferred stock comprising part of your Corporate Units, you must (1) create Treasury Units (at any time other than during a blackout period), (2) settle the related purchase contracts early (at any time other than during a blackout period) or (3) during the period after the date we give notice of a final remarketing, create Cash Settled Units on or prior to the second business day immediately preceding the first day of the final remarketing period. If you do not do one of the foregoing, the shares of mandatory convertible preferred stock underlying the undivided beneficial ownership interests in mandatory convertible preferred stock comprising part of your Corporate Units will be remarketed and, if successful, you will no longer have any rights with respect to such mandatory convertible preferred stock other than to receive the proceeds of such remarketing in excess of the Treasury portfolio purchase price (in the case of an optional remarketing) or in excess of $100 (in the case of a final remarketing), in each case, per Corporate Unit, as described herein. As a result, you will only receive the proceeds obtained in such remarketing (or, in the case where your mandatory convertible preferred stock was held as a part of Corporate Units, the excess thereof over the Treasury portfolio purchase price (in the case of an optional remarketing) or in excess of $100 (in the case of a final remarketing), in each case, per Corporate Unit), which may not adequately compensate you for the conversion value of the mandatory convertible preferred stock or the lost option time value of your convertible preferred stock or the loss of future dividends, if any, and you will not be able to continue to hold the mandatory convertible preferred stock and receive dividends, if any, or sell or convert the mandatory convertible preferred stock at a future date.

The trading prices for the Corporate Units, Treasury Units and mandatory convertible preferred stock are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality.

The trading prices of Corporate Units, which we intend to apply to list on the New York Stock Exchange, and Treasury Units and mandatory convertible preferred stock in the secondary market are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in our Annual Report on Form 10-K for the year ended December 31, 2020, as may be supplemented by subsequently filed quarterly reports on Form 10-Q, and the factors listed in “Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2020, many of which events and factors are beyond our control. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, mandatory convertible preferred stock and our common stock.

If you hold Corporate Units, Treasury Units or Cash Settled Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to any changes made with respect to our common stock.

If you hold Corporate Units, Treasury Units or Cash Settled Units, you will not be entitled to any rights with respect to our common stock, such as voting rights and rights to receive dividends or other distributions thereon.

However, you will be subject to any changes affecting our common stock. With respect to the purchase contracts that form a part of the Equity Units, you will only be entitled to rights with respect to our common stock if and when we deliver shares of common stock pursuant to the purchase contracts on the purchase contract settlement date, or on the settlement date for any early settlement, as the case may be, and you will only be deemed a holder of such common stock on the applicable record date, if any, for the exercise of those rights or the receipt of dividends or distributions in respect of such common stock occurring after that date.

With respect to any shares of mandatory convertible preferred stock (whether a part of Corporate Units or held separately), you will not be entitled to any rights with respect to our common stock prior to the conversion date of the mandatory convertible preferred stock. For example, if an amendment is proposed to our amended and restated certificate of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The Equity Units and mandatory convertible preferred stock provide limited anti-dilution adjustments, and an event could occur that adversely affects the value of the Equity Units, the mandatory convertible preferred stock or our common stock but that does not result in an anti-dilution adjustment.

The maximum settlement rate of the purchase contracts and the fixed conversion rates of the mandatory convertible preferred stock are subject to adjustment in certain circumstances arising from stock splits and combinations, stock dividends, certain cash dividends and certain other events. We will not adjust the maximum settlement rate or the fixed conversion rates for other events, including without limitation third party tender or exchange offers for our common stock, issuances and purchases of our common stock in connection with dividend reinvestment plans, employee stock option grants, ordinary dividends below a specified threshold, offerings of common stock by us for cash or in connection with an acquisition, and share issuances pursuant to options and other convertible securities outstanding on the date we issue the Equity Units. See “Description of the Purchase Contracts—Anti-dilution Adjustments” and “Description of the Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.” There can be no assurance that an event that adversely affects the value of the Equity Units, the mandatory convertible preferred stock or our common stock, but does not result in an adjustment to the maximum settlement rate or the fixed conversion rates, will not occur. Further, other than as described under “Underwriting,” we are not restricted from issuing additional common stock during the term of the stock purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock, the mandatory convertible preferred stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of our common stock, those issuances may adversely affect the trading prices of the Equity Units.

Some significant restructuring transactions may not constitute a fundamental change, in which case you would not have the right to any make-whole shares upon an early settlement of the purchase contracts or to convert your mandatory convertible preferred stock.

Upon the occurrence of a fundamental change, you have the right to (i) exercise your fundamental change early settlement right with respect to your purchase contracts, entitling you to receive additional value in respect of make-whole shares for such purchase contracts in certain circumstances and (ii) convert your separate shares of mandatory convertible preferred stock (although there will be no make-whole amount of shares or increase to the conversion rate for any such conversions except for the limited case where the stock price for such fundamental change is less than the initial price). However, the fundamental change provisions will not compensate holders of Equity Units (or allow for conversions of shares of mandatory convertible preferred stock) in the event of other transactions that could result in lost option time value. For example, transactions such as leveraged recapitalizations, re-financings, restructurings, or acquisitions initiated by us may not constitute a fundamental change. In the event of any such transaction, holders of Equity Units do not have a fundamental change early settlement right with respect to their purchase contracts and holders of mandatory convertible preferred stock do not have a right to convert such shares, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Equity Units and mandatory convertible preferred stock.

The fundamental change early settlement right triggered under certain circumstances by a fundamental change could discourage a potential acquirer.

The fundamental change early settlement right with respect to the purchase contracts triggered under certain circumstances by a fundamental change could discourage a potential acquirer, including potential acquirers that otherwise seek a transaction with us that would be attractive to you.

Your rights to the pledged assets underlying the Equity Units will be subject to our security interest and may be affected by a bankruptcy proceeding.

As a holder of Equity Units, you will own the interests in the mandatory convertible preferred stock, Treasury portfolio, Treasury securities or cash, as applicable, that are a component of the Equity Units. However, those interests will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. As a result, your rights to the pledged assets will be subject to our security interest. In addition, notwithstanding the automatic termination of the purchase contracts, in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged assets to you may be delayed by the imposition of the automatic stay under Section 362 of the U.S. Bankruptcy Code, or other relief sought by the collateral agent, the purchase contract agent or another party asserting an interest in the pledged assets or contending that such termination is not effective and may continue until such automatic stay has been lifted or efforts to obtain such other relief has been resolved against such party. Moreover, claims arising out of the mandatory convertible preferred stock will be subject to the equitable jurisdiction and powers of the bankruptcy court.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, or the Trust Indenture Act, and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•

provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The secondary market for the Equity Units and the mandatory convertible preferred stock may be illiquid.

We are unable to predict how the Equity Units or the mandatory convertible preferred stock will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the Equity Units or the mandatory convertible preferred stock. We intend to apply for listing of the Corporate Units on the New York Stock Exchange, although there is no guarantee that the Corporate Units will be approved for listing. We have no obligation or current intention to apply for any separate listing of the Treasury Units, the Cash Settled Units or the mandatory convertible preferred stock on any stock exchange. We have been advised by the representative that the underwriters presently intend to make a market for the Equity Units and the mandatory convertible preferred stock; however, they are not obligated to do so and any market making may be discontinued at any time without notice. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, Treasury Units, Cash Settled Units or mandatory convertible preferred stock, your ability to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that sufficient numbers of Corporate Units are converted to Treasury Units or Cash Settled Units, the liquidity of Corporate Units could be adversely affected. We cannot provide assurance that the Corporate Units will be accepted by the New York Stock Exchange for listing, that the Corporate Units will not be delisted from the New York Stock Exchange if listed, or that trading in the Corporate Units will not be suspended as a result of elections to create Treasury Units or Cash Settled Units, or recreate Corporate Units through the substitution of collateral that causes the number of these securities to fall below the applicable requirements for listing securities on the New York Stock Exchange.

We may defer contract adjustment payments under the purchase contracts that are a part of the Equity Units, and this may have an adverse effect on the trading prices of the Equity Units.

We may, at our option, defer the payment of all or part of the contract adjustment payments under the purchase contracts through the purchase contract settlement date, as described under “Description of the Purchase Contracts—Contract Adjustment Payments.” If we exercise our right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Equity Units may be more volatile than the market prices of other securities that are not subject to these optional deferrals. Although we do have the ability to elect to pay all or part of contract adjustment payments in shares of our common stock, you will be subject to the risk that we may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. You will have no claim to any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) in the event of our bankruptcy or insolvency. In addition, if we make such a deferral, and you use the accrual method of accounting for tax purposes, you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash payments.

We are a holding company and will require cash from our subsidiaries to make current payments on the Equity Units.

If you own Equity Units in the form of Corporate Units, you are entitled to receive periodic contract adjustment payments on the purchase contracts, subject to our right to defer contract adjustment payments. The contract adjustment payments are solely the obligations of the Company, and no other entity, including our subsidiaries, will have any obligation, contingent or otherwise, to make payments in respect of the purchase contracts (or the mandatory convertible preferred stock). Because we are a holding company and conduct all of our operations through our subsidiaries, our ability to meet our obligations as described above is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. The ability of our subsidiaries to pay dividends or to advance or repay funds to us may be subject to certain contractual restrictions. In addition, our regulated subsidiaries may, from time to time, be subject to certain restrictions imposed by regulators on their ability to pay dividends or to advance or repay funds to us. For a discussion of any current or potential restrictions, please refer to the quarterly and annual reports that we file with the SEC. If we are unable to obtain cash from our subsidiaries, we may be unable to fund in cash required contract adjustment payments and payments, if any, in respect of the mandatory convertible preferred stock.

In addition, our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the purchase contracts or mandatory convertible preferred stock to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. As of March 31, 2021, our subsidiaries had approximately $279.5 million principal amount of outstanding indebtedness.

Because the Equity Units and mandatory convertible preferred stock will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the Equity Units and mandatory convertible preferred stock and exercise their rights and remedies.

We will initially issue the Equity Units and the mandatory convertible preferred stock in the form of one or more global securities registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated securities. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” and “Description of the Mandatory Convertible Preferred Stock—Book-Entry Issuance—The Depository Trust Company.” Accordingly, if you own a beneficial interest in a global security, then you will not be considered an owner or holder of the relevant security. Instead, DTC or its nominee will be the sole holder of global securities. Unlike persons who have certificated securities registered in their names, owners of beneficial interests in global securities will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global securities to vote on any requested actions on a timely basis. As such, if you are a beneficial owner of the Equity Units and/or mandatory convertible preferred stock, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your rights with respect thereto, including, without limitation, for recreation of Corporate Units from Treasury Units or Cash Settled Units in the case of a Remarketing Failure.

In addition, notices and other communications relating to the Equity Units and mandatory convertible preferred stock will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you timely receive any such communications.

Regulatory actions and other events may adversely affect the trading price and liquidity of the Equity Units and the mandatory convertible preferred stock.

We expect that many investors in, and potential purchasers of, the Equity Units and shares of mandatory convertible preferred stock will employ, or seek to employ, an arbitrage strategy with respect to the Equity Units and/or the mandatory convertible preferred stock. Investors that employ an arbitrage strategy with respect to equity-linked instruments typically implement that strategy by selling short the common stock underlying the equity-linked instrument and dynamically adjusting their short position while they hold such equity-linked instrument. Investors may also implement this hedging strategy by entering into swaps on our common stock in lieu of or in addition to short selling our common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may adopt additional rules in the future and take other actions, that may affect those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC regulation SHO, the adoption by the Financial Industry Regulatory Authority,

Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breaker systems that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms stemming from the enactment and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. These circuit breakers have been tripped on several occasions during the current period of increased market volatility in connection with the COVID-19 pandemic and may be tripped in the future. Past regulatory actions, including emergency actions or regulations, have had a significant effect on the trading prices and liquidity of equity-linked instruments. Any governmental or regulatory action that similarly restricts the ability of investors in, or potential purchasers of, the Equity Units or mandatory convertible preferred stock to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could similarly adversely affect the trading price and the liquidity of the Equity Units and the mandatory convertible preferred stock.

Volatility in the market price and trading volume of our common stock could adversely affect the trading price of the Equity Units and the mandatory convertible preferred stock.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or counterparties regarding their own performance, the ongoing COVID-19 pandemic, regulatory developments, including with respect to climate change, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely affect the trading price of the Equity Units and the mandatory convertible preferred stock. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the Equity Units or mandatory convertible preferred stock as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the Equity Units and the mandatory convertible preferred stock.

Our Equity Units and mandatory convertible preferred stock may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by our Equity Units and our mandatory convertible preferred stock. For example, the market price of our common stock could become more volatile and could be depressed by:

•

investors’ anticipation of the sale into the market of a substantial number of additional shares of our common stock issued upon settlement of the purchase contracts or conversion of our mandatory convertible preferred stock;

•

possible sales of our common stock by investors who view our Equity Units or mandatory convertible preferred stock as a more attractive means of equity participation in us than owning shares of our common stock; and

•	hedging or arbitrage trading activity that we expect to develop involving our Equity Units or mandatory convertible preferred stock and our common stock.

Upon early settlement of the purchase contracts, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your early settlement right but before we settle our related obligation.

A holder of Equity Units that elects to settle its purchase contract early will be exposed to fluctuations in the value of our common stock during the period from the date such holder exercises such right until the date we settle our related obligation.

Upon exercise of an early settlement right with respect to any purchase contracts, the amount of consideration you receive upon such settlement will be determined (other than upon the occurrence of certain fundamental changes as described herein) by reference to the volume-weighted average price of our common stock for each trading day in a 40 trading day averaging period. If the price of our common stock decreases during any such period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our obligation in respect of your purchase contracts will be less than the value used to determine the number of shares that you will receive.

Risk Factors Relating to the Mandatory Convertible Preferred Stock

If a Remarketing Failure occurs, the mandatory convertible preferred stock will not convert into any shares of our common stock and will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon.

If a Remarketing Failure (as described herein) has occurred, the conversion rate for the mandatory convertible preferred stock upon automatic conversion will be zero shares of our common stock effective as of December 1, 2023, and, with respect to any shares of mandatory convertible preferred stock that remain outstanding following December 1, 2023, you will therefore not receive any shares of our common stock on the mandatory conversion date with respect to such shares of mandatory convertible preferred stock or otherwise. In such case, no shares of our common stock will be delivered upon automatic conversion and each such share of mandatory convertible preferred stock will be automatically transferred to us on the mandatory conversion date without any payment of cash or shares of our common stock thereon. In addition, if there is a Remarketing Failure no other terms of the mandatory convertible preferred stock will be changed and, therefore, the mandatory convertible preferred stock will continue to not bear dividends. As such, following a Remarketing Failure the mandatory convertible preferred stock that remains outstanding following December 1, 2023 will have no value except for its rights with respect to payments upon our liquidation or dissolution occurring prior to the mandatory conversion date.

The mandatory convertible preferred stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, reorganization or other winding-up, our assets will be available to pay the liquidation preference of the mandatory convertible preferred stock only after all of our indebtedness and other liabilities have been paid. In addition, we are a holding company for several direct and indirect subsidiaries and the mandatory convertible preferred stock will be structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and any capital stock of our subsidiaries not held by us. The holders of the mandatory convertible preferred stock have no right to participate in the distribution of assets of our subsidiaries (except to the extent that such subsidiary has satisfied all of its liabilities and we have recognized claims or interests in the assets of such subsidiary). Consequently, if we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets remaining to pay the liquidation preference of any or all of the mandatory convertible preferred stock then outstanding. We and our subsidiaries may incur substantial amounts of additional debt and other obligations.

We currently have no capital stock outstanding that is senior to the mandatory convertible preferred stock. We currently have 420,000 shares of outstanding preferred stock that is on parity with the mandatory convertible preferred stock, consisting of 400,000 shares of Series A Preferred Stock representing $400 million of aggregate liquidation preference (not taking into account any accumulated and unpaid dividends) and 20,000 shares of Series B Preferred Stock representing $500 million of aggregate liquidation preference (not taking into account any accumulated and unpaid dividends). In addition, we currently have outstanding 20,000 shares of Series B-1 Preferred Stock, par value $0.01 per share, which were issued as a distribution with respect to the Series B Preferred Stock to enhance the voting rights of the Series B Preferred Stock and to comply with the minimum voting rights policy of the New York Stock Exchange. The Series B-1 Preferred Stock is paired with the Series B Preferred Stock and may not be transferred, redeemed or repurchased except in connection with the simultaneous transfer, redemption or repurchase of a like number of shares of the underlying Series B Preferred Stock.

We own all of the equity interest of our subsidiaries. As of March 31, 2021, we had approximately $9,572 million principal amount of outstanding indebtedness on an unconsolidated basis, all of which is senior in right of payment to the mandatory convertible preferred stock. In addition, the mandatory convertible preferred stock will be structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and any preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the mandatory convertible preferred stock would have any claims to those assets. As of March 31, 2021, our subsidiaries had approximately $279.5 million principal amount of outstanding indebtedness.

The mandatory convertible preferred stock will initially not, and may never, pay any dividends and the liquidation preference of the mandatory convertible preferred stock will not accrete.

The dividend rate on the mandatory convertible preferred stock is initially 0%, which means that the mandatory convertible preferred stock will initially not bear any dividends. The initial $1,000 liquidation preference per share of the mandatory convertible preferred stock will not accrete. Dividends will only be payable on the mandatory convertible preferred stock if there is a successful remarketing in connection with which dividends become payable on the mandatory convertible preferred stock, which may not happen. The payment of any such dividends, if any, is limited as described in this prospectus supplement. As a result, you will not be entitled to periodic dividends and your return on the mandatory convertible preferred stock will not reflect any opportunity cost implied by inflation and other factors relating to the time value of money.

Even after a successful remarketing in connection with which dividends become payable on the mandatory convertible preferred stock, there will only be one dividend payment date, on March 1, 2024 (or, at our election in consultation with the remarketing agent in connection with a successful optional remarketing, two dividend payment dates, on December 1, 2023 and March 1, 2024). Any such dividend on the mandatory convertible preferred stock will be paid only if declared by our board of directors. The board of directors is not legally obligated or required to declare any dividends on the mandatory convertible preferred stock even if we have funds available for such purposes. In addition, even if our board of directors declares a dividend, we can only make payments of cash in respect of dividends from legally available funds under the Delaware General Corporation Law, as determined by our board of directors, and such funds may not be available to pay cash dividends on the mandatory convertible preferred stock. If we do not declare and pay any dividend on the mandatory convertible preferred stock after a successful remarketing in connection with which dividends become payable on the mandatory convertible preferred stock, the market price of the mandatory convertible preferred stock is likely to be adversely affected. As a result of our ability to not pay dividends on the mandatory convertible preferred stock after a successful remarketing in connection with which dividends become payable on the mandatory convertible preferred stock, the market price of the mandatory convertible preferred stock at such times may be more volatile than the market prices of other securities that are not subject to such a feature.

In addition, the agreements governing any future indebtedness of ours may further limit our ability to pay cash dividends on our capital stock, including the mandatory convertible preferred stock. In the event that the agreements governing any such indebtedness restrict our ability to pay dividends in cash on the mandatory convertible preferred stock, we may be unable to pay dividends in cash on the mandatory convertible preferred stock unless we can refinance the amounts outstanding under such agreements or obtain a consent or amendment under such agreements.

Your ability to convert the mandatory convertible preferred stock, and therefore your ability to participate in an increase in the price of our common stock, is limited.

Holders of mandatory convertible preferred stock that are not a part of Corporate Units may participate in any appreciation of our stock price above the threshold appreciation price of $                if they convert their convertible preferred stock. This means that if you hold Corporate Units and wish to convert your mandatory convertible preferred stock, you must separate the shares of mandatory convertible preferred stock from the purchase contacts, which will cost you money and is subject to limitations. In addition, even if the mandatory convertible preferred stock has been separated from the related purchase contract, the ability to convert is limited only to conversions (i) in connection with a fundamental change or (ii) on or after December 1, 2023, in either case, unless a Remarketing Failure has occurred. Holders do not have the right to convert the mandatory convertible preferred stock outside these circumstances, which will limit the ability to participate in any appreciation of our common stock that could be captured through a conversion.

If there is a successful remarketing of the mandatory convertible preferred stock, each share will automatically convert into shares of our common stock on or around March 1, 2024, and will therefore have limited time remaining for opportunity to participate in appreciation of our common stock price and/or to accumulate dividends (if any) following the applicable remarketing.

Unless a termination event has occurred, we may elect, at our option, to remarket the mandatory convertible preferred stock during a period (which we refer to as the “optional remarketing window”) beginning on and including September 1, 2023 and ending on and including November 3, 2023. If the mandatory convertible preferred stock has not been successfully remarketed in the optional remarketing window, and a termination event has not previously occurred, the shares of mandatory convertible preferred stock that are part of Corporate Units, together with any separate shares of mandatory convertible preferred stock that have been submitted for remarketing, will be remarketed during a five-business day remarketing period beginning on, and including, November 13, 2023, and ending on, and including, November 17, 2023 (the ninth business day immediately preceding the purchase contract settlement date). If you elect to separate your shares of mandatory convertible preferred stock and do not submit such shares for remarketing, you will retain your shares of mandatory convertible preferred stock and be subject to the modifications made thereto as a result of a successful remarketing. However, there will be limited time remaining to the mandatory conversion of the mandatory convertible preferred stock, on or around March 1, 2024, and therefore limited time remaining for opportunity to participate in appreciation of our common stock price through owning the mandatory convertible preferred stock. Even if dividends become payable on the mandatory convertible preferred stock as a result of the relevant remarketing, there will only be one dividend payment date, on March 1, 2024 (or, at our election in consultation with the remarketing agent in connection with a successful optional remarketing, two dividend payment dates, on December 1, 2023 and March 1, 2024). As a result, there will be limited option value and current income value to be gained by separating your shares of mandatory convertible preferred stock in order to not participate in a remarketing.

In addition, if a Remarketing Failure occurs, your mandatory convertible preferred stock will no longer have economic value except for its rights with respect to payments upon our liquidation or dissolution occurring prior to the mandatory conversion date. See “—If a Remarketing Failure occurs, the mandatory convertible preferred stock will not convert into any shares of our common stock and will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon” above.

We may issue additional series of preferred stock that rank equally to the mandatory convertible preferred stock as to liquidation preference.

Neither our amended and restated certificate of incorporation nor the certificate of designations establishing the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the mandatory convertible preferred stock prohibits us from issuing additional series of preferred stock that would rank on parity with the mandatory convertible preferred stock as to liquidation preference. Our amended and restated certificate of incorporation provides that we have the authority to issue 20,000,000 shares of preferred stock, including the 750,000 shares (or 862,500 shares if the underwriters’ over-allotment option is exercised in full) of mandatory convertible preferred stock that are a part of the Corporate Units being offered for sale pursuant to this prospectus supplement. The issuances of other series of preferred stock could have the effect of reducing the amounts available to the holders of the mandatory convertible preferred stock in the event of our liquidation, dissolution or winding-up.

You will bear the risk of a decline in the market price of our common stock between the pricing date for the Corporate Units and the mandatory conversion date.

Assuming a Remarketing Failure does not occur, the number of shares of our common stock that a holder will receive upon mandatory conversion of the mandatory convertible preferred stock is not fixed but instead will depend on the mandatory settlement value of our common stock, which is the average of the daily VWAPs per share of our common stock over the mandatory averaging period, which is the 40 consecutive trading day period beginning on, and including, the 41st scheduled trading day immediately preceding March 1, 2024. The aggregate market value of the shares of our common stock that a holder would receive upon mandatory conversion may be less than the aggregate liquidation preference of the mandatory convertible preferred stock. Specifically, if the mandatory settlement value of our common stock is less than the initial price, which is calculated by dividing $1,000 by the maximum conversion rate of                 shares of common stock and initially equals approximately $                , the market value of our common stock that a holder would receive upon mandatory conversion of each share of the mandatory convertible preferred stock will be less than the $1,000 liquidation preference per share of mandatory convertible preferred stock, and an investment in the mandatory convertible preferred stock would result in a loss. Accordingly, you will bear the risk of a decline in the market price of our common stock. Any such decline could be substantial.

In addition, because the number of shares delivered to a holder upon mandatory conversion will be based upon the mandatory settlement value, the shares of common stock a holder receive upon mandatory conversion may be worth less than the shares of common stock such holder would have received had the mandatory settlement value been equal to the daily VWAP per share of our common stock on the mandatory conversion date or the average of the daily VWAPs of our common stock over a different period of days.

Notwithstanding the foregoing, if a Remarketing Failure has occurred, the conversion rate for the mandatory convertible preferred stock upon automatic conversion will be zero shares of our common stock effective as of December 1, 2023, and, with respect to any shares of mandatory convertible preferred stock that remain outstanding following December 1, 2023, a holder will therefore not receive any shares of our common stock on the mandatory conversion date with respect to such shares of mandatory convertible preferred stock or otherwise.

Investors in the mandatory convertible preferred stock may not realize any or all of the benefit of an increase in the market price of shares of our common stock. The opportunity for equity appreciation provided by your investment in the mandatory convertible preferred stock is less than that provided by a direct investment in our common stock.

The market value of each share of our common stock that a holder will receive upon mandatory conversion of each share of the mandatory convertible preferred stock on the mandatory conversion date (assuming that all dividends, if any, on shares of mandatory convertible preferred stock will be declared and paid in cash) will only exceed the liquidation preference of $1,000 per share of the mandatory convertible preferred stock if a Remarketing Failure does not occur and the mandatory settlement value of our common stock exceeds the threshold appreciation price, which is calculated by dividing $1,000 by the minimum conversion rate and initially is approximately equal to $                . The threshold appreciation price represents an appreciation of approximately                % over the initial price. If the mandatory settlement value of our common stock is greater than the threshold appreciation price and a Remarketing Failure has not occurred, a holder will receive on the mandatory conversion date approximately                % (which percentage is approximately equal to the initial price divided by the threshold appreciation price) of the value of our common stock that such holder would have received if they had made a direct investment in shares of our common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the mandatory convertible preferred stock is less than that provided by a direct investment in shares of our common stock.

In addition, if a Remarketing Failure has not occurred, the market value of our common stock appreciates and the mandatory settlement value of our common stock is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of our common stock that a holder would receive upon mandatory conversion (assuming that all dividends, if any, on the shares of mandatory convertible preferred stock will be declared and paid in cash) will only be equal to the aggregate liquidation preference of the mandatory convertible preferred stock, and you will realize no equity appreciation on our common stock.

The proceeds received from a remarketing of the mandatory convertible preferred stock are expected to result in economic outcomes similar to those described in this paragraph. The minimum conversion rate may be increased in connection with a successful remarketing (thereby reducing the threshold appreciation price), but in no event will it be greater than the then-current maximum conversion rate. The maximum conversion rate will not be changed in connection with a successful remarketing.

It is possible that a bankruptcy court may rank any claims under the mandatory convertible preferred stock equally with or below the claims of holders of common stock and that you may receive no recovery on your claims.

Your claim with respect to the mandatory convertible preferred stock in the event of our bankruptcy, liquidation, reorganization or other winding-up will be limited to the liquidation preference of your shares of mandatory convertible preferred stock and any accumulated and unpaid dividends. Additionally, because of the nature of the mandatory conversion feature of the mandatory convertible preferred stock, it is possible that a bankruptcy court may rank any claims under the mandatory convertible preferred stock equally with the claims of holders of common stock. If a bankruptcy court were to make this determination in the event of our bankruptcy, liquidation, reorganization or other winding-up, our assets will be available to pay the liquidation preference of the mandatory convertible preferred stock only after all of our indebtedness and other liabilities, and the liquidation preference of all of our Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock (and any other preferred equity at the time outstanding), have been paid. Additionally, because the occurrence of a Remarketing Failure causes the conversion rate to be fixed at zero shares of our common stock effective as of December 1, 2023 and results in any mandatory convertible preferred stock that remains outstanding following December 1, 2023 being automatically transferred to us without payment or delivery of any cash or shares of our common stock or other consideration on March 1, 2024, a bankruptcy court could determine that the claims of holders of outstanding mandatory convertible preferred stock after the occurrence of a Remarketing Failure are entitled to no recovery even if the claims of holders of our common stock are entitled to a recovery or distribution. In such cases, your ability to recover on any claim with respect to the mandatory convertible preferred stock in the event of our bankruptcy, liquidation, reorganization or other winding-up would be impaired.

Upon a successful remarketing of the mandatory convertible preferred stock, the terms of your shares of mandatory convertible preferred stock may be modified even if you elect not to participate in the remarketing.

When we attempt to remarket the mandatory convertible preferred stock, the remarketing agent will agree to use its reasonable best efforts to sell the mandatory convertible preferred stock included in the remarketing. In connection with the remarketing, we and the remarketing agent may remarket the mandatory convertible preferred stock with different terms prior to the remarketing, limited to the following: (a) dividends may become payable on the mandatory convertible preferred stock and/or (b) if the closing price of our common stock on the pricing date for a successful remarketing is less than or equal to the initial price, the minimum conversion rate of the mandatory convertible preferred stock will be increased to an amount equal to $1,000, divided by         % of the closing price of our common stock on such date (rounded to the nearest ten-thousandth of a share) (subject to the minimum conversion rate not being increased to be more than the maximum conversion rate). If the remarketing is successful, the modified terms will apply to all the shares of mandatory convertible preferred stock, including those shares that were not included in the remarketing. However, holders of shares of mandatory convertible preferred stock must elect to participate in the remarketing before knowing what the modified terms of the shares will be, or whether the remarketing will be successful. Whenever we remarket the mandatory convertible preferred stock, we will notify holders of Corporate Units and separate shares of mandatory convertible preferred stock of such remarketing. You may determine that the revised terms are not as favorable to you as you would deem appropriate. However, we will not decrease the dividend rate or the minimum conversion rate, or change the maximum conversion rate, in connection with a successful remarketing.

The mandatory convertible preferred stock can only be converted early in limited situations.

Prior to the purchase contract settlement date, which is December 1, 2023, the mandatory convertible preferred stock can only be converted if the shares of mandatory convertible preferred stock have been separated from the related purchase contract, as described herein, and only upon the occurrence of a fundamental change. On and after December 1, 2023 but prior to March 1, 2024, holders of shares of the mandatory convertible preferred stock that are not a part of Corporate Units, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of the mandatory convertible preferred stock. However, in no case can any mandatory convertible preferred stock be converted if a Remarketing Failure has occurred. If the specific conditions for conversion are not met, you will not be able to convert your mandatory convertible preferred stock, and you will not be able to receive the common stock into which the mandatory convertible preferred stock would otherwise be convertible.

There will be no make-whole amount of shares or increase to the conversion rate for conversions of the mandatory convertible preferred stock in connection with a fundamental change, except in limited circumstances.

There will be no make-whole amount of shares or increase to the conversion rate for conversions of the mandatory convertible preferred stock in connection with a fundamental change, except for the limited situation where the stock price for such fundamental change is less than the initial price.

Following a successful remarketing of the mandatory convertible preferred stock where dividends become payable, the trading price of the mandatory convertible preferred stock may not fully reflect the value of their accumulated and unpaid dividends.

Following a successful remarketing of the mandatory convertible preferred stock where dividends become payable on the mandatory convertible preferred stock, the mandatory convertible preferred stock may trade at a price that does not fully reflect the value of accumulated and unpaid dividends on the mandatory convertible preferred stock.

You will have no voting rights with respect to the mandatory convertible preferred stock except under limited circumstances.

You will have no voting rights with respect to the mandatory convertible preferred stock, except with respect to certain amendments to the terms of the mandatory convertible preferred stock, in certain other limited circumstances and except as specifically required or recommended by applicable Delaware law, the NYSE listing rules or by our amended and restated certificate of incorporation. You will have no right to vote for any members of our board of directors, except as required or recommended by Delaware law or the NYSE listing rules.

Under certain circumstances, you may be treated as receiving a taxable distribution on the mandatory convertible preferred stock even though you do not receive any actual cash distribution.

Following a successful remarketing of the mandatory convertible preferred stock where dividends become payable on the mandatory convertible preferred stock, we may, at our option, pay dividends on the mandatory convertible preferred stock wholly or partly in our common stock, as described under “Description of the Mandatory Convertible Preferred Stock—Dividends.” Any such dividends will still be treated as distributions taxable in the same manner as cash distributions. In addition, for United States federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the mandatory convertible preferred stock if (1) the fixed conversion rates of the mandatory convertible preferred stock are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed conversion rates are adjusted as a result of a distribution that is taxable to the holders of our common stock, such as an increase in our quarterly cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed conversion rates might give rise to a taxable deemed dividend to you even though you do not actually receive any cash or other distribution in connection with such adjustment. If you are a non-U.S. holder (as defined under “Material U.S. Federal Income and Estate Tax Consequences”), such constructive dividend may be subject to United States federal withholding tax at a 30% rate unless certain conditions are satisfied and subject to an applicable tax treaty. If we pay withholding taxes on your behalf as a result of an adjustment to the settlement rate, we may, at our option, set off such payments against other amounts such as cash or common stock otherwise due to you. For further details, see “Material U.S. Federal Income and Estate Tax Consequences.”

Risk Factors Relating to the Purchase Contracts

The purchase contract gives you the entire risk of a decline in the price of our common stock without any participation in an increase in the price of our common stock.

The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the daily VWAPs of our common stock during a 40 consecutive trading day market value averaging period, which we refer to as the applicable market value. The market value per share of common stock you receive on the purchase contract settlement date will be no greater than the reference price of $        (which is the closing price of our common stock on the New York Stock Exchange on the pricing date for this offering). If the applicable market value of our common stock is less than the reference price, you will receive a number of shares of our common stock with a value (based on the applicable market value) of less than $100. Accordingly, you assume the risk that the market value of our common stock may decline, and that the decline could be substantial. If the applicable market value of the common stock is greater than the reference price, you will receive a number of shares of our common stock with a value equal to only $100 (based on the applicable market value). As a result, under the purchase contract, you will never receive shares with a value (based on the applicable market value) in excess of $100, which means you will never participate in any appreciation of our stock price above the reference price through the purchase contracts.

In addition, because the number of shares delivered to you on the purchase contract settlement date will be based upon the applicable market value, which is in turn calculated on the basis of the average of the daily VWAPs per share of our common stock during the market value averaging period, the shares of common stock you receive on the purchase contract settlement date may be worth less than the shares of common stock you would have received had the applicable market value been equal to the daily VWAP per share of our common stock on the purchase contract settlement date or the average of the daily VWAPs per share of our common stock over a different period of days.

If you elect to settle your purchase contracts early (other than in connection with a fundamental change), you will receive a number of shares of common stock per purchase contract equal to 85% of the settlement rate calculated as described above but based on the applicable market value of our common stock for a 40 consecutive trading day averaging period following your election to early settle. In this case, even if the applicable market value of the common stock is greater than the reference price, you will receive a number of shares of our common stock with a value equal to only $85 (based on the applicable market value).

If you settle your purchase contracts early with cash and do not monetize (or adequately monetize) your separate shares of mandatory convertible preferred stock, and a Remarketing Failure occurs, you risk losing the investment you made to settle the purchase contract.

From and after the occurrence of a Remarketing Failure, the mandatory convertible preferred stock will no longer be convertible into shares of our common stock and will have no value except for its rights with respect to payments upon our liquidation or dissolution, and will be automatically transferred to us without payment on the mandatory conversion date. If you settle your purchase contract early in order to hold separate shares of mandatory convertible preferred stock, and you do not monetize (or monetize adequately) your separate share of mandatory convertible preferred stock and a Remarketing Failure occurs, you will lose the investment you made in settling your purchase contracts early with separate cash because your separate shares of mandatory convertible preferred stock will no longer have meaningful economic value.

The delivery of make-whole shares upon a fundamental change early settlement of the purchase contracts may not adequately compensate you.

If a fundamental change (as defined below under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) occurs prior to the purchase contract settlement date and you exercise your fundamental change early settlement right with respect to your purchase contracts, you will not be entitled to receive additional value in respect of make-whole shares for such purchase contracts if the stock price (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”), is in excess of $        per share (subject to adjustment). A description of how the number of make-whole shares will be determined is set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares.” There is no make-whole amount of shares or increase to the conversion rate for conversions of the mandatory convertible preferred stock in connection with a fundamental change, except for the limited case where the stock price for such fundamental change is less than the initial price, all as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.” Moreover, in no event will the conversion rate per share of mandatory convertible preferred stock as a result of this adjustment exceed        shares of common stock, subject to adjustment in the same manner as the fixed conversion rates for the mandatory convertible preferred stock as set forth under “Description of the Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.” The make-whole shares in respect of the purchase contracts may not adequately compensate you for any lost value of your Equity Units and/or mandatory convertible preferred stock as a result of such transaction.

In addition, in the event that a holder seeks to exercise its fundamental change early settlement right in respect of its purchase contracts and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

Our obligation, if any, to pay or deliver the make-whole shares upon exercise of your fundamental change early settlement right with respect to your purchase contracts could be considered a penalty, in which case the enforceability thereof would be subject to general principles of equity.

You may not be able to exercise your right to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares our common stock and other securities, if any, deliverable upon early settlement of a purchase contract.

The early settlement right and the fundamental change early settlement right under the purchase contracts are subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of our common stock and other securities, if any, deliverable upon settlement of a purchase contract. Although we have agreed to use our commercially reasonable efforts to have such a registration statement in effect and to provide a prospectus if so required under the U.S. federal securities laws, any failure or inability to maintain an effective registration statement or to have available a prospectus covering the shares our common stock and other securities, if any, deliverable upon early settlement of a purchase contract, including as a result of pending corporate events or announcements that prevent the delivery of a current prospectus, may prevent or delay an early settlement.

You may be required to recognize income without a corresponding receipt of cash to the extent we elect to pay contract adjustment payments in stock or we elect to defer contract adjustment payments.

We may, at our option, pay contract adjustment payments under the purchase contracts wholly or partly in our common stock or defer the payment of all or part of the contract adjustment payments, as described under “Description of the Purchase Contracts—Contract Adjustment Payments.” For U.S. federal income tax purposes, you may be required to recognize ordinary income with respect to the contract adjustment payments even if we pay them partly or wholly in common stock. We intend to report the contract adjustment payments in a manner consistent with this treatment. In addition, if we make such a deferral, and you use the accrual method of accounting for tax purposes, you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash payments. You are urged to consult your tax advisors concerning the possible alternative characterization and tax treatment of the contract adjustment payments. For further details, see “Material U.S. Federal Income and Estate Tax Consequences.”

Under certain circumstances, you may be treated as receiving a taxable distribution on our common stock even though you do not receive any actual distribution.

For United States federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the purchase contract settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the maximum settlement rates are adjusted as a result of a distribution that is taxable to the holders of our common stock, such as an increase in our quarterly cash dividend, you may be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the maximum settlement rates might give rise to a taxable deemed dividend to you even though you do not actually receive any cash or other distribution in connection with such adjustment. If you are a non-U.S. holder (as defined under “Material U.S. Federal Income and Estate Tax Consequences”), such constructive dividend may be subject to United States federal withholding tax at a 30% rate unless certain conditions are satisfied and subject to an applicable tax treaty. If we pay withholding taxes on your behalf as a result of an adjustment to the settlement rate, we may, at our option, withhold such payments from other amounts such as cash or common stock otherwise due to you. For further details, see “Material U.S. Federal Income and Estate Tax Consequences.”

We intend to report contract adjustment payments as ordinary income for U.S. federal income tax purposes subject to withholding to the extent made to non-U.S. holders.

We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined under “Material U.S. Federal Income and Estate Tax Consequences”) as ordinary income generally subject to withholding tax at a 30% rate unless certain conditions are satisfied and subject to an applicable tax treaty. If we pay withholding taxes on your behalf in respect of a contract adjustment payment paid in stock, we may, at our option, withhold such payments from payments of cash and/or from common stock delivered under the purchase contract. You are urged to consult your tax advisors concerning the possible alternative characterization and tax treatment of the contract adjustment payments. For further details, see “Material U.S. Federal Income and Estate Tax Consequences.”

Risk Factors Relating to Our Common Stock

The price of our common stock may be adversely affected by the issuance and sale of our common stock, including upon the settlement of the purchase contracts or conversion of the mandatory convertible preferred stock.

We cannot predict the effect that future issuances or sales of our common stock, if any, including those made upon the settlement of the purchase contracts or conversion of the mandatory convertible preferred stock, may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, including issuances and sales upon the settlement of the purchase contracts or conversion of the mandatory convertible preferred stock, could adversely affect the market price of our common stock.

USE OF PROCEEDS

The aggregate net proceeds to us from the sale of the Equity Units, after deducting the underwriting discounts but before deducting our other fees and expenses related to the offering, will be approximately $        .

We intend to use the net proceeds from this offering for renewable generation investments and general corporate purposes, including additions to working capital and repayment of existing indebtedness. This offering is consistent with meeting our near and long-term financial plan. The Equity Unit structure of this offering allows us to retain share price upside while aligning the expected proceeds with our renewable investment needs.

This offering is expected to satisfy all of our anticipated discrete equity needs through 2024 (except for issuances under our existing programmatic “at-the-market offering” program) and eliminates the need for the discrete (block) equity issuance we originally planned for calendar years 2022 or 2023.

CAPITALIZATION

The table below shows our capitalization on a consolidated basis as of December 31, 2020. The “As Adjusted” column reflects our capitalization after giving effect to this offering of Equity Units and the intended use of net proceeds from this offering. The table below assumes that the over-allotment option is not exercised in this offering.

You should read this table along with our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as “Incorporation By Reference” and “Use of Proceeds” in this prospectus supplement and “Where You Can Find More Information.” in the accompanying prospectus.

	December 31, 2020
	(in millions)
	Actual	As Adjusted
Cash and cash equivalents	$116.5	$

Short-term borrowings (including current portion of long-term debt)	$526.3	$
Long-term debt (excluding amounts due within one year)	9,219.8
Preferred stockholders’ equity	880.0
Common stockholders’ equity	4,872.2
Noncontrolling interest in consolidated subsidiaries	85.6

Total capitalization	$15,057.6	$

ACCOUNTING TREATMENT

The proceeds from the sale of the Corporate Units will be allocated between the purchase contract, contract adjustment payments and the mandatory convertible preferred stock based on the fair value of each at the date of the offering. It is expected that the aggregate liquidation preference of the mandatory convertible preferred stock will be recorded as equity at inception. The fair value of the Corporate Unit contract adjustment payments will be initially charged to shareholders’ equity, with an offsetting credit to liabilities. This liability is accreted over approximately 2.625 years by interest charges. Actual contract adjustment payments reduce this liability.

The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $100 on the purchase contract and will issue the requisite number of shares of our common stock. The $100 per purchase contract that we receive will be credited to shareholders’ equity.

Prior to settlement, the number of shares of our common stock that would be issuable at the end of each reporting period as a result of the purchase contracts will be reflected in our diluted earnings per share calculation, using the “if-converted method” under US GAAP. Under this method, if the stock price falls below the reference price the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) will be the maximum number of shares per the contract. Conversely, if the stock price is above the reference price, a variable number of shares of our common stock will be used in calculating diluted earnings per share. As such, we anticipate there will be a dilutive effect on our earnings per share from the purchase contracts prior to settlement.

Convertible securities factor into the earnings per share calculation under the “if-converted method”, if dilutive. Such securities are typically assumed to be converted at the beginning of the period or upon issuance (if later), with the resulting shares of common stock included in the denominator of the diluted earnings per share calculation for the entire period being presented. However, under the “if-converted method”, contingently convertible shares where conversion is not tied to a market price trigger are excluded from the calculation of diluted EPS until such time as the contingency has been resolved.

The mandatory convertible preferred stock included with the Corporate Units fall under this latter category, where the conversion is contingent on a successful remarketing of the preferred host. As a result, shares of the mandatory convertible preferred stock will be assumed to be converted to common stock at the beginning of the applicable reporting period when the contingency has resolved, and the resulting shares of common stock are included in the denominator of the diluted earnings per share calculation for the entire period being presented.

On August 5, 2020, the Financial Accounting Standards Board issued Accounting Standard Update 2020-06, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The Company will apply the new standard beginning in January 2022. This new standard will impact 1) how the stock price is calculated for deriving diluted shares under the forward contract and 2) the contract adjustment payments will be included in the diluted share calculation.

DESCRIPTION OF THE EQUITY UNITS

In this Description of the Equity Units, “we,” “us” and “our” refer only to NiSource Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the terms of the Equity Units. This summary, together with the summary of the terms of the purchase contracts, the purchase contract and pledge agreement, the mandatory convertible preferred stock and our common stock set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Mandatory Convertible Preferred Stock” in this prospectus supplement and under the caption “Description of Capital Stock—Common Stock” in the accompanying prospectus, is a description of the material terms of the Equity Units but does not purport to be complete, and we refer you to the documents which will govern your rights as holders of the Equity Units and which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, including the purchase contract and pledge agreement and the certificate of designations.

General

We will issue the Equity Units under the purchase contract and pledge agreement between us and U.S. Bank National Association, as purchase contract agent (the “purchase contract agent”), and U.S. Bank National Association, as collateral agent (the “collateral agent”), custodial agent (the “custodial agent”), and securities intermediary (the “securities intermediary”). The Equity Units may be Corporate Units, Treasury Units or Cash Settled Units. The Equity Units will initially consist of 7,500,000 Corporate Units (or 8,625,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $100. Each Corporate Unit offered by us will consist of:

(1)	a purchase contract under which:

•

the holder will agree to purchase from us on December 1, 2023, which we refer to as the “purchase contract settlement date,” and we will agree to sell to the holder, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts—Termination” or is settled early as described under “Description of the Purchase Contracts—Early Settlement” or “—Early Settlement Upon a Fundamental Change,” for $100, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “—Early Settlement” or “—Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares”; and

•

we will pay to the holder quarterly contract adjustment payments at the rate of        % of the stated amount of $100 per year, subject to our right to defer such contract adjustment payments, payable in cash, shares of our common stock or a combination thereof, at our election; and

(2)	either:

•

a 1/10th, or 10%, undivided beneficial ownership in one share of Series C Mandatory Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share (the “mandatory convertible preferred stock”), issued by us; or

•	following a successful optional remarketing, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”

“Applicable ownership interest” means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio, a 1/10, or 10%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to the purchase contract settlement date.

The fair market value of the Corporate Units we issue will be recorded in our financial statements based on an allocation between the purchase contracts, the contract adjustment payments and the mandatory convertible preferred stock in proportion to their respective fair market values at the time of issuance. Under the purchase contract and pledge agreement, you will be deemed to have agreed to allocate the entire purchase price to your mandatory convertible preferred stock as described under “Material U.S. Federal Income and Estate Tax Consequences—Tax Treatment of the Equity Units.”

As long as an Equity Unit is in the form of a Corporate Unit, any ownership interest in a share of mandatory convertible preferred stock or any applicable ownership interest in the Treasury portfolio forming a part of the Corporate Unit will be pledged to us through the collateral agent to secure your obligation to purchase our common stock under the related purchase contract.

Creating Treasury Units by Substituting a Treasury Security for Mandatory Convertible Preferred Stock

Each holder of 10 Corporate Units may create, at any time other than (i) if we elect to conduct an optional remarketing, during the period from 4:00 p.m., New York City time, on the second business day immediately preceding the first day of any optional remarketing period until the settlement date of such remarketing or the date we announce that no successful optional remarketing has occurred during the optional remarketing period, (ii) following any successful remarketing (unless a condition precedent set forth in the remarketing agreement is not fulfilled prior to the scheduled settlement date for such remarketing), (iii) the period from 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period until 9:00 a.m., New York City time, on the business day immediately succeeding the last day of the final remarketing period and (iv) the period from and after 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date (we refer to each such period as a “blackout period”), 10 Treasury Units by substituting for the share of mandatory convertible preferred stock that is a component of 10 Corporate Units a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on or prior to December 1, 2023 (e.g., CUSIP No. 9128206B8), which we refer to as a “Treasury security.” This substitution would create 10 Treasury Units, and the related share of mandatory convertible preferred stock would be released to the holder and would be separately tradable from the Treasury Units. Because the mandatory convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units.

Each Treasury Unit will consist of:

(1)	a purchase contract under which:

•

the holder will agree to purchase from us on the purchase contract settlement date, and we will agree to sell to the holder, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts— Termination” or is settled early as described under “Description of the Purchase Contracts—Early Settlement” or “— Early Settlement Upon a Fundamental Change,” for $100, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “—Early Settlement” or “—Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares”; and

•

we will pay to the holder quarterly contract adjustment payments at the rate of        % of the stated amount of $100 per year, subject to our right to defer such contract adjustment payments, payable in cash, shares of our common stock or a combination thereof, at our election; and

(2)	a 1/10th, or 10%, undivided beneficial ownership interest in a Treasury security.

The term “business day” means any day other than a Saturday or a Sunday or any other day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.

To create 10 Treasury Units, a holder is required to:

•	deposit with the collateral agent a Treasury security, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 10 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited the Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related share of mandatory convertible preferred stock.

Promptly following receipt of written instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related share of mandatory convertible preferred stock from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Corporate Units;

•	transfer the related share of mandatory convertible preferred stock to the holder; and

•	deliver or cause to be delivered 10 Treasury Units to the holder.

The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be substituted for the share of mandatory convertible preferred stock and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The share of mandatory convertible preferred stock thereafter will trade and be transferable separately from the Treasury Units.

Holders who create Treasury Units or recreate Corporate Units, as discussed below, will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, reasonable fees and expenses of the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary and their respective counsel) payable in connection with the creation of Treasury Units, the recreation of Corporate Units and any related substitutions of collateral. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

There are risks associated with the creation of Treasury Units, in particular if you continue to hold the separate shares of mandatory convertible preferred stock and a Remarketing Failure occurs. See “Risk Factors—Risk Factors Relating to the Equity Units—If a Remarketing Failure occurs and you hold Treasury Units or Cash Settled Units and separate shares of mandatory convertible preferred stock, you must recreate Corporate Units in order to avoid losing your pledged Treasury securities or cash and being left with mandatory convertible preferred stock with little economic value” and “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—If a Remarketing Failure occurs, the mandatory convertible preferred stock will not convert into any shares of our common stock and will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon.”

Recreating Corporate Units from Treasury Units

Each holder of 10 Treasury Units will have the right, at any time other than during a blackout period, to substitute for the related Treasury security held by the collateral agent one share of mandatory convertible preferred stock for each such 10 Treasury Units. This substitution would recreate Corporate Units and the applicable Treasury security would be released to the holder. Because the mandatory convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Treasury Units may make the substitution only in integral multiples of 10 Treasury Units.

To recreate 10 Corporate Units, a holder is required to:

•

deposit with the collateral agent one share of mandatory convertible preferred stock, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 10 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited one share of mandatory convertible preferred stock with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related Treasury security.

Promptly following receipt of written instructions from the purchase contract agent and receipt of the share of mandatory convertible preferred stock, the collateral agent will release the related Treasury security from the pledge by directing the securities intermediary to transfer such Treasury security to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver or cause to be delivered 10 Corporate Units to the holder.

The share of mandatory convertible preferred stock will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade and be transferable separately from the Corporate Units.

If (1) despite using its reasonable best efforts, the remarketing agent cannot remarket the mandatory convertible preferred stock on or prior to the last day of the final remarketing period, at a price equal to or greater than $1,000 multiplied by the aggregate number of shares of mandatory convertible preferred stock to be remarketed or (2) the final remarketing has not occurred on or prior to the last day of the final remarketing period, or the final remarketing has not settled as set forth in the remarketing agreement, because a condition precedent to the remarketing has not been fulfilled or otherwise, which we refer to in each case as a “Remarketing Failure,” no shares of our common stock will be delivered upon automatic conversion of the mandatory convertible preferred stock that remains outstanding following the purchase contract settlement date and each such share of mandatory convertible preferred stock will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon. If you had created Treasury Units and a Remarketing Failure occurs, you will have from 9:00 a.m., New York City time, on the business day immediately succeeding the last day of the final remarketing period until 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date to recreate Corporate Units with separate shares of mandatory convertible preferred stock, in order for such shares to be automatically applied in satisfaction of your obligations under the related purchase contracts as described in “Description of the Mandatory Convertible Preferred Stock—Automatic Settlement upon Failed Final Remarketing.” If you do not recreate Corporate Units during this period, your pledged Treasury security will be used to satisfy your obligations under the related purchase contracts, and, if you hold shares of separate mandatory convertible preferred stock, those shares will no longer convert into common stock and will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon. See “Risk Factors—Risk Factors Relating to the Equity Units—If a Remarketing Failure occurs and you hold Treasury Units or Cash Settled Units and separate shares of mandatory convertible preferred stock, you must recreate Corporate Units in order to avoid losing your pledged Treasury securities or cash and being left with mandatory convertible preferred stock with little economic value”, “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—If a Remarketing Failure occurs, the mandatory convertible preferred stock will not convert into any shares of our common stock and will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon” and “Risk Factors—Risk Factors Relating to the Equity Units—Because the

Equity Units and mandatory convertible preferred stock will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the Equity Units and mandatory convertible preferred stock and exercise their rights and remedies.”

Creating Cash Settled Units from Corporate Units

Each holder of 10 Corporate Units may create, only during the period after the date we give notice of a final remarketing (as defined under “Description of the Purchase Contracts—Final Remarketing”) and prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period, Cash Settled Units by substituting for the share of mandatory convertible preferred stock that is a component of the Corporate Units $1,000 in cash. This substitution would create 10 Cash Settled Units, and the related share of mandatory convertible preferred stock would be released to the holder and would be separately tradable from the Cash Settled Units. Because the mandatory convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. Holders of Cash Settled Units do not have the right to recreate Corporate Units or create Treasury Units.

Each Cash Settled Unit will consist of:

(1)	a purchase contract under which:

•

the holder will agree to purchase from us on the purchase contract settlement date, and we will agree to sell to the holder, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts—Termination” or is settled early as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”, for $100, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock” or “—Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares”; and

•

we will pay to the holder the final quarterly contract adjustment payment due on the purchase contract settlement date (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon), payable in cash, shares of our common stock or a combination thereof, at our election; and

(2)	$100 in cash.

To create 10 Cash Settled Units, a holder is required to:

•	deposit with the collateral agent $1,000 in cash; and

•

transfer to the purchase contract agent 10 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited $1,000 in cash with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related share of mandatory convertible preferred stock.

Promptly following receipt of written instructions from the purchase contract agent and receipt of $1,000 in cash, the collateral agent will release the related share of mandatory convertible preferred stock from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Corporate Units;

•	transfer the related share of mandatory convertible preferred stock to the holder; and

•	deliver or cause to be delivered 10 Cash Settled Units to the holder.

The $1,000 of cash will be substituted for the share of mandatory convertible preferred stock and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. Cash held as a component of the Cash Settled Unit will be held in a non-interest bearing account as set forth in the purchase contract and pledge agreement. The share of mandatory convertible preferred stock thereafter will trade and will be transferable separately from the Cash Settled Units.

Holders who create Cash Settled Units, as discussed below, will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, the reasonable fees and expenses of the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary and their respective counsel) payable in connection with the creation of Cash Settled Units and any related substitutions of collateral. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

There are risks associated with the creation of Cash Settled Units, in particular if you continue to hold the separate shares of mandatory convertible preferred stock and a Remarketing Failure occurs. See “Risk Factors—Risk Factors Relating to the Equity Units—If a Remarketing Failure occurs and you hold Treasury Units or Cash Settled Units and separate shares of mandatory convertible preferred stock, you must recreate Corporate Units in order to avoid losing your pledged Treasury securities or cash and being left with mandatory convertible preferred stock with little economic value” and “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—If a Remarketing Failure occurs, the mandatory convertible preferred stock will not convert into any shares of our common stock and will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon.”

Recreating Corporate Units from Cash Settled Units

If no successful remarketing occurs during the final remarketing period or a condition precedent set forth in the remarketing agreement for the final remarketing is not fulfilled, each holder of 10 Cash Settled Units will have the right, at any time from and after 9:00 a.m., New York City time, on the business day immediately succeeding the last day of the final remarketing period (or the date of such failure under the remarketing agreement, as the case may be), until 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, to substitute for the related $1,000 in cash held by the collateral agent one share of mandatory convertible preferred stock for each such 10 Cash Settled Units. This substitution would recreate Corporate Units and the applicable $1,000 of cash would be released to the holder. Because the mandatory convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Cash Settled Units may make the substitution only in integral multiples of 10 Cash Settled Units.

To recreate 10 Corporate Units, a holder is required to:

•

deposit with the collateral agent one share of mandatory convertible preferred stock, which must be purchased in the open market at the expense of the Cash Settled Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 10 Cash Settled Units, accompanied by a notice stating that the holder of the Cash Settled Units has deposited one share of mandatory convertible preferred stock with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related $1,000 of cash.

Promptly following receipt of written instructions from the purchase contract agent and receipt of the share of mandatory convertible preferred stock, the collateral agent will release the related $1,000 of cash from the pledge by directing the securities intermediary to transfer such $1,000 of cash to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Cash Settled Units;

•	transfer the related $1,000 of cash to the holder; and

•	deliver or cause to be delivered 10 Corporate Units to the holder.

The share of mandatory convertible preferred stock will be substituted for the $1,000 of cash and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts, with such share to be applied to satisfy such obligation as set forth under “Description of the Mandatory Convertible Preferred Stock—Automatic Settlement Upon Failed Final Remarketing.”

If a Remarketing Failure occurs, with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, no shares of our common stock will be delivered upon automatic conversion of such shares of mandatory convertible preferred stock and each such share of mandatory convertible preferred stock will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon. If you had created Cash Settled Units in advance of the final remarketing period and a Remarketing Failure occurs, you will have from 9:00 a.m., New York City time, on the business day immediately succeeding the last day of the final remarketing period until 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date to recreate Corporate Units with separate shares of mandatory convertible preferred stock, in order for such shares to be automatically applied in satisfaction of your obligations under the related purchase contracts as described in “Description of the Mandatory Convertible Preferred Stock—Automatic Settlement upon Failed Final Remarketing.” If you do not recreate Corporate Units during this period, your pledged cash will be used to satisfy your obligations under the related purchase contracts, and, if you hold shares of separate mandatory convertible preferred stock, those shares will no longer convert into shares of our common stock and they will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon.

See “Risk Factors—Risk Factors Relating to the Equity Units—If a Remarketing Failure occurs and you hold Treasury Units or Cash Settled Units and separate shares of mandatory convertible preferred stock, you must recreate Corporate Units in order to avoid losing your pledged Treasury securities or cash and being left with mandatory convertible preferred stock with little economic value”, “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—If a Remarketing Failure occurs, the mandatory convertible preferred stock will not convert into any shares of our common stock and will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon” and “Risk Factors—Risk Factors Relating to the Equity Units—Because the Equity Units and mandatory convertible preferred stock will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the Equity Units and mandatory convertible preferred stock and exercise their rights and remedies.”

Current Payments

Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of        % per year on the stated amount of $100 per Equity Unit until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change where the holder has elected to settle its purchase contracts early in connection with such fundamental change as described in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) and the most recent quarterly payment date on or before an early settlement as described in “Description of the Purchase Contracts—Early Settlement.” Holders of Cash Settled Units will receive the final quarterly contract adjustment payment payable by us on the purchase contract settlement date. Holders of Corporate Units will not receive any dividends on the mandatory convertible preferred stock attributable to such Corporate Units (but will receive distributions on the applicable ownership interest in the Treasury portfolio, if any, if the mandatory convertible preferred stock has been replaced by the Treasury portfolio) and the liquidation preference of the mandatory convertible preferred stock will not accrete. Any contract adjustment payments may be paid in cash, shares of our common stock or a combination thereof, at our election, as described herein. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units or the cash that is a component of the Cash Settled Units. If dividends become payable on the mandatory convertible preferred stock in connection with a successful remarketing, the holders of Treasury Units or Cash Settled Units that continue to hold the shares of mandatory convertible preferred stock that were released to them when such Treasury Units or Cash Settled Units were created, will receive, when, as and if declared by our board of directors, a dividend payment on their separate shares of mandatory convertible preferred stock on March 1, 2024 (or, at our election in consultation with the remarketing agent in connection with a successful optional remarketing, on each of December 1, 2023 and March 1, 2024) if they continue to hold such shares.

We will make all contract adjustment payments quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (except where such date is not a business day, in which case contract adjustment payments will be payable as of the next subsequent business day, without adjustment), commencing on June 1, 2021.

We have the right to defer payment of quarterly contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments.” Even if dividends become payable on the mandatory convertible preferred stock in connection with a successful remarketing, and dividends therefore begin to accumulate on the mandatory convertible preferred stock, we are not obligated to declare or pay any such dividends on the mandatory convertible preferred stock, as described under “Description of the Mandatory Convertible Preferred Stock—Dividends.”

Listing

We intend to apply for listing of the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “                ,” but there is no guarantee that such listing will be approved. Unless and until substitution has been made as described above, none of the mandatory convertible preferred stock component of a Corporate Unit, the Treasury security component of a Treasury Unit nor the cash component of a Cash Settled Unit will trade separately from Corporate Units, Treasury Units or Cash Settled Units. The mandatory convertible preferred stock component will trade as a unit with the purchase contract component of the Corporate Units, the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units and the cash component will trade as a unit with the purchase contract component of the Cash Settled Units. In addition, if Treasury Units, Cash Settled Units or shares of mandatory convertible preferred stock are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we may, but have no obligation to, cause the Treasury Units, Cash Settled Units or mandatory convertible preferred stock to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange.

Voting and Certain Other Rights

Holders of purchase contracts forming part of the Corporate Units, Treasury Units, or Cash Settled Units, in their capacities as such holders, will have no voting or other rights in respect of our common stock. Holders of shares of mandatory convertible preferred stock, whether or not part of a Corporate Unit, will have only the limited voting rights described in “Description of the Mandatory Convertible Preferred Stock—Limited Voting Rights.”

DESCRIPTION OF THE PURCHASE CONTRACTS

In this Description of the Purchase Contracts, “we,” “us” and “our” refer only to NiSource Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of certain provisions of the purchase contracts, which will be issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the purchase contracts and of the purchase contract and pledge agreement, including the definitions in the purchase contracts of certain terms. Wherever particular provisions or defined terms of the purchase contracts are referred to, such provisions or defined terms are incorporated into this prospectus supplement by reference.

Purchase of Common Stock

Each purchase contract that is a part of a Corporate Unit, a Treasury Unit or a Cash Settled Unit will obligate its holder to purchase, and us to sell, on the purchase contract settlement date (unless the purchase contract terminates prior to that date as described under “—Termination” or is settled early at the holder’s option as described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change”), for $100 in cash, a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below). The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we call the “settlement rate”) will be rounded to the nearest ten-thousandth of a share and determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” below:

(1)

If the applicable market value of our common stock is less than or equal to $                , which we refer to as the “reference price,” the settlement rate will be                shares of our common stock (which we refer to as the “maximum settlement rate”).

Accordingly, if the market price for our common stock decreases from the date of this prospectus supplement and during the market value averaging period (described below), the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount of $100, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock.

(2)

If the applicable market value of our common stock is greater than the reference price, the settlement rate will be a number of shares of our common stock equal to $100 divided by that applicable market value.

Accordingly, if the market price for the common stock increases from the date of this prospectus supplement and during the market value averaging period, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount of $100, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

The reference price initially equals the closing price of our common stock on the New York Stock Exchange on the pricing date for this offering.

If you elect to settle your purchase contract early in the manner described under “—Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be equal to 85% of the settlement rate determined in the manner set forth above but over a 40 consecutive trading day period beginning on the trading day immediately following the day you exercise your early settlement right, which we refer to as the “early settlement averaging period.” If you elect to settle your purchase contract early upon a fundamental change, the number of shares of our common stock issuable upon settlement will be determined as described under “—Early Settlement Upon a Fundamental Change.”

The “applicable market value” of our common stock means the average of the daily VWAPs of our common stock during the market value averaging period.

The “market value averaging period” means the 40 consecutive trading day period beginning on, and including, the 41st scheduled trading day immediately preceding the purchase contract settlement date.

The “daily VWAP” of our common stock means, for each relevant trading day, the per share volume weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page “NI <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

A “trading day” means (a) a day (i) on which the New York Stock Exchange, or, if our common stock is not then listed on the New York Stock Exchange, the principal exchange or quotation system on which our common stock is listed or admitted for trading, is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, or (b) if our common stock is not so listed or admitted for trading, a “trading day” means a business day.

A “scheduled trading day” is any day that is scheduled to be a trading day.

A “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

If a market disruption event occurs on any scheduled trading day during the market value averaging period or any early settlement averaging period, we will notify investors on the calendar day on which such event occurs.

If 40 trading days for our common stock have not occurred during the period from, and including, the first day of the market value averaging period to, and including, the second scheduled trading day immediately prior to the purchase contract settlement date, all remaining trading days in the market value averaging period will be deemed to occur on that second scheduled trading day immediately prior to the purchase contract settlement date, and the daily VWAP of our common stock for each of those remaining trading days will be the daily VWAP of our common stock on that second scheduled trading day or, if such day is not a trading day, the closing price as of such day.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant date for delivery of shares of our common stock, in the case of early settlement). If, however, a holder surrenders for settlement more than one purchase contract on the same date, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered on such date or, if the Equity Units are held in global book-entry form, based on such other aggregate number of purchase contracts being surrendered by the holder on the same date as DTC may otherwise require.

The “closing price” per share of our common stock means, on any date of determination, the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “closing price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Unless:

•

a holder has settled the related purchase contracts early by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change”; or

•	an event described under “—Termination” has occurred,

then, on the purchase contract settlement date,

•

in the case of Corporate Units where there has been a successful remarketing of the mandatory convertible preferred stock, a portion of the proceeds from the final remarketing, or the proceeds at maturity of the Treasury portfolio from an earlier optional remarketing, as applicable, equal to $1,000 multiplied by the number of shares of the mandatory convertible preferred stock underlying the Corporate Units that were remarketed will automatically be applied to satisfy in full the holders’ obligations to purchase our common stock under the related purchase contracts (and, on the settlement date for such successful remarketing, any excess proceeds will have been delivered to the purchase contract agent for remittance on such date to the holders whose shares of mandatory convertible preferred stock were remarketed);

•

in the case of Corporate Units where there has not been a successful remarketing of the mandatory convertible preferred stock, each holder will be deemed to have automatically delivered to us on the purchase contract settlement date the ownership interests in the shares of mandatory convertible preferred stock that are a part of such Corporate Units (unless such holder shall have elected to settle the related purchase contracts in cash as described under “—Final Remarketing”) to satisfy in full the holder’s obligations to purchase our common stock under the related purchase contracts;

•

in the case of Treasury Units, the cash proceeds of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of the Treasury Units; and

•

in the case of Cash Settled Units, the cash component of such units will automatically be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts.

Our common stock will then be issued and delivered to the holder or the holder’s designee, promptly following presentation and surrender of the certificate evidencing the Corporate Units, the Treasury Units or the Cash Settled Units, if in certificated form, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than the holder.

Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of a purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.

By purchasing a Corporate Unit, a Treasury Unit or a Cash Settled Unit, a holder will be deemed to have, among other things:

•

irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the purchase contract and the related purchase contract and pledge agreement in the name of and on behalf of such holder; and

•

agreed to be bound by the terms and provisions of the Corporate Units, Treasury Units and Cash Settled Units and perform its obligations under the related purchase contract and the purchase contract and pledge agreement.

In addition, each beneficial owner of an Equity Unit, by acceptance of the beneficial interest therein, will be deemed to have agreed to treat itself as the owner of the related mandatory convertible preferred stock, applicable interest in the Treasury portfolio, Treasury securities or cash, as the case may be.

Remarketing

We will enter into a remarketing agreement with a nationally recognized investment banking firm, as remarketing agent. Pursuant to the remarketing agreement, remarketing of the mandatory convertible preferred stock underlying the Corporate Units and any separate shares of mandatory convertible preferred stock whose holders have elected to participate in the remarketing will be attempted as described below. We refer to each of an “optional remarketing” and the “final remarketing” (each as defined below) as a “remarketing.” No remarketing will occur if a termination event (as defined under “—Termination” below) has occurred or, in the case of an optional remarketing, certain other events have occurred as described below.

As described under “Description of the Mandatory Convertible Preferred Stock—Remarketing,” in connection with a successful remarketing, (i) dividends may become payable on the mandatory convertible preferred stock as described below and (ii) the minimum conversion rate of the mandatory convertible preferred stock may be increased as described below. If dividends become payable on the mandatory convertible preferred stock, such dividends will be payable at the applicable dividend rate determined in connection with such remarketing, when, as and if declared by our board of directors, on March 1, 2024 (or, at our election in consultation with the remarketing agent, on each of December 1, 2023 and March 1, 2024).

During any blackout period you do not have the right to:

•	settle a purchase contract early;

•	create Treasury Units;

•	create Cash Settled Units; or

•	recreate Corporate Units from Treasury Units or Cash Settled Units.

We will use commercially reasonable efforts to ensure that a registration statement with regard to the full amount of the mandatory convertible preferred stock to be remarketed will be effective in a form that may be used by the remarketing agent in connection with the remarketing process (unless such registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

Optional Remarketing

Unless a termination event has occurred, we may elect, at our option, to remarket the mandatory convertible preferred stock during a period (which we call the “optional remarketing window”) beginning on and including September 1, 2023 and ending on and including November 3, 2023. Any remarketing in the optional remarketing window will occur during a fifteen-business day remarketing period (which we call an “optional remarketing period”) consisting of fifteen sequential possible remarketing dates selected by us and will include shares of mandatory convertible preferred stock underlying Corporate Units and other shares of mandatory convertible preferred stock of holders that have elected to include those shares in the remarketing as described under “Description of the Mandatory Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units.” We may attempt remarketings during multiple optional remarketing periods in the optional remarketing window so long as we issue a press release and give to the depositary at least 15 calendar days’ notice prior to the first day of any optional remarketing period as described below. We refer to a remarketing that occurs during the optional remarketing window as an “optional remarketing” and the date we price the mandatory convertible preferred stock offered in an optional remarketing as the “optional remarketing date.”

If we elect to conduct an optional remarketing, we and the remarketing agent will use our reasonable best efforts to remarket and price the mandatory convertible preferred stock. For the avoidance of doubt, and without limiting the generality of the foregoing, we and our board of directors will accept the terms of a successful optional remarketing if the closing price of our common stock at the time of the remarketing is above the threshold appreciation price of the mandatory convertible preferred stock (as defined under “Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion”). In order for such optional remarketing to be successful, the remarketing agent must obtain a price (i) for shares of mandatory convertible preferred stock that are components of Corporate Units, that results in proceeds of at least 100% of the Treasury portfolio purchase price described below and (ii) for shares of mandatory convertible preferred stock that are not part of Corporate Units, at least equal to the separate mandatory convertible preferred stock purchase price (as defined in “Description of the Mandatory Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units”), which will be the same price, on a per share basis, as the shares of mandatory convertible preferred stock included as components of Corporate Units. To obtain that price, (a) dividends may become payable on the mandatory convertible preferred stock and/or (b) if the closing price of our common stock on the pricing date for a successful remarketing is less than or equal to the initial price (as defined under “Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion”), the minimum conversion rate of the mandatory convertible preferred stock will be increased to an amount equal to $1,000 divided by                 % of the closing price of our common stock on such date (rounded to the nearest ten-thousandth of a share), each as described under “Description of the Mandatory Convertible Preferred Stock—Terms of Remarketed Mandatory Convertible Preferred Stock.” The dividend rate and/or increased minimum conversion rate will be a fixed dividend rate and/or minimum conversion rate (subject to adjustment in certain circumstances) determined by our board of directors, after consultation with the remarketing agent, as the rate(s) the mandatory convertible preferred stock should bear and the terms the mandatory convertible preferred stock should include in order for the net remarketing proceeds to equal at least the sum of (x) 100% of the purchase price of the Treasury portfolio and (y) the separate mandatory convertible preferred stock purchase price for shares of mandatory convertible preferred stock that are not included in Corporate Units whose holders have elected to participate in the remarketing. We will not decrease the dividend rate or the minimum conversion rate, or change the maximum conversion rate, in connection with a successful optional remarketing of the mandatory convertible preferred stock.

Notwithstanding the foregoing, in no event will the increased minimum conversion rate for the mandatory convertible preferred stock exceed the then-current maximum conversion rate of the mandatory convertible preferred stock (which is initially                shares of common stock and is subject to adjustment as set forth under “Description of the Mandatory Convertible Preferred Stock— Anti-dilution Adjustments”).

We will issue a press release and request that the depositary notify its participants holding Corporate Units, Treasury Units, and separate shares of mandatory convertible preferred stock as to the dates and procedures to be followed in any optional remarketing no later than 15 calendar days prior to the date we begin such optional remarketing.

Following a successful optional remarketing of the mandatory convertible preferred stock, the remarketing agent will purchase the Treasury portfolio at the Treasury portfolio purchase price (as defined below), and deduct such price from the proceeds of the optional remarketing. Any remaining proceeds will be promptly remitted after the optional remarketing settlement date by the remarketing agent to the purchase contract agent or custodial agent, as the case may be, for the benefit of the holders whose shares of mandatory convertible preferred stock were remarketed.

If we elect to conduct an optional remarketing and such remarketing is successful:

•

settlement of the remarketed mandatory convertible preferred stock will occur on the third business day following the optional remarketing date, or such other date we and the remarketing agent agree to (we refer to such settlement date as the “optional remarketing settlement date”);

•

dividends may become payable on all outstanding shares of mandatory convertible preferred stock (whether or not the holders of such shares elected to participate in the remarketing) and/or the minimum conversion rate of all outstanding shares of mandatory convertible preferred stock (whether or not the holders of such shares elected to participate in the remarketing) will be increased, if applicable, on the optional remarketing settlement date;

•

any terms of the remarketed mandatory convertible preferred stock modified by us in accordance with the certificate of designations establishing the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the mandatory convertible preferred stock (the “certificate of designations”) will become effective on the optional remarketing settlement date, if applicable;

•

if dividends become payable on the mandatory convertible preferred stock, such dividends will be payable on March 1, 2024 (or, at our election in consultation with the remarketing agent, on each of December 1, 2023 and March 1, 2024) at the applicable dividend rate (as such dividend rate may be determined in connection with such remarketing) when, as and if declared by our board of directors;

•	your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio, as described above; and

•	you may no longer create Treasury Units or Cash Settled Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing in the optional remarketing window, or no optional remarketing succeeds for any reason, the terms of the mandatory convertible preferred stock will not be modified and the shares of mandatory convertible preferred stock (other than separate shares of mandatory convertible preferred stock) will continue to be components of the Corporate Units and we and the remarketing agent will use reasonable best efforts to remarket and price the mandatory convertible preferred stock during the final remarketing period as described below.

For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date.

Following a successful optional remarketing, the remarketing agent will purchase, at the Treasury portfolio purchase price, the Treasury portfolio. If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in the description of the Treasury portfolio under “Description of the Equity Units.” If the provisions set forth in this paragraph apply, references in this prospectus supplement to a “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash. Neither we, the purchase contract agent, the collateral agent, the custodial agent, the securities intermediary nor anyone else will be required to invest that cash.

The applicable ownership interests in the Treasury portfolio will be substituted for the shares of mandatory convertible preferred stock that are components of the Corporate Units and such applicable ownership interests will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to $1,000 multiplied by the number of shares of mandatory convertible preferred stock that are components of the Corporate Units at the time of remarketing will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase our common stock under the purchase contracts.

If we elect to remarket the mandatory convertible preferred stock during an optional remarketing period and a successful remarketing has not occurred on or prior to the last day of the optional remarketing period, we will cause a notice of the failed remarketing of the mandatory convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News and the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the mandatory convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing and we will request the depositary to notify its participants holding separate shares of mandatory convertible preferred stock, if any, of the modified terms established for the mandatory convertible preferred stock during the optional remarketing on the business day following the date on which the mandatory convertible preferred stock was successfully remarketed.

Final Remarketing

Unless (i) a termination event has occurred or (ii) the Treasury portfolio has replaced the mandatory convertible preferred stock as a component of the Corporate Units as a result of a successful optional remarketing, the remarketing agent will remarket the shares of mandatory convertible preferred stock that are components of the Corporate Units and any separate shares of mandatory convertible preferred stock whose holders have elected to participate in the remarketing as described under “Description of the Mandatory Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units,” during each day of the five business day period ending on November 17, 2023 (the ninth business day immediately preceding the purchase contract settlement date) until the remarketing is successful. We refer to such period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date we price the mandatory convertible preferred stock offered in the final marketing as the “final remarketing date.”

We and the remarketing agent will use our reasonable best efforts to remarket and price the mandatory convertible preferred stock during the final remarketing period. For the avoidance of doubt, and without limiting the generality of the foregoing, we and our board of directors will accept the terms of a successful final remarketing if the closing price of our common stock at the time of the remarketing is above the threshold appreciation price of the mandatory convertible preferred stock. The remarketing will be considered successful if the remarketing agent is able to obtain a price that results in proceeds of at least $1,000 multiplied by the aggregate number of shares of mandatory convertible preferred stock being remarketed. To obtain that price, (a) dividends may become payable on the mandatory convertible preferred stock and/or (b) if the closing price of our common stock on the pricing date for a successful remarketing is less than or equal to the initial price (as defined under “Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion”), the minimum conversion rate of the mandatory convertible preferred stock will be increased to an amount equal to

$1,000 divided by                 % of the closing price of our common stock on such date (rounded to the nearest ten-thousandth of a share), each as described under “Description of the Mandatory Convertible Preferred Stock—Terms of Remarketed Mandatory Convertible Preferred Stock.” The dividend rate and/or increased minimum conversion rate will be a fixed dividend rate and/or minimum conversion rate (subject to adjustment in certain circumstances) determined by our board of directors, after consultation with the remarketing agent, as the rate(s) the mandatory convertible preferred stock should bear and the terms the mandatory convertible preferred stock should include in order for the net remarketing proceeds to equal at least $1,000 multiplied by the number of shares of mandatory convertible preferred stock being remarketed. We will not decrease the dividend rate or the minimum conversion rate, or change the maximum conversion rate, in connection with a successful final remarketing of the mandatory convertible preferred stock.

Notwithstanding the foregoing, in no event will the increased minimum conversion rate for the mandatory convertible preferred stock exceed the then-current maximum conversion rate of the mandatory convertible preferred stock (which is initially                shares of common stock and is subject to adjustment as set forth under “Description of the Mandatory Convertible Preferred Stock—Anti-dilution Adjustments”). As a result of this limitation, and our inability to increase the maximum conversion rate, there is a greater risk of a failure to achieve a successful remarketing. If there is a Remarketing Failure, then, with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, no shares of our common stock will be delivered upon automatic conversion of such shares of mandatory convertible preferred stock and each such share of mandatory convertible preferred stock will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon. If you hold Treasury Units or Cash Settled Units at the time of a Remarketing Failure, you must recreate Corporate Units with separate shares of mandatory convertible preferred stock during a limited period of time in order to avoid having your Treasury security or cash, as applicable, applied toward satisfaction of your obligations under your purchase contract. If you do not so recreate Corporate Units and have not monetized your separate share of mandatory convertible preferred stock, you will suffer a loss of your investment in the Treasury security or such cash.

We will issue a press release and substantially contemporaneously request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of mandatory convertible preferred stock of the remarketing no later than October 20, 2023 (each, a “notice of a final remarketing”). In our notice of a final remarketing, we will set forth, among other things:

•	the dates of the final remarketing period;

•	applicable procedures for holders of separate shares of mandatory convertible preferred stock to participate in the final remarketing;

•	the applicable procedures for holders of Corporate Units to create Treasury Units or Cash Settled Units;

•	the applicable procedures for holders of Corporate Units to settle their purchase contracts early;

•

that, following a Remarketing Failure, with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, no shares of our common stock will be delivered upon automatic conversion of such shares of mandatory convertible preferred stock on or around March 1, 2024 and each such share of mandatory convertible preferred stock will be automatically transferred to us without any payment of cash or shares of our common stock thereon;

•

the applicable procedures for holders of Treasury Units or Cash Settled Units to recreate Corporate Units following the final remarketing period in the case of a Remarketing Failure in order for their separate shares of mandatory convertible preferred stock to be applied as described under “Description of the Mandatory Convertible Preferred Stock—Automatic Settlement upon Failed Final Remarketing”; and

•

any other applicable procedures, including the procedures that must be followed by a holder of an ownership interest in a share of mandatory convertible preferred stock that is a part of a Corporate Unit in the case of a failed final remarketing if such holder wishes not to have its ownership interests in shares of mandatory convertible preferred stock automatically delivered to us as described in this prospectus supplement in satisfaction of its obligation under the related purchase contracts.

We have the right to postpone the final remarketing in our absolute discretion on any day prior to the last business day of the final remarketing period.

If the final remarketing is successful:

•

settlement of the remarketed mandatory convertible preferred stock will occur on the third business day following the final remarketing date (or such other date as we and the remarketing agent agree to, but in no event later than the purchase contract settlement date) (we refer to such settlement date as the “final remarketing settlement date”);

•

dividends may become payable on all outstanding shares of mandatory convertible preferred stock (whether or not the holder of such shares elected to participate in the remarketing) and/or the minimum conversion rate of all outstanding shares of mandatory convertible preferred stock (whether or not the holder of such shares elected to participate in the remarketing) will be increased, if applicable, effective on the final remarketing settlement date;

•

if dividends become payable on the mandatory convertible preferred stock, such dividends will be payable on March 1, 2024 at the applicable dividend rate (as such dividend rate may be determined in connection with such remarketing), when, as and if declared by our board of directors;

•

a portion of the proceeds from the remarketing equal to $1,000 multiplied by the number of shares of mandatory convertible preferred stock underlying Corporate Units that were remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date, and any remaining proceeds will be promptly remitted to the purchase contract agent for distribution to such holders on the final remarketing settlement date pro rata in accordance with their respective interests; and

•

the proceeds from the remarketing attributable to holders of separate shares of mandatory convertible preferred stock who have elected to participate in the remarketing will be remitted by the remarketing agent to the custodial agent for remittance pro rata to such holders on the final remarketing settlement date.

Where the final remarketing settlement date occurs prior to the purchase contract settlement date, a portion of the proceeds from the remarketing equal to $1,000 multiplied by the number of shares of mandatory convertible preferred stock underlying Corporate Units that were remarketed will be substituted for the shares of mandatory convertible preferred stock that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations under the purchase contracts. Any remaining proceeds from such shares of mandatory convertible preferred stock will be remitted to the purchase contract agent for remittance on the final remarketing settlement date pro rata to such holders in accordance with their respective interests as described above. Neither we, the purchase contract agent, the collateral agent, the custodial agent, the securities intermediary nor anyone else will be required to invest the portion of the cash pledged to us.

If (1) despite using its reasonable best efforts, the remarketing agent cannot remarket the related mandatory convertible preferred stock on or prior to the last day of the final remarketing period, at a price equal to or greater than $1,000 multiplied by the aggregate number of shares of mandatory convertible preferred stock to be remarketed or (2) the final remarketing has not occurred on or prior to the last day of the final remarketing period, or the final remarketing has not settled as set forth in the remarketing agreement, because a condition precedent to the remarketing has not been fulfilled or otherwise, in each case resulting in a “Remarketing Failure,” the ownership interests in the shares of mandatory convertible preferred stock held as a part of Corporate Units will be automatically delivered to us, on the purchase contract settlement date, in full satisfaction of the Corporate Unit holder’s obligation to purchase our common stock under the related purchase contract, unless the holder has elected otherwise, as set forth under “Description of the Mandatory Convertible Preferred Stock—Automatic Settlement Upon Failed Final Remarketing.” A Remarketing Failure will result in the shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date no longer being convertible into shares of common stock, and such shares of mandatory convertible preferred stock will not be entitled to any dividends and will be automatically transferred to us without payment on the mandatory conversion date. As a result, holders of Treasury Units or Cash Settled Units must recreate Corporate Units during the limited period from and after 9:00 a.m., New York City time, on the business day immediately succeeding the last day of the final remarketing period, until 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, in order to avoid their pledged Treasury securities or cash, as the case may be, being used to satisfy their obligations under the related purchase contracts. If you do not so recreate Corporate Units and have not monetized your separate share of mandatory convertible preferred stock, you will suffer a loss of your investment in the Treasury security or such cash.

If a successful remarketing has not occurred on or prior to the last day of the final remarketing period, we will cause a notice of the Remarketing Failure to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News and the Dow Jones News Service.

As more fully described in “Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion” below, after the occurrence of a Remarketing Failure, effective as of December 1, 2023 the mandatory convertible preferred stock will no longer be convertible into shares of our common stock and will have no value except for its rights with respect to payments upon our liquidation or dissolution, and will be automatically transferred to us without payment on the mandatory conversion date. As a result, there are significant risks associated with a holder of a Corporate Unit choosing to create Treasury Units or Cash Settled Units to the extent you do not monetize (or monetize adequately) your separate share of mandatory convertible preferred stock.

For a discussion of some of the risks related to the occurrence of a Remarketing Failure, see “Risk Factors—Risk Factors Relating to the Equity Units—If a Remarketing Failure occurs and you hold Treasury Units or Cash Settled Units and separate shares of mandatory convertible preferred stock, you must recreate Corporate Units in order to avoid losing your pledged Treasury securities or cash and being left with mandatory convertible preferred stock with little economic value”, “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—If a Remarketing Failure occurs, the mandatory convertible preferred stock will not convert into any shares of our common stock and will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon” and “Risk Factors—Risk Factors Relating to the Equity Units—Because the Equity Units and mandatory convertible preferred stock will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the Equity Units and mandatory convertible preferred stock and exercise their rights and remedies.”

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may elect to settle the related purchase contracts at any time prior to 4:00 p.m., New York City time, on the scheduled trading day immediately preceding the first day of the market value averaging period, other than during a blackout period. In the case of Corporate Units and Treasury Units, such early settlement may only be made in integral multiples of 10 Corporate Units or 10 Treasury Units, as applicable.

In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$100 multiplied by the number of purchase contracts being settled; plus

•

if the “early settlement date” (as defined below) for any purchase contract occurs during the period from the close of business on any contract adjustment payment record date to the opening of business on the related payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contracts being settled, unless we have elected to defer the contract adjustment payments payable on such date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

The early settlement right is also subject to the condition that, if we determine that it is required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so).

Upon early settlement, except as described below in “—Early Settlement Upon a Fundamental Change,” we will issue, for each purchase contract being settled, 85% of the number of shares of our common stock that would be deliverable for each purchase contract as described in “—Purchase of Common Stock” above as if the “applicable market value” were the average of the daily VWAPs of our common stock during the early settlement averaging period.

We will cause the related shares of mandatory convertible preferred stock or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and (if applicable) securing such purchase contract to be released from the pledge under the purchase contract and pledge agreement, and delivered within two business days following the early settlement date, to the purchase contract agent or transfer agent, as applicable, on behalf of the holder, free and clear of our security interest. In addition, we will issue the number of shares of our common stock to be issued upon settlement of the purchase contract within two business days following the last day of the early settlement averaging period, to the purchase contract agent for delivery to the holder in accordance with instructions provided by such holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the quarterly payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will terminate (except for contract adjustment payments payable to the holders of record on the applicable record date), and no adjustment will be made to or for the holder on account of any amounts accrued in respect of contract adjustment payments since the most recent quarterly payment date.

If the purchase contract agent receives a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form, and payment of $100 for each purchase contract being settled prior to 4:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the “early settlement date.” If the purchase contract agent receives the foregoing on or after 4:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the “early settlement date.”

As more fully described in “Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion” below, after the occurrence of a Remarketing Failure, effective as of December 1, 2023, with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, such shares of mandatory convertible preferred stock will no longer be convertible into shares of our common stock and will have no value except for their rights with respect to payments upon our liquidation or dissolution, and will be automatically transferred to us without payment on the mandatory conversion date. As a result, there are significant risks associated with an early settlement of your purchase contracts to the extent you do not monetize (or monetize adequately) your separate share of mandatory convertible preferred stock.

Early Settlement Upon a Fundamental Change

If a fundamental change (as defined below) occurs prior to the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this prospectus supplement, will have the right to settle the purchase contract early on the fundamental change early settlement date (as defined below) at the settlement rate determined as if the applicable market value equaled the stock price (as defined below under “—Calculation of Make-Whole Shares”), plus an additional number of shares determined as set forth below (such additional number referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”

A “fundamental change” will be deemed to have occurred if any of the following occurs:

(1)

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock;

(2)

(A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries;

(3)	our common stock ceases to be listed on at least one of the New York Stock Exchange, the Nasdaq Global Select Market and the Nasdaq Global Market (or any of their respective successors); or

(4)	our shareholders approve our liquidation, dissolution or termination.

The fundamental change early settlement right is subject to the condition that at such time, if so required under U.S. federal securities laws, there is in effect a registration statement and an available prospectus covering shares of our common stock and other securities, if any, to be delivered pursuant to the purchase contracts being settled. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering our common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a fundamental change (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). The fundamental change early settlement date will be postponed by the number of days during the period on which no such registration statement is effective, except that the fundamental change early settlement date will not be postponed beyond the purchase contract settlement date. If, but for the exception contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the stock price (as defined below under “—Calculation of Make-Whole Shares”) in such fundamental change.

We will provide each holder of Equity Units with a notice of a fundamental change within five business days after the effective date of the fundamental change. The notice will specify:

(1)

a date on which the fundamental change early settlement will occur (the “fundamental change early settlement date”), which will be at least 10 business days after the effective date of such fundamental change but, subject to the foregoing, no later than the earlier of (x) 20 business days after the effective date of such fundamental change and (y) one business day prior to (i) the first day of the commencement of an optional remarketing period, or (ii) if we have not specified an optional remarketing period or the optional remarketing is not successful, the first day of the commencement of the final remarketing period or, if the final remarketing is not successful, the purchase contract settlement date;

(2)	the date by which holders must exercise the fundamental change early settlement right;

(3)	the applicable settlement rate and number of make-whole shares;

(4)	the amount and kind (per share of common stock) of the cash, securities and other consideration receivable by the holder upon settlement; and

(5)

the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. Notwithstanding the foregoing, if the final remarketing period begins less than 10 business days following the occurrence of a fundamental change, the notice will specify the purchase contract settlement date as the fundamental change early settlement date.

To exercise the fundamental change early settlement right, a holder must, no later than the second business day prior to the fundamental change early settlement date:

•	deliver to the purchase contract agent a completed “Election to Settle Early Following a Fundamental Change” form;

•	deliver to the purchase contract agent the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form; and

•	deliver to the purchase contract agent cash in immediately available funds equal to $100 multiplied by the number of purchase contracts being settled.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depositary, procedures for fundamental change early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares of our common stock (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares, together with accrued and unpaid contract adjustment payments to the fundamental change early settlement date; provided that if a fundamental change early settlement date falls after a record date and on or prior to the corresponding contract adjustment payment date, we will pay the full amount of accrued and unpaid contract adjustment payments, if any, due on such contract adjustment payment date to the holder of record at the close of business on the corresponding record date.

The holder will also receive on the fundamental change early settlement date the shares of mandatory convertible preferred stock or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which such holder is effecting a fundamental change early settlement, which, in each case, if applicable, will have been released from the pledge under the purchase contract and pledge agreement and delivered to the purchase contract agent on behalf of the holder for distribution to such holder pursuant to instructions received by the purchase contract agent from such holder, free and clear of our security interest. If a holder does not elect to exercise the fundamental change early settlement right, its Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the purchase contract settlement date.

Holders of Corporate Units and Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 10 Corporate Units or Treasury Units, as applicable.

If you elect to exercise your fundamental change early settlement right at a time when the stock price is below 50% of the initial price, and convert your separated share of mandatory convertible preferred stock in connection with such fundamental change, you will not receive adequate consideration upon such conversion to finance your required payment of the purchase price for the fundamental change early settlement right. See “Risk Factors—Risk Factors Relating to the Equity Units—Upon a conversion of the mandatory convertible preferred stock in connection with a fundamental change, you may receive consideration worth less than the $1,000 liquidation preference per share of mandatory convertible preferred stock plus any accumulated and unpaid dividends, if any, thereon.”

Calculation of Make-Whole Shares.

The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•

in the case of a fundamental change described in clause (2) of the definition of fundamental change above where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; and

•	in all other cases, the average of the closing prices of our common stock for the 10 consecutive trading days immediately prior to but not including the effective date.

For purposes of this “Description of the Purchase Contracts” section, the stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the maximum settlement rate in a manner inversely proportional to the adjustments to the maximum settlement rate. Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the maximum settlement rate as set forth under “—Anti-dilution Adjustments.”

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$	$	$	$	$
April , 2021
December 1, 2021
December 1, 2022
December 1, 2023

The actual stock price and effective date may not be set forth on the table, in which case:

•

if the actual stock price is between two stock prices on the table or the actual effective date is between two effective dates on the table, the amount of make-whole shares will be determined by a straight-line interpolation between the make-whole share amounts set forth for the two stock prices and the two effective dates on the table based on a 365-day year, as applicable;

•	if the stock price exceeds $ per share, subject to adjustment in the same manner as the stock prices in the table above, then the make-whole share amount will be zero; and

•

if the stock price is less than $        per share, subject to adjustment in the same manner as the stock prices in the table above (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight-line interpolation, as described above, if the actual effective date is between two effective dates on the table.

Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units, Treasury Units and Cash Settled Units will be payable in cash, shares of our common stock or a combination thereof, at a rate per year of        % of the stated amount of $100 per Equity Unit. Contract adjustment payments payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed in a 30-day month. Contract adjustment payments will accrue from the date of original issuance of the Corporate Units to (but excluding) the earliest occurrence of a termination event, the purchase contract settlement date, the fundamental change early settlement date and the most recent quarterly payment date on or before any early settlement of the related purchase contracts, and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on June 1, 2021 (we refer to each of these dates as a “contract adjustment payment date”).

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the fifteenth day of the month immediately preceding the month in which the relevant contract adjustment payment date falls (whether or not a business day) or if the Equity Units are held in global book-entry form, the record date will be the business day immediately preceding the applicable contract adjustment payment date. Contract adjustment payments will be payable to such record holders notwithstanding the occurrence of any early settlement date or fundamental change early settlement date following a record date and on or prior to the open of business on the related payment date, except that holders will be required to pay us, in connection with any early settlement (other than in connection with a fundamental change), an equivalent payment as described under “—Early Settlement” above. These distributions will be paid through the purchase contract agent, who will distribute amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Corporate Units, Treasury Units and Cash Settled Units.

If any date on which contract adjustment payments are to be made is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day and no interest or payment will be paid in respect of the delay, if any.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our existing and future indebtedness. Upon certain events of our bankruptcy, insolvency or reorganization, holders of our Equity Units will have no claims against us or our estate for any accrued and unpaid (including any deferred) contract adjustment payments.

We may, at our option and upon prior written notice to the holders of the Equity Units and the purchase contract agent, defer the payment of contract adjustment payments on the related purchase contracts forming a part of the Equity Units until the purchase contract settlement date; provided, however, that in (x) an early settlement upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the fundamental change early settlement date and (y) an early settlement other than upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the quarterly contract adjustment payment date immediately preceding the early settlement date.

Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of         % per year until paid, compounded quarterly, which is equal to the rate of total distributions on the Corporate Units (compounding on each succeeding payment date), to, but excluding, the date such deferred contract adjustment payments are made. We refer to these additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.

If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock (including the mandatory convertible preferred stock), (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the contract adjustment payments, or (3) make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments.

The restrictions listed above do not apply to:

•

purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring us to purchase, redeem or acquire our capital stock;

•

any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in the immediately preceding bullet as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock, for another class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged;

•

dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock);

•

redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

•

payments on any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full; provided that, for the avoidance of doubt, we will not be permitted under the purchase contract and pledge agreement to make contract adjustment payments in part; or

•

any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Method of Payment of Contract Adjustment Payments

Subject to the limitations described below, we may pay any contract adjustment payment (or any portion of any contract adjustment payment) on the Equity Units (whether or not for a current quarterly period or any prior quarterly period), determined in our sole discretion:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.

We will make each contract adjustment payment in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. To the extent we do not elect to defer such payment, we will give the depositary and holders of the Equity Units notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in common stock no later than eight scheduled trading days prior to the payment date for such contract adjustment payment.

If we elect to make any such contract adjustment payment, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose at the average of the daily VWAPs per share of our common stock over the five consecutive trading day period ending on the second trading day immediately preceding the applicable payment date (the “five-day average price”), multiplied by 97%.

No fractional shares of common stock will be delivered to the holders of the Equity Units in respect of contract adjustment payments. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on (i) the five-day average price and (ii) the aggregate number of Equity Units held by such holder (or, if the Equity Units are held in global book-entry form, based on the applicable procedures of the depositary for determining such number of Equity Units).

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as a contract adjustment payment, including contract adjustment payments paid in connection with a fundamental change early settlement, we will, to the extent such a registration statement is not currently filed and effective, use our reasonable best efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable under Rule 144 by non-affiliates of ours without registration. To the extent applicable, we will also use our reasonable best efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Anti-dilution Adjustments

The maximum settlement rate will be subject to the following adjustments:

(1) If we issue common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, the maximum settlement rate will be adjusted based on the following formula:

SR1 = SR0 × (OS1 / OS0)

where,

SR0	=	the maximum settlement rate in effect immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date for such share split or share combination, as the case may be;

SR1	=	the maximum settlement rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as the case may be;

OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as the case may be, in each case, prior to giving effect to such event; and

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event.

Any adjustment made pursuant to this paragraph (1) shall become effective as of the close of business on the record date for such dividend or other distribution or as of the open of business on the effective date for such share split or share combination becomes effective, as applicable. If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new maximum settlement rate shall be readjusted, on the date that our board of directors determines not to pay or make such dividend or distribution, to the maximum settlement rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of distribution thereof to subscribe for or purchase our common stock, in any case at an exercise price per share of our common stock less than the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding the date of the announcement of such distribution, the maximum settlement rate will be increased based on the following formula:

SR1 = SR0 × (OS0 + X) / (OS0 + Y)

where,

SR0	=	the maximum settlement rate in effect immediately prior to the close of business on the record date for such distribution;

SR1	=	the maximum settlement rate in effect immediately after the close of business on such record date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants divided by (B) the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding the date of the announcement of the distribution of such rights, options or warrants.

If any right, option or warrant described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such rights or warrants), the new maximum settlement rate will be readjusted, as of the date of such expiration, to the maximum settlement rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.

For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding the date of the announcement of the distribution of such rights, options or warrants, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors. Any increase made under this paragraph (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such distribution.

(3) (a) If we distribute shares of capital stock, evidences of indebtedness or other assets or property of us or rights, options or warrants to acquire our capital stock or other securities to all or substantially all holders of our common stock (excluding (i) any dividend, distribution or issuance as to which an adjustment was effected pursuant to clause (1) or (2) above, (ii) any dividend or distribution paid exclusively in cash, and (iii) any spin-off to which the provisions in clause (3)(b) below apply), the maximum settlement rate will be increased based on the following formula:

SR1 = SR0 × SP0 / (SP0 – FMV)

where,

SR0	=	the maximum settlement rate in effect immediately prior to the close of business on the record date for such distribution;

SR1	=	the maximum settlement rate in effect immediately after the close of business on such record date;

SP0	=	the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined in good faith by our board of directors), on the record date for such dividend or distribution, of the shares of capital stock, evidences of indebtedness, assets or property so distributed, expressed as an amount per share of our common stock.

An adjustment to the maximum settlement rate made pursuant to the immediately preceding paragraph shall become effective as of the close of business on the record date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of such distributed shares of capital stock, evidences of indebtedness or other assets or property that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such dividend or distribution.

(b) However, if we distribute to all or substantially all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, in each case, that is, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off”, then the maximum settlement rate will instead be increased based on the following formula:

SR1 = SR0 × (FMV0  + MP0) / MP0

where,

SR0	=	the maximum settlement rate in effect immediately prior to the end of the valuation period (as defined below);

SR1	=	the maximum settlement rate in effect immediately after the end of the valuation period;

FMV0	=	the average of the closing prices of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over each of the 10 consecutive trading days commencing on, and including, the ex-dividend date for such dividend or distribution (the “valuation period”); and

MP0	=	the average of the closing prices of our common stock over the valuation period.

The adjustment to the maximum settlement rate under this paragraph (3)(b) will occur at the close of business on the last trading day of the valuation period; provided that if a holder elects to early settle the purchase contracts, or the purchase contract settlement date occurs, in either case, during the valuation period, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the date on which such holder elected its early settlement right, or the business day immediately preceding the purchase contract settlement date, as the case may be, in determining the maximum settlement rate.

If any dividend or distribution described in this paragraph (3) is declared but not so paid or made, the new maximum settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the maximum settlement rate that would then be in effect if such dividend or distribution had not been declared.

(4) If any cash dividend or distribution is made to all or substantially all holders of our common stock other than a regular, quarterly cash dividend that does not exceed $0.22 per share (the “reference dividend”), the maximum settlement rate will be increased based on the following formula:

SR1 = SR0 × [(SP0 – T) / (SP0 – C)]

where,

SR0	=	the maximum settlement rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

SR1	=	the maximum settlement rate in effect immediately after the close of business on such record date;

SP0	=	the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution;

T	=	the reference dividend; provided that if the dividend or distribution is not a regular quarterly cash dividend, the reference dividend will be deemed to be zero; and

C	=	the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase to the maximum settlement rate made pursuant to this paragraph (4) shall become effective as of the close of business on the record date for such dividend or distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.

The reference dividend will be subject to an inversely proportional adjustment whenever the maximum settlement rate is adjusted, other than pursuant to this paragraph (4). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.

If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new maximum settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the maximum settlement rate that would then be in effect if such dividend or distribution had not been declared.

(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the closing price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the maximum settlement rate will be increased based on the following formula:

SR1 = SR0 × [FMV + (SP1 × OS1)] / (SP1 × OS0)

where,

SR0	=	the maximum settlement rate in effect immediately prior to the close of business on the trading day immediately following the date on which such tender or exchange offer expires;

SR1	=	the maximum settlement rate in effect immediately after the close of business on the trading day immediately following the date on which such tender or exchange offer expires;

FMV	=	the fair market value (as determined in good faith by our board of directors, whose good faith determination will be conclusive), at the close of business on the trading day immediately following the date on which such tender or exchange offer expires, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1	=	the closing price of our common stock on the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the maximum settlement rate under the preceding paragraph (5) will occur at the close of business on the trading day immediately following the date on which such tender or exchange offer expires.

The term “ex-dividend date,” when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or market on which our common stock or such other security, as applicable, is listed or traded at that time, without the right to receive the issuance or distribution in question, from the issuer of such security or, if applicable, from the seller of our common stock or such security, as the case may be, on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

We currently do not have a shareholders rights plan with respect to our common stock. To the extent that we have a shareholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the shareholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case the maximum settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (3)(a) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the shareholder rights plan.

For United States federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the maximum settlement rate is adjusted (or fails to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the maximum settlement rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the maximum settlement rate might give rise to a taxable dividend to you even though you will not receive any cash in connection with such adjustment. In addition, non-U.S. holders (as defined in “Material U.S. Federal Income and Estate Tax Consequences”) may be deemed to have received a distribution subject to United States federal withholding tax. See “Material U.S. Federal Income and Estate Tax Consequences—Tax Consequences to U.S. Holders—Purchase Contracts—Constructive Distributions” and “Material U.S. Federal Income and Estate Tax Considerations—Tax Consequences to Non-U.S. Holders—U.S. Federal Income and Withholding Tax.”

In addition, we may increase the maximum settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

Adjustments to the maximum settlement rate will be calculated by us to the nearest ten thousandth of a share. No adjustment to the maximum settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the maximum settlement rate. If any adjustment is not required to be made because it would not change the maximum settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All adjustments will be made not later than the purchase contract settlement date, any early settlement date, any fundamental change early settlement date and the time at which we are required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.

No adjustment to the maximum settlement rate will be made if holders of purchase contracts participate, as a result of holding the purchase contracts and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held, per purchase contract, a number of shares of our common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.

Except as described above, the maximum settlement rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock; or

•	for accrued and unpaid contract adjustment payments.

We will, as promptly as practicable after the maximum settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units.

If an adjustment is made to the maximum settlement rate, an adjustment also will be made to the reference price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date, any early settlement date or any fundamental change early settlement date.

If any adjustment to the maximum settlement rate becomes effective, or any effective date, expiration time, ex-dividend date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required maximum settlement rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on a first trading day of the market value averaging period or (ii) in the case of an early settlement or fundamental change early settlement, the relevant early settlement date or the fundamental change early settlement date and, in each case, ending on, and including, the date on which we deliver shares of our common stock under the related purchase contract, we will make appropriate adjustments to the maximum settlement rate, the reference price and/or the number of shares of our common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the maximum settlement rate becomes effective, or any effective date, expiration time, ex-dividend date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (in each case, relating to a required maximum settlement rate adjustment) occurs, during the period used to determine the applicable market value, the “stock price” or any other averaging or similar period hereunder, we will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.

Reorganization Events

The following events are defined as “reorganization events”:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to another person of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•	any statutory exchange of our common stock;

in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (“exchange property”).

Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and we will deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. An “exchange property unit” is the kind and amount of exchange property receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock.

In the event of such a reorganization event, the person formed by such consolidation or surviving such merger or, if other than us, the person which acquires our assets and those of our subsidiaries substantially as an entirety will execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) will have the rights described in the preceding paragraph and expressly assuming all of our obligations under the purchase contracts, the purchase contract and pledge agreement, the mandatory convertible preferred stock and the remarketing agreement. Such supplemental agreement will provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the maximum settlement rate, which, for events subsequent to the effective date of such reorganization event, will be as nearly equivalent as may be practicable, as determined by us in our sole commercially reasonable discretion, to the adjustments provided for under “—Anti-dilution Adjustments” above (it being understood that any such adjustment may be zero and that no such adjustments shall be required with respect to any portion of the exchange property that consists of cash).

In connection with any reorganization event, we will also adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.

The provisions described in this section shall similarly apply to successive reorganization events.

Termination

The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units, Treasury Units and Cash Settled Units thereunder, including the holders’ obligation and right to purchase and receive shares of our common stock and the right to receive accrued and unpaid contract adjustment payments (including deferred contract adjustment payments), will immediately and automatically terminate upon the occurrence of a termination event.

Upon any such termination and receipt of written notice from the purchase contract agent of the same, the collateral agent will release the mandatory convertible preferred stock, the applicable ownership interest in the Treasury portfolio, Treasury securities or cash, as the case may be, from the pledge arrangement and transfer such mandatory convertible preferred stock, the applicable ownership interest in the Treasury portfolio, Treasury securities or cash to the purchase contract agent or transfer agent, as applicable, for distribution to the holders of Corporate Units, Treasury Units and Cash Settled Units. Upon any termination, however, such release and distribution may be subject to a delay. In the event that we become the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under Section 362 of the U.S. Bankruptcy Code or other relief sought by the collateral agent, the purchase contract agent or other party asserting an interest in the pledged assets or contending that such termination is not effective and may continue until such automatic stay has been lifted or efforts to obtain such other relief has been resolved against such party.

Moreover, claims arising out of the mandatory convertible preferred stock will be subject to the equitable jurisdiction and powers of the bankruptcy court.

“Termination event” means that at any time on or prior to the purchase contract settlement date:

(i)    we institute or have instituted against us a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition for our winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against us, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for our winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof and if such proceeding, judgment, petition or order shall have been entered more than 60 days prior to the purchase contract settlement date, such proceeding, judgment, petition or order shall have continued undischarged and unstayed for a period of 60 days; or

(ii)    we seek or become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for us or for all or substantially all our assets.

Upon the occurrence of a termination event prior to December 1, 2023, the consequences of a Remarketing Failure with respect to the conversion feature of the mandatory convertible preferred stock as set forth in this prospectus supplement will cease to apply.

Pledged Assets and Pledge

The shares of mandatory convertible preferred stock that are a component of the Corporate Units or, following a successful optional remarketing, the applicable ownership interests in the Treasury portfolio, that are a component of the Corporate Units or, if substituted, the Treasury securities that are a component of the Treasury Units or cash that is a component of the Cash Settled Units, collectively, the “pledged assets,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units, Treasury Units and Cash Settled Units with respect to such pledged assets will be subject to our security interest therein. No holder of Corporate Units, Treasury Units or Cash Settled Units will be permitted to withdraw the pledged assets related to such Corporate Units, Treasury Units or Cash Settled Units from the pledge arrangement except:

•

in the case of Corporate Units, to substitute a Treasury security or cash, as the case may be, for the related mandatory convertible preferred stock as provided for under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for Mandatory Convertible Preferred Stock” and “Description of the Equity Units—Creating Cash Settled Units from Corporate Units”;

•

in the case of Treasury Units, to substitute mandatory convertible preferred stock for the related Treasury security, as provided for under “Description of the Equity Units—Recreating Corporate Units from Treasury Units”; and

•	upon any early settlement, cash settlement or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the mandatory convertible preferred stock as a component of the Corporate Units, will be entitled through the purchase contract agent or transfer agent, as applicable, and the collateral agent to all of the proportional rights and preferences of the related mandatory convertible preferred stock. Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the mandatory convertible preferred stock as a component of the Corporate Units, will retain ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. Each holder of Cash Settled Units will retain ownership of the related cash pledged in respect of the related purchase contracts. We will have no interest in the pledged assets other than our security interest.

Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged assets, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments, together with contract adjustment payments received from us, to the holders in whose names the Corporate Units, Treasury Units or Cash Settled Units are registered at the close of business on the record date preceding the date of such distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

In this section, Certain Provisions of the Purchase Contract and Pledge Agreement, “we,” “us” and “our” refer only to NiSource Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of certain provisions of the purchase contract and pledge agreement among us, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the purchase contract and pledge agreement, including the definitions in the purchase contract and pledge agreement of certain terms. Wherever particular sections or defined terms of the purchase contract and pledge agreement are referred to, such sections or defined terms are incorporated into this prospectus supplement by reference.

General

Except as described under “—Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” below, payments on the Corporate Units, Treasury Units and Cash Settled Units will be payable, the purchase contracts will be settled and transfers of the Corporate Units, Treasury Units and Cash Settled Units will be registrable at the applicable corporate trust offices or agency of the purchase contract agent in the continental United States of America. In addition, if the Corporate Units, Treasury Units or Cash Settled Units do not remain in book-entry only form, we have the option to make payments on the Corporate Units, Treasury Units and Cash Settled Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

Shares of our common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged assets will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code or efforts by other parties to obtain other relief from the bankruptcy court, see “Description of the Purchase Contracts—Termination”) at the corporate trust offices or agency of the purchase contract agent or transfer agent, as applicable, upon presentation and surrender of the applicable Corporate Unit, Treasury Unit or Cash Settled Unit certificate, if in certificated form.

If Corporate Units, Treasury Units or Cash Settled Units are in certificated form and a holder fails to present and surrender the certificate evidencing the Corporate Units, Treasury Units or Cash Settled Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of our common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares of our common stock, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity and/or security that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged assets are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units, Treasury Units or Cash Settled Units, if in certificated form, to the purchase contract agent, the related pledged assets delivered to the purchase contract agent and payments on the pledged assets will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity and/or security described above.

No service charge will be made for any registration of transfer or exchange of the Corporate Units, Treasury Units or Cash Settled Units, except for any tax or other governmental charge that may be imposed in connection therewith.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

Modification

The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another corporation to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•

to conform the provisions of the purchase contract and pledge agreement to the description contained in the preliminary prospectus supplement for this offering, as supplemented by the related pricing term sheet;

•	to cure any ambiguity, defect or inconsistency; or

•

to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units in any material respect.

The purchase contract and pledge agreement will contain provisions preventing us, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary, subject to certain limited exceptions, from modifying the terms of the purchase contracts and the purchase contract and pledge agreement without the consent of the holders of not less than a majority of the outstanding purchase contracts. However, no modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to our right to defer contract adjustment payments, change any payment date;

•	change the place or currency or method of payment of any contract adjustment payments;

•

impair the right to institute suit for the enforcement of a purchase contract or any contract adjustment payment or deferred contract adjustment payment (including compounded contract adjustment payments thereon);

•

except as described under “Description of the Purchase Contracts—Early Settlement” or “—Anti-dilution Adjustments,” reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock issuable on settlement of any purchase contract, change the purchase contract settlement date or the right to early settlement;

•

adversely affect the holder’s rights under a purchase contract in any material respect, provided that any amendment made solely to conform the provisions of the purchase contract and pledge agreement to the description contained in the preliminary prospectus supplement for this offering, as supplemented by the related pricing term sheet, will not be deemed to adversely affect the interests of the holders;

•

change the amount or type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement, impair the right of the holder of any purchase contract to receive distributions on such collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•	reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments); or

•

reduce the above-stated percentage of outstanding purchase contracts whose holders’ consent is required for the modification or amendment of the provisions of the purchase contracts and the purchase contract and pledge agreement;

provided that if any amendment or proposal would adversely affect only the Corporate Units, only the Treasury Units or only the Cash Settled Units, then only the affected voting group of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such voting group or, if referred to in the immediately preceding eight bullets above, all of the holders of such voting group.

In executing any supplement, modification or amendment to the purchase contract and pledge agreement, the purchase contract agent, collateral agent, custodial agent and securities intermediary shall be provided an officers’ certificate and an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by the purchase contract and pledge agreement and does not violate the purchase contract and pledge agreement, and that any and all conditions precedent to the execution and delivery of such supplement, modification or amendment have been satisfied. None of the purchase contract agent, collateral agent, custodial agent nor the securities intermediary shall be obligated to execute or deliver any such supplement, modification or amendment that adversely affects their respective rights, duties, liabilities, indemnities, or immunities under the purchase contract and pledge agreement.

We will be entitled to set any day as a record date for the purpose of determining the holders of outstanding Equity Units entitled to give or take any demand, direction, consent or other action under the Equity Units, in the manner and subject to the limitations provided in the purchase contract and pledge agreement. In certain circumstances, the purchase contract agent also will be entitled to set a record date for action by holders. If such a record date is set for any action to be taken by holders of particular Equity Units, such action may be taken only by persons who are holders of such Equity Units at the close of business on the record date.

No Consent to Assumption; Agreement by Purchasers

Each holder of a Corporate Unit, a Treasury Unit or a Cash Settled Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit, Treasury Unit or Cash Settled Unit, to have expressly withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us, our receiver, liquidator or trustee in the event that we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Consolidation, Merger and Conveyance of Assets as an Entirety

We will agree not to merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing entity, or the successor entity (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes all of our responsibilities and liabilities under the purchase contracts, the Corporate Units, the Treasury Units, the Cash Settled Units, the purchase contract and pledge agreement and the remarketing agreement (if any) by one or more supplemental agreements in form satisfactory to the purchase contract agent and the collateral agent, executed and delivered to the purchase contract agent and the collateral agent by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any of its obligations or covenants under such agreements.

In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contracts, the Corporate Units, the Treasury Units, the Cash Settled Units, the purchase contract and pledge agreement and the remarketing agreement (if any) as us and (other than in the case of a lease) we shall be relieved of any further obligation under the purchase contracts, the Corporate Units, the Treasury Units, the Cash Settled Units, the purchase contract and pledge agreement and the remarketing agreement (if any).

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units, Treasury Units or Cash Settled Units as the absolute owner of the Corporate Units, Treasury Units or Cash Settled Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit, Treasury Unit or Cash Settled Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit, Treasury Unit or Cash Settled Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit, Treasury Unit or Cash Settled Unit certificate, an indemnity and/ or security satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit, Treasury Unit or Cash Settled Unit certificates on or after the business day immediately preceding the earliest of any early settlement date, any fundamental change early settlement date, the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit, Treasury Unit or Cash Settled Unit certificate following any of these dates, the purchase contract agent, upon delivery of written direction from us and the evidence and indemnity and/or security described above, will deliver (or cause to be delivered) the shares of our common stock issuable pursuant to the purchase contracts included in the Corporate Units, Treasury Units or Cash Settled Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged assets included in the Corporate Units, Treasury Units or Cash Settled Units evidenced by the certificate.

Governing Law

The purchase contracts and the purchase contract and pledge agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

U.S. Bank National Association (or its successor) will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units, Treasury Units and Cash Settled Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units, the Cash Settled Units or the purchase contract and pledge agreement.

The purchase contract and pledge agreement will contain provisions limiting the liability of and providing indemnification to the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

We and certain of our affiliates maintain banking relationships with U.S. Bank National Association or its affiliates.

Information Concerning the Collateral Agent

U.S. Bank National Association will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the

Corporate Units, the Treasury Units and the Cash Settled Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

The purchase contract and pledge agreement will contain provisions limiting the liability of and providing indemnification to the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

We and certain of our affiliates maintain banking relationships with U.S. Bank National Association or its affiliates.

Miscellaneous

The purchase contract and pledge agreement will provide that we will pay all fees and expenses (including fees and expenses of counsel) related to the retention of the custodial agent, the securities intermediary, the collateral agent and the purchase contract agent. Holders who elect to substitute the related pledged assets, thereby creating Treasury Units or Cash Settled Units or recreating Corporate Units, however, will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, the reasonable fees and expenses of counsel (including counsel to the custodial agent, the securities intermediary, the purchase contract agent and the collateral agent)) payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged assets to be substituted. We will not be responsible for any such fees or expenses.

Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Corporate Units, Treasury Units and Cash Settled Units. The Corporate Units, Treasury Units and Cash Settled Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units, Treasury Units and Cash Settled Units, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability to transfer beneficial interests in the Corporate Units, Treasury Units and Cash Settled Units so long as the Corporate Units, Treasury Units and Cash Settled Units are represented by global security certificates.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 1A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

We will issue the Corporate Units, Treasury Units and Cash Settled Units in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 calendar days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Corporate Units, Treasury Units or Cash Settled Units upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Corporate Units, Treasury Units or Cash Settled Units. If we determine at any time that the Corporate Units, Treasury Units or Cash Settled Units shall no longer be represented by global security certificates, we will inform the depositary of such determination and the depositary will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global Corporate Unit, Treasury Unit or Cash Settled Unit, or portion thereof that is exchangeable pursuant to this paragraph will be exchangeable for Corporate Unit, Treasury Unit or Cash Settled Unit certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units, Treasury Units and Cash Settled Units represented by these certificates for all purposes under the Corporate Units, Treasury Units, Cash Settled Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units, the Treasury Units or the Cash Settled Units represented by these global security certificates registered in their names, and

•

will not be considered to be owners or holders of the global security certificates or any Corporate Units, Treasury Units or Cash Settled Units represented by these certificates for any purpose under the Corporate Units, Treasury Units, Cash Settled Units or the purchase contract and pledge agreement.

All payments on the Corporate Units, Treasury Units and Cash Settled Units represented by the global security certificates and all transfers and deliveries of related mandatory convertible preferred stock, Treasury securities, cash and common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date, or upon early settlement, will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent nor any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE MANDATORY CONVERTIBLE PREFERRED STOCK

In this Description of the Mandatory Convertible Preferred Stock, “we,” “us” and “our” refer only to NiSource Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of certain provisions of the mandatory convertible preferred stock. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of our amended and restated certificate of incorporation, as amended, including the certificate of designations establishing the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions on the mandatory convertible preferred stock and our amended and restated by-laws, as currently in effect, and applicable laws. Wherever particular provisions or defined terms of the mandatory convertible preferred stock are referred to, such provisions or defined terms are incorporated into this prospectus supplement by reference.

General

Under our amended and restated certificate of incorporation, as amended, our board of directors designated up to 920,000 shares of our authorized but unissued preferred stock as, and approved a certificate of designations creating, a series of our preferred stock, designated as the Series C Mandatory Convertible Preferred Stock, which we refer to as the “mandatory convertible preferred stock.” We will not (i) change any terms of the mandatory convertible preferred stock except as set forth in the certificate of designations and (ii) issue any additional shares of the mandatory convertible preferred stock other than in accordance with the certificate of designations.

We will issue an aggregate of up to 750,000 shares of the mandatory convertible preferred stock, or 862,500 shares if the underwriters exercise their over-allotment option on the Corporate Units in full. When issued in accordance with this prospectus supplement and the accompanying prospectus, the mandatory convertible preferred stock will be validly issued, fully paid and non-assessable. The holders of the mandatory convertible preferred stock will have no preemptive or preferential rights to purchase or subscribe for any class of our stock, obligations, warrants or other securities.

Each Corporate Unit includes a 1/10th, or 10%, undivided beneficial ownership interest in one share of mandatory convertible preferred stock with an initial $1,000 liquidation preference that corresponds to the stated amount of $100 per Corporate Unit.

We do not intend to list the mandatory convertible preferred stock that are not a part of Corporate Units on any securities exchange.

Ranking

The mandatory convertible preferred stock, with respect to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, as applicable, will rank:

•

senior to (i) our common stock and (ii) any other class or series of our capital stock established after the first original issue date of shares of the mandatory convertible preferred stock, the terms of which do not expressly provide that such class or series ranks on parity with the mandatory convertible preferred stock or senior to the mandatory convertible preferred stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution, as the case may be (which we refer to collectively as “junior stock”);

•

on parity with (i) our Series A Preferred Stock, our Series B Preferred Stock and our Series B-1 Preferred Stock and (ii) any other class or series of our capital stock established after the first original issue date of shares of the mandatory convertible preferred stock, the terms of which expressly provide that such class or series will rank on parity with the mandatory convertible preferred stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution, as the case may be (which we refer to collectively as “parity stock”);

•

junior to any other class or series of our capital stock established after the first original issue date of shares of the mandatory convertible preferred stock the terms of which expressly provide that such class or series will rank senior to the mandatory convertible preferred stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution, as the case may be (which we refer to collectively as “senior stock”); and

•	junior to our existing and future indebtedness and other liabilities (including trade payables).

In addition, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, the mandatory convertible preferred stock will be structurally subordinated to existing and future indebtedness and other obligations of each of our subsidiaries. See “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—The mandatory convertible preferred stock ranks junior to all of our indebtedness and other liabilities.” It is possible a bankruptcy court may not respect the priority of the mandatory convertible preferred stock. See “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—It is possible that a bankruptcy court may rank any claims under the mandatory convertible preferred stock equally with or below the claims of holders of common stock and that you may receive no recovery on your claims.”

In the case of our liquidation, dissolution or winding up, holders of the mandatory convertible preferred stock will not have the right to receive any payment or distribution unless all of our liabilities are first paid in full and the priority of any senior stock is satisfied.

We currently have no capital stock outstanding that is senior to the mandatory convertible preferred stock. We currently have 420,000 shares of outstanding preferred stock that is on parity with the mandatory convertible preferred stock, consisting of 400,000 shares of Series A Preferred Stock representing $400 million of aggregate liquidation preference (not taking into account any accumulated and unpaid dividends) and 20,000 shares of Series B Preferred Stock representing $500 million of aggregate liquidation preference (not taking into account any accumulated and unpaid dividends). In addition, we currently have outstanding 20,000 shares of Series B-1 Preferred Stock, par value $0.01 per share, which were issued as a distribution with respect to the Series B Preferred Stock to enhance the voting rights of the Series B Preferred Stock and to comply with the minimum voting rights policy of the New York Stock Exchange. The Series B-1 Preferred Stock is paired with the Series B Preferred Stock and may not be transferred, redeemed or repurchased except in connection with the simultaneous transfer, redemption or repurchase of a like number of shares of the underlying Series B Preferred Stock.

We own all of the equity interest of our subsidiaries. As of March 31, 2021, we had approximately $9,572 million principal amount of outstanding indebtedness on an unconsolidated basis , all of which is senior in right of payment to the mandatory convertible preferred stock. In addition, the mandatory convertible preferred stock will be structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and any preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the mandatory convertible preferred stock would have any claims to those assets. As of March 31, 2021, our subsidiaries had approximately $279.5 million principal amount of outstanding indebtedness.

Dividends

The mandatory convertible preferred stock initially will not bear any dividends and the liquidation preference of the mandatory convertible preferred stock will not accrete. Following a successful remarketing of the mandatory convertible preferred stock, dividends may become payable on the $1,000 liquidation preference per share of the mandatory convertible preferred stock, when, as and if declared by our board of directors out of funds legally available for the payment of dividends, at a dividend rate to be determined in connection with such successful remarketing, payable in cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election.

If dividends become payable on the mandatory convertible preferred stock in connection with a successful remarketing, dividends will accumulate from the remarketing settlement date and will be payable when, as and if declared by our board of directors on March 1, 2024 (or, at our election in consultation with the remarketing agent in connection with a successful optional remarketing, on each of December 1, 2023 and March 1, 2024) (each, a “dividend payment date”), to the person whose name appears in our stock records at the close of business on the applicable record date, which will be the fifteenth day of the month immediately preceding the month in which the relevant dividend payment date falls (whether or not a business day). We refer to each period beginning on and including a dividend payment date (or, in respect of the first dividend period, the remarketing settlement date) to, but excluding, the next dividend payment date as a “dividend period.”

We will calculate dividends, if any, on the mandatory convertible preferred stock on the basis of a 360-day year of twelve 30-day months (and for any period less than a month, on the basis of the actual number of days elapsed in a 30-day month). Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends, if any, on the mandatory convertible preferred stock will cease to accumulate upon conversion, as described below.

If a dividend payment date falls on a date that is not a business day, such dividend payment date will be postponed to the next succeeding business day; provided that, if such business day falls in the next succeeding calendar month, the dividend payment date will be brought forward to the immediately preceding business day.

Dividends, if any, on the mandatory convertible preferred stock will accumulate whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.

So long as any shares of mandatory convertible preferred stock remain outstanding, except as described below, unless full cumulative dividends, if any, on the mandatory convertible preferred stock for all past dividend periods (including compounded dividends thereon) shall have been or contemporaneously are declared and paid or declared and a sum or number of shares of common stock sufficient for the payment thereof is set apart for payment, we will not:

•

declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the mandatory convertible preferred stock, for any period;

•

redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the mandatory convertible preferred stock; or

•

redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to the purchase contracts or make any payments (including any contract adjustment payments) under the purchase contracts or any payment under any similar agreement providing for the issuance by us of capital stock on a forward basis.

The foregoing sentence, however, will not prohibit:

•

purchases, redemptions or other acquisitions of shares of capital stock ranking junior to the mandatory convertible preferred stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;

•

purchases of shares of our common stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the first dividend period for which dividends are unpaid, including under a contractually binding stock repurchase plan;

•

the purchase of, or the payment of cash in lieu of, fractional interests in shares of capital stock ranking junior to the mandatory convertible preferred stock issued by us (i) in connection with a bona fide acquisition of a business or (ii) pursuant to the conversion or exchange provisions of such capital stock or securities convertible into or exchangeable for such capital stock;

•

any declaration of a dividend on our capital stock in connection with the implementation of a shareholders rights plan designed to protect us against unsolicited offers to acquire our capital stock, or the issuance of our capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•

dividends or distributions payable solely in capital stock ranking junior to the mandatory convertible preferred stock, or warrants, options or rights to acquire such capital stock, other than any indebtedness or our capital stock ranking, as to dividends or upon liquidation, on parity with or senior to the mandatory convertible preferred stock, in each case, convertible into, exercisable for or exchangeable for our capital stock ranking junior to the mandatory convertible preferred stock; or

•	the conversion into or exchange for other shares of any class or series of capital stock ranking junior to the mandatory convertible preferred stock.

We will not permit any of our subsidiaries to purchase or otherwise acquire for consideration any shares of our stock unless we could, under the above paragraph, purchase or otherwise acquire such shares at such time and in such manner. We refer to the provisions described in this paragraph and the above paragraph as the “dividend blocker provisions.”

When we do not pay dividends, if any, in full (or do not set apart a sum sufficient to pay them in full) on the mandatory convertible preferred stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the mandatory convertible preferred stock, we will declare any dividends upon the mandatory convertible preferred stock and each such other class or series of capital stock ranking, as to dividends, on parity with the mandatory convertible preferred stock pro rata, so that the amount of dividends declared per share of the mandatory convertible preferred stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the mandatory convertible preferred stock and such other class or series of capital stock (which will not include any accumulation in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other.

If dividends become payable in connection with a successful remarketing, any accumulated and unpaid dividends will accumulate additional dividends at the applicable dividend rate until paid, compounded quarterly, to, but excluding, the payment date. We refer to these additional dividends that accumulate on accumulated and unpaid dividends as “compounded dividends” and the payments in respect thereof as “compounded dividend payments.”

Holders of shares of the mandatory convertible preferred stock are not entitled to any dividends in excess of the full cumulative dividends (including compounded dividends) on the mandatory convertible preferred stock as described above. Any dividend payment made on the mandatory convertible preferred stock will first be credited against the earliest accumulated but unpaid dividends due with respect to those shares which remain payable.

No dividend will be paid unless and until our board of directors declares a dividend payable with respect to the mandatory convertible preferred stock. Our ability to declare and pay dividends, if any, and make other distributions with respect to our capital stock, including the mandatory convertible preferred stock, may be limited by the terms of any indentures, loan agreements or other financing arrangements that we enter into in the future. In addition, our ability to declare and pay dividends, if any, may be limited by the Delaware General Corporation Law.

Method of Payment of Dividends

Subject to the limitations described below, we may pay any dividend (or any portion of any dividend) on the mandatory convertible preferred stock (whether or not for a current dividend period or any prior dividend period), determined in the sole discretion of our board of directors:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.

We will make each payment of a dividend, if any, on the mandatory convertible preferred stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the mandatory convertible preferred stock notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in common stock no later than eight scheduled trading days prior to the dividend payment date for such dividend.

If we elect to make any such payment of a dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the applicable five-day average price, multiplied by 97%.

No fractional shares of common stock will be delivered to the holders of the mandatory convertible preferred stock in respect of dividends. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on (i) the five-day average price and (ii) the aggregate number of shares of mandatory convertible preferred stock held by such holder (or, if the mandatory convertible preferred stock is held in global book-entry form, based on the applicable procedures of the depositary for determining such number of shares).

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as payment of a dividend, we will, to the extent such a registration statement is not currently filed and effective, use our reasonable best efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable under Rule 144 by non-affiliates of ours without registration. To the extent applicable, we will also use our reasonable best efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Any dividends paid in shares of our common stock will be subject to the listing standards of the New York Stock Exchange, if applicable.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the mandatory convertible preferred stock, holders of shares of the mandatory convertible preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $1,000 per share of the mandatory convertible preferred stock, plus an amount equal to any accumulated and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, but subject to the prior payment in full of all our liabilities and the payment of our senior stock. It is possible a bankruptcy court may not respect the priority of the mandatory convertible preferred stock. See “Risk Factors—Risk Factors Relating to the

Mandatory Convertible Preferred Stock—It is possible that a bankruptcy court may rank any claims under the mandatory convertible preferred stock equally with or below the claims of holders of common stock and that you may receive no recovery on your claims.” If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of the mandatory convertible preferred stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with the mandatory convertible preferred stock in the distribution of assets, then holders of shares of the mandatory convertible preferred stock and each such other class or series of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the mandatory convertible preferred stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of shares of the mandatory convertible preferred stock will be entitled to written notice of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of the mandatory convertible preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption

The mandatory convertible preferred stock will not be redeemable. However, at our option, we may purchase or otherwise acquire (including in an exchange transaction) separate shares of mandatory convertible preferred stock from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, holders.

Limited Voting Rights

Holders of shares of the mandatory convertible preferred stock generally do not have any voting rights, except as set forth below and as required by applicable law or as specifically required or recommended by the New York Stock Exchange listing rules. In matters where holders of the mandatory convertible preferred stock are entitled to vote, each share of the mandatory convertible preferred stock shall be entitled to one vote.

When a Supermajority Vote is Required

So long as any shares of the mandatory convertible preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of the mandatory convertible preferred stock together with each other class or series of preferred stock ranking on parity with the mandatory convertible preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting as a single class):

•

authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the mandatory convertible preferred stock with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding up of our affairs, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•

amend, alter or repeal the provisions of our amended and restated certificate of incorporation (by amendment, merger or otherwise) so as to materially and adversely affect any right, preference, privilege or voting power of the mandatory convertible preferred stock; or

•	consummate a reorganization or reclassification involving the shares of mandatory convertible preferred stock or a merger or consolidation of us with another entity, unless either (i) the shares of mandatory convertible preferred stock remain outstanding and have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the mandatory convertible preferred stock immediately prior to such consummation, taken as a whole, or (ii) in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of mandatory convertible preferred stock are converted into or reclassified into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, such surviving or resulting entity or ultimate parent is organized under the laws of the United States, any state thereof or the District of Columbia and treated as a corporation for U.S. federal income tax purposes, and such preference securities have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the mandatory convertible preferred stock immediately prior to such consummation, taken as a whole;

provided that neither (i) any amendment of the certificate of designations in accordance with the provisions of “—Recapitalizations, Reclassifications and Changes of Our Common Stock” below, nor (ii) the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to pre-emptive or similar rights or otherwise, of any series of preferred stock (including the mandatory convertible preferred stock), ranking equally with and/or junior to the mandatory convertible preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon our liquidation, dissolution and winding-up, shall be deemed to materially or adversely affect the rights, preferences, privileges or voting powers of the mandatory convertible preferred stock, and shall not require the affirmative vote or consent of the holders of the mandatory convertible preferred stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified above would adversely affect one or more but not all series of parity stock (including the mandatory convertible preferred stock for this purpose), then only the one or more series of parity stock adversely affected and entitled to vote, rather than all series of parity stock, shall vote as a class.

To the fullest extent permitted by law, without the consent of the holders of the mandatory convertible preferred stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the mandatory convertible preferred stock, and limitations and restrictions thereof, we may amend, alter, supplement, or repeal any terms of the mandatory convertible preferred stock for the following purposes:

•

to cure any ambiguity, defect, inconsistency or mistake, or to correct or supplement any provision contained in the certificate of designations establishing the terms of the mandatory convertible preferred stock that may be defective or inconsistent with any other provision contained in such certificate of designations;

•

to make any provision with respect to matters or questions relating to the mandatory convertible preferred stock that is not inconsistent with the provisions of the certificate of designations establishing the terms of the mandatory convertible preferred stock;

•	to waive any of our rights with respect thereto; or

•	to make any other change to the terms of the mandatory convertible preferred stock;

provided that any such amendment, alteration, supplement or repeal of any terms of the mandatory convertible preferred stock effected in order to (1) conform the terms thereof to the description of the terms of the mandatory convertible preferred stock set forth under “Description of the Mandatory Convertible Preferred Stock” in the preliminary prospectus supplement for this offering as supplemented and/or amended by the related pricing term sheet or (2) implement the changes under “—Terms of Remarketed Mandatory Convertible Preferred Stock”, as the case may be, shall be deemed not to adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the mandatory convertible preferred stock.

Holders of shares of the mandatory convertible preferred stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of the mandatory convertible preferred stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case, ranking on parity with or junior to the mandatory convertible preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, except as set forth above.

Holders of shares of the mandatory convertible preferred stock will not have any voting rights with respect to, and the consent of the holders of shares of the mandatory convertible preferred stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the mandatory convertible preferred stock, except as set forth above.

Mandatory Conversion

Each outstanding share of the mandatory convertible preferred stock, unless previously converted, will automatically convert on the mandatory conversion date (as defined below), into a number of shares of our common stock equal to the conversion rate described below. However, if a Remarketing Failure has previously occurred, effective as of December 1, 2023 the conversion rate will be zero, no shares of our common stock will be delivered upon such automatic conversion of any shares of mandatory convertible preferred stock that remain outstanding following December 1, 2023, and each such share of mandatory convertible preferred stock will be automatically transferred to us on the mandatory conversion date without any payment of cash or shares of our common stock thereon. See “Risk Factors—Risk Factors Relating to the Equity Units—If a Remarketing Failure occurs and you hold Treasury Units or Cash Settled Units and separate shares of mandatory convertible preferred stock, you must recreate Corporate Units in order to avoid losing your pledged Treasury securities or cash and being left with mandatory convertible preferred stock with little economic value” and “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—If a Remarketing Failure occurs, the mandatory convertible preferred stock will not convert into any shares of our common stock and will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon.”

Unless a Remarketing Failure has occurred, the conversion rate, which is the number of shares of our common stock issuable upon conversion of each share of the mandatory convertible preferred stock on the mandatory conversion date (excluding any shares of our common stock issued in respect of accumulated and unpaid dividends, as described below), will be as follows:

•

if the mandatory settlement value of our common stock is greater than the threshold appreciation price, which is approximately $                , then the conversion rate will be                  shares of our common stock per share of mandatory convertible preferred stock, or the “minimum conversion rate”;

•

if the mandatory settlement value of our common stock is less than or equal to the threshold appreciation price but equal to or greater than the initial price, which is approximately $                 (the closing price of our common stock on the pricing date of this offering), then the conversion rate will be equal to $1,000 divided by the mandatory settlement value of our common stock, rounded to the nearest ten-thousandth of a share; or

•

if the mandatory settlement value of our common stock is less than the initial price, then the conversion rate will be                  shares of our common stock per share of mandatory convertible preferred stock, or the “maximum conversion rate”.

If a Remarketing Failure has occurred, effective as of December 1, 2023 the conversion rate will be fixed at zero shares of our common stock and, with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, you will not receive any shares of our common stock on the mandatory conversion date in respect of such shares of mandatory convertible preferred stock or otherwise. In such case, no shares of our common stock will be delivered upon automatic conversion and each such share of mandatory convertible preferred stock will be automatically transferred to us on the mandatory conversion date without any payment of cash or shares of our common stock thereon.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates”. The “threshold appreciation price” is calculated by dividing $1,000 by the minimum conversion rate of                 shares of common stock, and represents an approximately                % appreciation over the initial price. The “initial price” is calculated by dividing $1,000 by the maximum conversion rate of                 shares of common stock, and initially is approximately equal to the closing price of our common stock on the New York Stock Exchange on the pricing date for this offering. The fixed conversion rates are subject to adjustment as described in “—Anti-dilution Adjustments” below.

If dividends become payable in connection with a successful remarketing and we declare a dividend for the dividend period ending on, but excluding, March 1, 2024, we will pay such dividend to the holders of record as of the immediately preceding record date, as described above under “—Dividends.” If dividends become payable in connection with a successful remarketing and on or prior to March 1, 2024 we have not declared all or any portion of the accumulated and unpaid dividends on the mandatory convertible preferred stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to:

•	the amount of such accumulated and unpaid dividends that have not been declared, or the “mandatory conversion additional conversion amount”, divided by

•	the greater of (i) the Floor Price and (ii) 97% of the applicable five-day average price (calculated using March 1, 2024 as the applicable dividend payment date).

The “Floor Price” is $                , which amount represents approximately 35% of the initial price, subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as set forth below in “—Anti-dilution Adjustments.” To the extent that the mandatory conversion additional conversion amount exceeds the product of the number of additional shares and 97% of the applicable five-day average price, we will, if we are able to do so under applicable Delaware law, declare and pay such excess amount in cash (computed to the nearest cent) pro rata to the holders of the mandatory convertible preferred stock. To the extent that we are not able to pay such excess amount in cash under applicable Delaware law, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount.

If a Remarketing Failure has occurred the mandatory convertible preferred stock will continue to not pay any dividends and, with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, you will not receive any consideration in respect of dividends or the conversion right on the mandatory conversion date.

Hypothetical Conversion Values upon Mandatory Conversion

For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of the mandatory convertible preferred stock would receive upon mandatory conversion of one share of mandatory convertible preferred stock at various mandatory settlement values for our common stock. The table assumes that there has not been a Remarketing Failure, there will be no conversion rate adjustments as described below in “—Anti-dilution Adjustments” and that dividends on the mandatory convertible preferred stock will be declared and paid in cash (and not in additional shares of our common stock). The actual mandatory settlement value of our common stock may differ from those set forth in the table below.

If a Remarketing Failure has previously occurred, with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, no shares of our common stock will be delivered upon such mandatory conversion and each such share of mandatory convertible preferred stock will be automatically transferred to us on the mandatory conversion date without any payment of cash or shares of our common stock thereon.

Given an initial price of approximately $                 and a threshold appreciation price of approximately $                , a holder of mandatory convertible preferred stock would receive on the mandatory conversion date the number of shares of our common stock per share of mandatory convertible preferred stock set forth below:

Assumed mandatory settlement value of our common stock	Number of shares of our common stock to be received upon mandatory conversion	Assumed conversion value (calculated as mandatory settlement value multiplied by the number of shares of our common stock to be received upon mandatory conversion)
$		$
$		$
$		$
$		$
$		$
$		$
$		$

Accordingly, assuming that the market price of our common stock on the mandatory conversion date is the same as the mandatory settlement value of our common stock and no Remarketing Failure has occurred, the aggregate market value of our common stock you receive upon mandatory conversion of a share of mandatory convertible preferred stock (excluding any shares of our common stock you receive in respect of accumulated and unpaid dividends) will be:

•	greater than the $1,000 liquidation preference of the share of mandatory convertible preferred stock, if the mandatory settlement value is greater than the threshold appreciation price;

•

equal to the $1,000 liquidation preference of the share of mandatory convertible preferred stock, if the mandatory settlement value is less than or equal to the threshold appreciation price and greater than or equal to the initial price; and

•	less than the $1,000 liquidation preference of the share of mandatory convertible preferred stock, if the mandatory settlement value is less than the initial price.

If a Remarketing Failure has occurred, with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, no shares of common stock will be deliverable upon mandatory conversion of such shares of mandatory convertible preferred stock and each such share will be automatically transferred to us on the mandatory conversion date without payment or delivery of any cash or shares of our common stock or other consideration.

Definitions

“Mandatory settlement value” means the average of the daily VWAPs per share of our common stock over the mandatory averaging period.

“Mandatory averaging period” means the 40 consecutive trading day period commencing on, and including, the 41st scheduled trading day immediately preceding March 1, 2024.

“Mandatory conversion date” means the second business day immediately following the last trading day of the mandatory averaging period. The mandatory conversion date is expected to be March 1, 2024.

Early Conversions

Holders of Corporate Units do not have the right to convert their ownership interests in the mandatory convertible preferred stock that are a part of such Corporate Units. Only shares of mandatory convertible preferred stock that are not a part of Corporate Units may be so converted. Holders of such separate shares of mandatory convertible preferred stock that are not a part of Corporate Units may convert their shares of mandatory convertible preferred stock into common stock at their option prior to December 1, 2023 only upon the occurrence of a fundamental change. In order for a holder of Corporate Units to separate their mandatory convertible preferred stock from the purchase contracts in order to convert the mandatory convertible preferred stock in connection with a fundamental change, the holder must either (1) create Treasury Units (at any time other than during a blackout period), (2) settle the related purchase contracts early with separate cash, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” above or (3) during the period after the date we give notice of a final remarketing, create Cash Settled Units on or prior to the second business day immediately preceding the first day of the final remarketing period. If a fundamental change occurs, holders of separate shares of mandatory convertible preferred stock can convert such shares at any time from or after the effective date of such transaction until the related fundamental change conversion deadline (as defined below).

On and after December 1, 2023, holders of shares of mandatory convertible preferred stock may, at their option, convert their shares early as set forth in “—Early Conversion at the Option of the Holder” below.

Conversion at the Option of the Holder upon Fundamental Change

If a fundamental change (as defined in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” above) occurs, unless a Remarketing Failure has occurred, a holder may elect to convert separate shares of mandatory convertible preferred stock in connection with the fundamental change (the right of conversion, “fundamental change conversion right”). If the stock price (as defined in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares” above) is less than the threshold appreciation price, any such conversion in connection with the fundamental change will be at an adjusted conversion rate that will be equal to (x) the $1,000 liquidation preference plus all accumulated and unpaid dividends, if any, to, but excluding the fundamental change settlement date described below (unless the conversion date for a share of mandatory convertible preferred stock occurs after the record date for the payment of declared dividends and prior to the related dividend payment date, in which case the conversion rate calculation for such share will not include any accumulated and unpaid dividends that will be paid to holders of record on such record date) divided by (y) the average of the closing prices of our common stock for the five consecutive trading days ending on the second business day prior to the fundamental change settlement date (or, in the case of a fundamental change described in clause (ii) of the definition of fundamental change where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock) (the amount described in clause (y), the “fundamental change settlement price”). Notwithstanding the foregoing, in no event will the conversion rate exceed                shares of common stock per share of mandatory convertible preferred stock (subject to adjustment as set forth under “—Anti-dilution Adjustments”), which is equal to the $1,000 liquidation preference divided by 50% of the initial price.

If the stock price is greater than or equal to the threshold appreciation price, then the conversion rate will be the minimum conversion rate plus an additional number of shares of our common stock equal to (i) all accumulated and unpaid dividends, if any, to, but excluding the fundamental change settlement date described below (unless the conversion date for a share of mandatory convertible preferred stock occurs after the record date for the payment of declared dividends and prior to the related dividend payment date, in which case the conversion rate calculation for such share will not include any accumulated and unpaid dividends that will be paid to holders of record on such record date) divided by (ii) the fundamental change settlement price.

A conversion of the mandatory convertible preferred stock will be deemed for these purposes to be “in connection with” such a fundamental change (regardless of the stock price) if the conversion date occurs from, and including, the effective date of such fundamental change to, and including, the date we specified in the fundamental change company notice as the last date on which a holder of the mandatory convertible preferred stock may exercise the fundamental change conversion right for that fundamental change, which we refer to as the “fundamental change conversion deadline.” The fundamental change conversion deadline will be a date no less than 20 business days nor more than 35 business days after the effective date of such fundamental change; provided that if any purchase contracts are outstanding at the time we give the fundamental change company notice, such date shall not be less than 10 business days following the fundamental change early settlement date we specify for the purchase contracts as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

We will send a notice to holders of the mandatory convertible preferred stock of a fundamental change within five business days after the effective date of the fundamental change (the “fundamental change company notice”). Such fundamental change company notice will state:

•	the events constituting the fundamental change;

•	the effective date of the fundamental change;

•	the name and address of the paying agent and the conversion agent;

•

the conversion rate and any adjustment to the conversion rate that will result from the fundamental change, or if the stock price is less than the threshold appreciation price, the formula for determination of the conversion rate;

•	the procedures that the holder of the mandatory convertible preferred stock must follow to exercise the fundamental change conversion right;

•	the fundamental change conversion deadline; and

•

the date on which all conversions in exercise of the fundamental change conversion right will be settled (the “fundamental change settlement date”), which will be the second business day immediately following the fundamental change conversion deadline.

To exercise the fundamental change conversion right, a holder of a separate share of mandatory convertible preferred stock must deliver, on or before the close of business on the fundamental change conversion deadline, the mandatory convertible preferred stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our conversion agent. The conversion notice will state:

•	the relevant fundamental change conversion date; and

•	the number of shares of the mandatory convertible preferred stock to be converted pursuant to the fundamental change conversion right.

If the mandatory convertible preferred stock is held in global form, the conversion notice must comply with applicable DTC procedures.

Notwithstanding anything herein to the contrary, we will settle conversions in connection with a valid exercise of the fundamental change conversion right on the fundamental change settlement date through delivery, in respect of each share of the mandatory convertible preferred stock, of a number of shares of common stock (and cash in lieu of any fractional shares) equal to the adjusted conversion rate described above.

If the holders of our common stock receive only cash in a reorganization event, then notwithstanding the foregoing, for all conversions in connection with a fundamental change that occur after the effective date of such transaction, the consideration due upon conversion of each such share of mandatory convertible preferred stock shall be solely cash in an amount equal to the conversion rate as modified by this “—Conversion at the Option of the Holder upon Fundamental Change,” multiplied by the fundamental change settlement price for such transaction.

We will, to the extent applicable, comply with listing standards of the New York Stock Exchange in connection with the issuance of our common stock upon any exercise of the fundamental change conversion right.

Early Conversion at the Option of the Holder

Other than in connection with a fundamental change, on or after December 1, 2023 and unless there has been a Remarketing Failure, holders of shares of mandatory convertible preferred stock have the right to convert their mandatory convertible preferred stock, in whole or in part (but in no event less than one share of mandatory convertible preferred stock), at any time prior to March 1, 2024 (an “early conversion”), into shares of our common stock at the minimum conversion rate of shares of our common stock per share of mandatory convertible preferred stock.

If, as of the conversion date (as defined below under “—Conversion Procedures—Upon Early Conversion or upon a Conversion in connection with a Fundamental Change”) of any early conversion, or the “early conversion date”, we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or before the dividend payment date immediately prior to such early conversion date (if any), the conversion rate for such early conversion will be adjusted so that holders converting their mandatory convertible preferred stock at such time receive an additional number of shares of our common stock equal to:

•	such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods, or the “early conversion additional conversion amount”, divided by

•

the greater of (i) the Floor Price and (ii) the average of the daily VWAPs per share of our common stock over the 40 consecutive trading day period, or the “early conversion settlement period”, commencing on, and including, the 41st scheduled trading day immediately preceding the early conversion date, or the “early conversion average price”.

To the extent that the early conversion additional conversion amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash or deliver shares of our common stock in respect of such shortfall.

Except as described above, upon any early conversion of any mandatory convertible preferred stock, we will make no payment or allowance for unpaid dividends on such shares of the mandatory convertible preferred stock, unless such early conversion date occurs after the record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares of the mandatory convertible preferred stock as of such record date, as described under “—Dividends.”

Conversion Procedures

Upon Mandatory Conversion

Any outstanding shares of mandatory convertible preferred stock will automatically convert into shares of common stock on the mandatory conversion date (or, in the case of a Remarketing Failure will be automatically transferred to us with no consideration deliverable to the holder thereof).

If more than one share of the mandatory convertible preferred stock held by the same holder is automatically converted on the mandatory conversion date, the number of shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of our mandatory convertible preferred stock so converted.

You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock upon conversion, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own.

So long as the shares of the mandatory convertible preferred stock being converted are in global form, the shares of common stock issuable upon conversion will be delivered to the converting holder through the facilities of DTC, in each case together with delivery by us to the converting holder of any cash to which the converting holder is entitled, on the later of (i) the mandatory conversion date and (ii) the business day after you have paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of our common stock issuable upon mandatory conversion of the mandatory convertible preferred stock will be treated as the record holder(s) of such shares as of the close of business on the mandatory conversion date. Except as provided in “—Anti-dilution Adjustments,” prior to the close of business on the mandatory conversion date, the common stock issuable upon conversion of the mandatory convertible preferred stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the mandatory convertible preferred stock.

Upon Early Conversion or upon a Conversion in connection with a Fundamental Change

If you elect to convert the mandatory convertible preferred stock prior to March 1, 2024, in the manner described in “—Early Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change,” you must observe the following conversion procedures:

•

if you hold a beneficial interest in a global share of mandatory convertible preferred stock, you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program; and

•	if you hold shares of the mandatory convertible preferred stock in certificated form, you must comply with certain procedures set forth in the certificate of designations.

The “conversion date” will be the date on which you have satisfied the foregoing requirements, to the extent applicable.

If more than one share of the mandatory convertible preferred stock is surrendered for conversion at one time by or for the same holder, the number of shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the mandatory convertible preferred stock so surrendered.

You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock upon conversion, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own.

So long as the shares of the mandatory convertible preferred stock being converted are in global form, the shares of common stock will be issued and delivered to the converting holder through the facilities of DTC on the latest of (i) the second business day immediately succeeding the conversion date, (ii) if applicable, the second business day immediately succeeding the last day of the early conversion settlement period, (iii) if applicable, the fundamental change settlement date and (iv) the business day after you have paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the common stock issuable upon early conversion of the mandatory convertible preferred stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date or, if applicable, the relevant fundamental change conversion deadline. Except as provided in “—Anti-dilution Adjustments,” prior to the close of business on the applicable conversion date or fundamental change conversion deadline, as the case may be, the common stock issuable upon early conversion of the mandatory convertible preferred stock will not be outstanding for any purpose and you will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the mandatory convertible preferred stock.

Fractional Shares

No fractional shares of our common stock will be issued to holders of the mandatory convertible preferred stock upon conversion. In lieu of any fractional shares of our common stock otherwise issuable in respect of the aggregate number of shares of the mandatory convertible preferred stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average of the closing prices of our common stock over the five consecutive trading day period ending on, and including, the second business day immediately preceding the relevant conversion date or, if applicable, fundamental change conversion deadline.

Anti-dilution Adjustments

Each fixed conversion rate will be adjusted as described below, except that we will not make any adjustments to the fixed conversion rates if holders of the mandatory convertible preferred stock participate (other than in the case of a share split or share combination or a tender or exchange offer described in clause (5) below), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the mandatory convertible preferred stock, in any of the transactions described below without having to convert their mandatory convertible preferred stock as if they held a number of shares of common stock equal to (i) the maximum conversion rate as of the record date for such transaction, multiplied by (ii) the number of shares of mandatory convertible preferred stock held by such holder.

(1)

If we issue common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, each fixed conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1

OS0

where,

CR0	=	such fixed conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date for such share split or share combination, as the case may be;

CR1	=	such fixed conversion rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as the case may be;

OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as the case may be, in each case, prior to giving effect to such event; and

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event.

Any adjustment made pursuant to this paragraph (1) shall become effective as of the close of business on the record date for such dividend or other distribution or as of the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be readjusted, on the date our board of directors determines not to pay or make such dividend or distribution, to such fixed conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)

If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of distribution thereof to subscribe for or purchase our common stock, in any case at an exercise price per share of our common stock less than the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding the date of the announcement of such distribution, each fixed conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X

OS0 + Y

where,

CR0	=	such fixed conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR1	=	such fixed conversion rate in effect immediately after the close of business on such record date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants divided by (B) the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding the date of the announcement of the distribution of such rights, options or warrants.

If any right, option or warrant described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such rights, options or warrants), then each fixed conversion rate will be readjusted, as of the date of such expiration, to the fixed conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.

For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding the date of the announcement of the distribution of such rights, options or warrants, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors. Any increase made under this paragraph (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such distribution.

(3)

(a) If we distribute shares of capital stock, evidences of indebtedness or other assets or property of us or rights, options or warrants to acquire our capital stock or other securities to all or substantially all holders of our common stock (excluding (i) any dividend, distribution or issuance as to which an adjustment was effected pursuant to clause (1) or (2) above, (ii) any dividend or distribution paid exclusively in cash, and (iii) any spin-off to which the provisions in clause 3(b) below apply), then each fixed conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0

SP0 – FMV

where,

CR0	=	such fixed conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR1	=	such fixed conversion rate in effect immediately after the close of business on such record date;

SP0	=	the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined in good faith by our board of directors), on the record date for such dividend or distribution, of the shares of capital stock, evidences of indebtedness, assets or property so distributed, expressed as an amount per share of our common stock.

An adjustment to the fixed settlement rates made pursuant to the immediately preceding paragraph shall become effective as of the close of business on the record date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder shall receive, in respect of each share of mandatory convertible preferred stock, at the same time and upon the same terms as holders of our common stock, the amount of such distributed shares of capital stock, evidences of indebtedness or other assets or property that such holder would have received if such holder owned a number of shares of common stock equal to the maximum conversion rate in effect on the record date for such dividend or distribution.

(b) However, if we distribute to all or substantially all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, in each case, that is, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off”, then each fixed conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0

MP0

where,

CR0	=	such fixed conversion rate in effect immediately prior to the open of business on the ex-dividend date for the spin-off;

CR1	=	such fixed conversion rate in effect immediately after the open of business on the ex-dividend date for the spin-off;

FMV0	=	the average of the closing prices of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over each of the 10 consecutive trading days commencing on, and including, the ex-dividend date for such dividend or distribution (the “valuation period”); and

MP0	=	the average of the closing price of our common stock over the valuation period.

The increase to each fixed conversion rate under this paragraph 3(b) will be calculated by us as of the close of business on the last trading day of the valuation period but will be given retroactive effect as of immediately after the open of business on the ex-dividend date of the spin-off. Because we will make the adjustment to each fixed conversion rate with retroactive effect, we will delay the settlement of any conversion of mandatory convertible preferred stock where any date for determining the number of shares of our common stock issuable to a holder occurs during the valuation period until the second business day after the last trading day of such valuation period.

If any dividend or distribution described in this paragraph (3) is declared but not so paid or made, each fixed conversion rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4) If any cash dividend or distribution is made to all or substantially all holders of our common stock other than a regular, quarterly cash dividend that does not exceed $0.22 per share, or the “initial dividend threshold”, each fixed conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0 – T

SP0 – C

where,

CR0	=	such fixed conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1	=	such fixed conversion rate in effect immediately after the close of business on such record date;

SP0	=	the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution;

T	=	the initial dividend threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the initial dividend threshold will be deemed to be zero; and

C	=	the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective as of the close of business on the record date for such dividend or distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder shall receive, in respect of each share of mandatory convertible preferred stock, at the same time and upon the same terms as holders of shares of our common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum conversion rate on the record date for such cash dividend or distribution.

The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the maximum conversion rate; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the fixed conversion rates under this clause (4).

If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, each fixed conversion rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5)

If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of common stock validly tendered or exchanged exceeds the closing price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, or the “expiration date”, each fixed conversion rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)

OS0 × SP1

where,

CR0	=	such fixed conversion rate in effect immediately prior to the close of business on the trading day immediately following the expiration date;

CR1	=	such fixed conversion rate in effect immediately after the close of business on the trading day immediately following the expiration date;

AC	=	the fair market value (as determined in good faith by our board of directors, whose good faith determination will be conclusive), at the close of business on the trading day immediately following the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1	=	the closing price of our common stock on the trading day next succeeding the expiration date.

The adjustment to the fixed conversion rates under the preceding paragraph (5) will occur at the close of business on the trading day immediately following the expiration date.

We do not currently have a shareholders rights plan in effect. If we have a rights plan in effect upon conversion of the mandatory convertible preferred stock into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, each fixed conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3)(a) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Holders of the mandatory convertible preferred stock may, in certain circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. Federal income tax as a dividend as a result of an adjustment or the nonoccurrence of an adjustment to the fixed conversion rates. See “Material U.S. Federal Income and Estate Tax Consequences.”

We may, to the extent permitted by law and the rules of the New York Stock Exchange or any other securities exchange on which our common stock or the mandatory convertible preferred stock is then listed, increase each fixed conversion rate by any amount for a period of at least 20 business days if such increase is irrevocable during such 20 business days and our board of directors determines that such increase would be in our best interest. In addition, we may make such increases in each fixed conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

As used in this section and in “Description of the Purchase Contracts—Anti-dilution Adjustments” above, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors, statute, contract or otherwise), and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

Adjustments to the fixed conversion rates will be calculated by us to the nearest 1/10,000th of a share of our common stock.

The fixed conversion rates will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock; or

•

for accumulated dividends, if any, on the mandatory convertible preferred stock, except as described above under “—Mandatory Conversion,” “—Early Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change.”

Except as otherwise provided above, we will be responsible for making all calculations called for under the mandatory convertible preferred stock. These calculations include, but are not limited to, determinations of the fundamental change settlement price, the stock price in connection with a fundamental change, the daily VWAPs, the five-day average prices and the fixed conversion rates of the mandatory convertible preferred stock.

We will be required, within ten business days after the fixed conversion rates are adjusted, to provide or cause to be provided written notice of the adjustment to the holders of the mandatory convertible preferred stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each adjusted fixed conversion rate.

For the avoidance of doubt, if an adjustment is made to the fixed conversion rates, no separate inversely proportionate adjustment will be made to the initial price or the threshold appreciation price because the initial price is equal to $1,000 divided by the maximum conversion rate (as adjusted in the manner described herein) and the threshold appreciation price is equal to $1,000 divided by the minimum conversion rate (as adjusted in the manner described herein).

Whenever the terms of the mandatory convertible preferred stock require us to calculate the closing price or daily VWAP per share of our common stock over a span of multiple days, our board of directors will make appropriate adjustments in good faith (including, without limitation, to the mandatory settlement value, the early conversion average price, the fundamental change settlement price and the five-day average price (as the case may be)) to account for any adjustments to the fixed conversion rates (as the case may be) that become effective, or any event that would require such an adjustment if the record date, ex-dividend date, effective date or expiration date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

If:

•

the record date for a dividend or distribution on shares of our common stock occurs after the end of the 40 consecutive trading day period used for calculating the mandatory settlement value and before the mandatory conversion date; and

•

that dividend or distribution would have resulted in an adjustment of the number of shares issuable to the holders of the mandatory convertible preferred stock had such record date occurred on or before the last trading day of such 40-trading day period, then we will deem the holders of the mandatory convertible preferred stock to be holders of record of our common stock for purposes of that dividend or distribution. In this case, the holders of the mandatory convertible preferred stock would receive the dividend or distribution on our common stock together with the number of shares of our common stock issuable upon mandatory conversion of the mandatory convertible preferred stock.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the event of any reorganization event, each share of the mandatory convertible preferred stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the mandatory convertible preferred stock, become convertible into exchange property units.

The number of exchange property units we will deliver upon conversion of each share of the mandatory convertible preferred stock or as a payment of dividends on the mandatory convertible preferred stock, as applicable, following the effective date of such reorganization event will be determined as if references to our common stock in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder or conversion at the option of the holder upon a fundamental change and/or the description of the relevant dividend payment provisions, as the case may be, were to exchange property units (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date on which holders of the mandatory convertible preferred stock become holders of record of the underlying shares of our common stock). For the purpose of determining which bullet of the definition of conversion rate in the second paragraph under “—Mandatory Conversion” will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet is applicable, the value of an exchange property unit will be determined in good faith by our board of directors (which determination will be final), except that if an exchange property unit includes common stock or American Depositary Receipts, or “ADRs”, that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the 40 consecutive trading day period used for calculating the mandatory settlement value of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. For the purpose of calculating any fundamental change settlement price, the value of an exchange property unit will be determined in good faith by our board of directors (which determination will be final), except that if an exchange property unit includes common stock or ADRs that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the five consecutive trading day period used for calculating the fundamental change settlement price of the closing prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined by a nationally recognized independent investment banking firm retained by us for this purpose. The provisions of this paragraph will apply to successive reorganization events, and the provisions summarized under “—Anti-dilution Adjustments” will apply to any shares of common equity or ADRs of us or any successor received by the holders of shares of our common stock in any such reorganization event. We (or any successor to us) will, as soon as reasonably practicable (but in any event within five calendar days) after the occurrence of any reorganization event provide written notice to the holders of the mandatory convertible preferred stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the exchange property units. Failure to deliver such notice will not affect the operation of the provisions described in this section.

In connection with any adjustment to the conversion rate described above, we will also adjust the initial dividend threshold (as defined under “—Anti-dilution Adjustments”) based on the number of shares of common stock comprising the exchange property units and (if applicable) the value of any non-stock consideration comprising the exchange property units. If the exchange property units are composed solely of non-stock consideration, the initial dividend threshold will be zero.

It is possible that certain consolidations, mergers, combinations or other transactions could result in tax gains or losses to the holders either as a result of the transaction or the conversion thereafter. Holders are encouraged to consult with their own tax advisors regarding the tax consequences of the ownership, disposition and conversion of the mandatory convertible preferred stock.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued shares of common stock, solely for issuance upon conversion of the mandatory convertible preferred stock, the maximum number of shares of our common stock as shall be issuable from time to time upon the conversion of all the shares of the mandatory convertible preferred stock then outstanding.

Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent

Computershare Trust Company, N.A. is the transfer agent and registrar of our common stock and will serve as transfer agent, registrar, conversion and dividend disbursing agent for the mandatory convertible preferred stock.

Remarketing

The mandatory convertible preferred stock will be remarketed as described under “Description of the Purchase Contracts—Remarketing.”

In connection with a successful remarketing:

•

(a) dividends may become payable on the mandatory convertible preferred stock and/or (b) if the closing price of our common stock on the pricing date for a successful remarketing is less than or equal to the initial price, the minimum conversion rate of the mandatory convertible preferred stock will be increased to an amount equal to $1,000 divided by                 % of the closing price of our common stock on such date (rounded to the nearest ten-thousandth of a share), whether or not the holder of such shares elected to participate in the remarketing, and in each case as described below; and

•

if dividends become payable on the mandatory convertible preferred stock, such dividends will be payable on the mandatory convertible preferred stock on March 1, 2024 (or, at our election in consultation with the remarketing agent in connection with a successful optional remarketing, on each of December 1, 2023 and March 1, 2024) at the applicable dividend rate (as such dividend rate may be determined in connection with such remarketing), when, as and if declared by our board of directors.

The dividend rate and/or increased minimum conversion rate will be a fixed dividend rate and/or conversion rate (subject to adjustment in certain circumstances) determined by our board of directors, after consultation with the remarketing agent, as the rate(s) the mandatory convertible preferred stock should bear and the terms the mandatory convertible preferred stock should include in order for the net remarketing proceeds to equal (a) in the case of a final remarketing, at least $1,000 multiplied by the number of shares of mandatory convertible preferred stock being remarketed and (b) in the case of an optional remarketing, at least the sum of (x) 100% of the purchase price of the Treasury portfolio and (y) the separate mandatory convertible preferred stock purchase price for shares of mandatory convertible preferred stock that are not included in Corporate Units whose holders have elected to participate in the remarketing. We will not decrease the minimum conversion rate or the dividend rate, or change the maximum conversion rate, in connection with a successful remarketing of the mandatory convertible preferred stock.

Notwithstanding the foregoing, in no event will the increased minimum conversion rate for the mandatory convertible preferred stock exceed the then-current maximum conversion rate of the mandatory convertible preferred stock (which is initially                shares of common stock and is subject to adjustment as set forth under “Description of the Mandatory Convertible Preferred Stock—Anti-dilution Adjustments”). As a result of this limitation, and our inability to increase the maximum conversion rate, there is a greater risk of a failure to achieve a successful remarketing. If there is a Remarketing Failure, then, with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, no shares of our common stock will be delivered upon automatic conversion of such shares of mandatory convertible preferred stock and each such share of mandatory convertible preferred stock will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon. If you hold Treasury Units or Cash Settled Units at the time of a Remarketing Failure, you must recreate Corporate Units with separate shares of mandatory convertible preferred stock during a limited period of time in order to avoid having your Treasury security or cash, as applicable, applied toward satisfaction of your obligations under your purchase contract. If you do not so recreate Corporate Units and have not monetized your separate share of mandatory convertible preferred stock, you will suffer a loss of your investment in the Treasury security or such cash.

For a discussion of some of the risks related to the occurrence of a Remarketing Failure, see “Risk Factors—Risk Factors Relating to the Equity Units—If a Remarketing Failure occurs and you hold Treasury Units or Cash Settled Units and separate shares of mandatory convertible preferred stock, you must recreate Corporate Units in order to avoid losing your pledged Treasury securities or cash and being left with mandatory convertible preferred stock with little economic value”, “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—If a Remarketing Failure occurs, the mandatory convertible preferred stock will not convert into any shares of our common stock and will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon” and “Risk Factors—Risk Factors Relating to the Equity Units—Because the Equity Units and mandatory convertible preferred stock will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the Equity Units and mandatory convertible preferred stock and exercise their rights and remedies.”

Remarketing of Shares That Are Not Included in Corporate Units

At any time prior to a remarketing, other than during a blackout period, holders of mandatory convertible preferred stock that do not underlie Corporate Units may elect to have their shares of mandatory convertible preferred stock remarketed in such remarketing in the same manner as shares of mandatory convertible preferred stock that underlie Corporate Units by delivering their shares along with a notice of this election to the custodial agent. The custodial agent will hold the shares of mandatory convertible preferred stock in an account separate from the collateral account in which the pledged assets will be held. Holders of shares of mandatory convertible preferred stock electing to have their shares remarketed will also have the right to withdraw their election at any time prior to 4:00 p.m., New York City time, on the second business day immediately preceding an optional remarketing period or the final remarketing period, as applicable.

If we elect to conduct an optional remarketing, we and the remarketing agent will use our reasonable best efforts to remarket and price the mandatory convertible preferred stock. In order for such optional remarketing to be successful, the remarketing agent must obtain a price (i) for shares of mandatory convertible preferred stock that are components of Corporate Units, that results in proceeds of at least 100% of the Treasury portfolio purchase price and (ii) for shares of mandatory convertible preferred stock that are not part of Corporate Units, at least equal to the separate mandatory convertible preferred stock purchase price (as defined below), which will be the same price, on a per share basis, as for the shares of mandatory convertible preferred stock included as components of Corporate Units. For purposes of determining the proceeds that the remarketing agent will seek to obtain for the mandatory convertible preferred stock in an optional remarketing, the “separate mandatory convertible preferred stock purchase price” means the amount in cash equal to the product of (A) the remarketing price per share of mandatory convertible preferred stock (as defined below) and (B) the number of shares of mandatory convertible preferred stock included in such remarketing that are not part of Corporate Units, which will be the same price on a per share basis, as shares of mandatory convertible preferred stock remarketed as Corporate Units. The “remarketing price per share of mandatory convertible preferred stock” for an optional remarketing means, for each share of mandatory convertible preferred stock, an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of shares of mandatory convertible preferred stock included in such remarketing that are held as components of Corporate Units.

With respect to the final remarketing, we and the remarketing agent will use our reasonable best efforts to remarket and price the mandatory convertible preferred stock. The remarketing will be considered successful if the remarketing agent is able to obtain a price that results in proceeds of at least $1,000 multiplied by the number of shares of mandatory convertible preferred stock being remarketed.

In the event of a successful remarketing of the mandatory convertible preferred stock, proceeds from the remarketing attributable to holders of separate shares of mandatory convertible preferred stock that elected to have their shares remarketed will be remitted by the remarketing agent to the custodial agent for the benefit of such holders on the optional remarketing settlement date (in the case of any optional remarketing) or on the final remarketing settlement date (in the case of the final remarketing).

Terms of Remarketed Mandatory Convertible Preferred Stock

In the case of a successful remarketing of the mandatory convertible preferred stock, (a) dividends may become payable on the mandatory convertible preferred stock and/or (b) if the closing price on the pricing date for a successful remarketing is less than or equal to the initial price, the minimum conversion rate of the mandatory convertible preferred stock will be increased to an amount equal to $1,000 divided by                 % of the closing price of our common stock on such date (rounded to the nearest ten-thousandth of a share). The changes to the terms of the mandatory convertible preferred stock in connection with a successful remarketing of the mandatory convertible preferred stock, if any, will become effective on the settlement date of such remarketing (the “remarketing settlement date”), which will be, in the case of a successful optional remarketing, the third business day following the optional remarketing date (or such other date as we and the remarketing agent agree upon) and, in the case of the final remarketing period, the third business day following the final remarketing date (or such other date as we and the remarketing agent agree to, but in no event later than the purchase contract settlement date).

If dividends become payable on the mandatory convertible preferred stock and/or the minimum conversion rate is increased, the dividend rate and/or increased minimum conversion rate will be a fixed dividend rate and/or minimum conversion rate (subject to adjustment in certain circumstances) determined by our board of directors, after consultation with the remarketing agent, as the rate(s) the mandatory convertible preferred stock should bear and the terms the mandatory convertible preferred stock should include in order for the net remarketing proceeds to equal (a) in the case of a final remarketing, at least $1,000 multiplied by the number of shares of mandatory convertible preferred stock being remarketed and (b) in the case of an optional remarketing, at least the sum of (x) 100% of the purchase price of the Treasury portfolio and (y) the separate mandatory convertible preferred stock purchase price for shares of mandatory convertible preferred stock that are not included in Corporate Units whose holders have elected to participate in the remarketing. We will not decrease the minimum conversion rate or the dividend rate, or change the maximum conversion rate, in connection with a successful remarketing of the mandatory convertible preferred stock.

Notwithstanding the foregoing, in no event will the increased minimum conversion rate for the mandatory convertible preferred stock exceed the then-current maximum conversion rate of the mandatory convertible preferred stock (which is initially                shares of common stock and is subject to adjustment as set forth under “Description of the Mandatory Convertible Preferred Stock—Anti-dilution Adjustments”).

If the mandatory convertible preferred stock is not successfully remarketed, no terms of the mandatory convertible preferred stock will be changed, except that if a Remarketing Failure occurs, the conversion rate will be fixed at zero effective as of December 1, 2023, and, with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, no shares of common stock will be deliverable upon mandatory conversion of such shares of mandatory convertible preferred stock and each such share will be automatically transferred to us on the mandatory conversion date without payment or delivery of any cash or shares of our common stock or other consideration.

The remarketing agent is not obligated to purchase any shares of mandatory convertible preferred stock that would otherwise remain unsold in the remarketing. None of us, the remarketing agent or any agent of us or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of mandatory convertible preferred stock for remarketing.

Automatic Settlement Upon Failed Final Remarketing

If the mandatory convertible preferred stock has not been successfully remarketed on or prior to the last day of the final remarketing period, all ownership interests in shares of mandatory convertible preferred stock held as part of Corporate Units will be delivered to us on the purchase contract settlement date in full satisfaction of the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date, unless the holder separately cash settles purchase contracts as described below.

The ownership interest in mandatory convertible preferred stock underlying a Corporate Unit will be automatically delivered to us thereby satisfying such holder’s obligations to us under the related purchase contracts in full, unless, prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice to the purchase contract agent of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $1,000 in cash per 10 purchase contracts. Holders of Corporate Units may settle their purchase contracts with separate cash only in integral multiples of 10 Corporate Units.

If a Remarketing Failure occurs, with respect to any shares of mandatory convertible preferred stock that remain outstanding following the purchase contract settlement date, no shares of our common stock will be delivered upon automatic conversion of such shares of mandatory convertible preferred stock and each such share of mandatory convertible preferred stock will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon. If you had created Treasury Units or Cash Settled Units in advance of the final remarketing period and a Remarketing Failure occurs, you will have from 9:00 a.m., New York City time, on the business day immediately succeeding the last day of the final remarketing period until 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date to recreate Corporate Units with separate shares of mandatory convertible preferred stock, in order for such shares to be automatically applied in satisfaction of your obligations under the related purchase contracts as described above. If you do not recreate Corporate Units during this period, your pledged Treasury securities or cash, as the case may be, will be used to satisfy your obligations under the related purchase contracts, and, if you hold shares of separate mandatory convertible preferred stock, those shares will no longer convert into common stock and will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of common stock thereon.

For a discussion of some of the risks related to the occurrence of a Remarketing Failure, see “Risk Factors—Risk Factors Relating to the Equity Units—If a Remarketing Failure occurs and you hold Treasury Units or Cash Settled Units and separate shares of mandatory convertible preferred stock, you must recreate Corporate Units in order to avoid losing your pledged Treasury securities or cash and being left with mandatory convertible preferred stock with little economic value”, “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—If a Remarketing Failure occurs, the mandatory convertible preferred stock will not convert into any shares of our common stock and will be automatically transferred to us on or around March 1, 2024 without any payment of cash or shares of our common stock thereon” and “Risk Factors—Risk Factors Relating to the Equity Units—Because the Equity Units and mandatory convertible preferred stock will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the Equity Units and mandatory convertible preferred stock and exercise their rights and remedies.”

Payment

So long as any separate shares of mandatory convertible preferred stock are registered in the name of DTC, as depository for the mandatory convertible preferred stock as described herein under “Book-Entry Issuance—The Depository Trust Company,” or DTC’s nominee, payments on the mandatory convertible preferred stock will be made as described therein.

Form

So long as any separate shares of mandatory convertible preferred stock are registered in the name of DTC, as depository for the mandatory convertible preferred stock as described herein under “Book-Entry Issuance—The Depository Trust Company,” or DTC’s nominee, transfers and exchanges of beneficial interests in the separate shares of mandatory convertible preferred stock will be made as described therein.

Certain Trading Characteristics

The mandatory convertible preferred stock is expected to trade at a price that takes into account the value, if any, of accumulated but unpaid dividends (except for declared dividends accumulated after a record date and prior to a dividend payment date, which dividends will be payable to the holders as of the record date, as described above); thus, it is expected that purchasers of the mandatory convertible preferred stock will not pay, and sellers will not receive, accumulated and unpaid dividends with respect to the mandatory convertible preferred stock that is not included in the trading price thereof.

Title

We and any agent of ours will treat the person or entity in whose name securities are registered as the absolute owner of those securities for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Book-Entry Issuance—The Depository Trust Company

The shares of mandatory convertible preferred stock will be issued in fully registered form and will be evidenced by one or more global securities registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global securities will be deposited with the registrar as custodian for DTC and, in the case of shares of mandatory convertible preferred stock that form a part of the Corporate Units, credited to the collateral account. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” for a description of DTC.

Purchases of the mandatory convertible preferred stock under the DTC system must be made by or through direct participants, which will receive a credit for the mandatory convertible preferred stock on DTC’s records. The ownership interest of each actual purchaser of each share of mandatory convertible preferred stock (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the mandatory convertible preferred stock. Transfers of ownership interests on the mandatory convertible preferred stock are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in convertible preferred stock, except in the event that use of the book-entry system for the mandatory convertible preferred stock is discontinued.

To facilitate subsequent transfers, all convertible preferred stock deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the mandatory convertible preferred stock with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the mandatory convertible preferred stock; DTC’s records reflect only the identity of the direct participants to whose accounts the shares of mandatory convertible preferred stock are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the mandatory convertible preferred stock unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the shares of mandatory convertible preferred stock are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the mandatory convertible preferred stock.

Payments of dividends, if any, on the mandatory convertible preferred stock will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the transfer agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends, if any, to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

A beneficial owner will not be entitled to receive physical delivery of the mandatory convertible preferred stock. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the mandatory convertible preferred stock.

DTC may discontinue providing its services as securities depository with respect to the mandatory convertible preferred stock at any time by giving us or the transfer agent reasonable notice. In the event no successor securities depository is obtained, certificates for the mandatory convertible preferred stock will be printed and delivered.

The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

The following is a summary of the material United States federal income tax and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of Equity Units (including the components thereof) and shares of our common stock acquired under a purchase contract or upon conversion of the mandatory convertible preferred stock. This summary applies only to initial investors who acquire the Equity Units for cash at their initial offering price, which will be the price indicated on the cover of this prospectus supplement, and hold the Equity Units as capital assets. This summary does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, tax consequences if you are subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), as well as differing tax consequences that may apply if you are, for instance,

•	a dealer in securities;

•	a trader in securities;

•	a regulated investment company, real estate investment trust, controlled foreign corporation, passive foreign investment company, or shareholders of such corporations;

•	an entity that is tax-exempt for U.S. federal income tax purposes, and a retirement plan, individual retirement account and tax-deferred account;

•	an insurance company;

•

a person holding the Equity Units (or the components thereof), common stock as part of a hedging, integrated, conversion, wash sale or constructive sale transaction or a straddle or synthetic security;

•	a financial institution;

•

a person who is a pass-through entity, including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes, and an investor in a pass-through entity holding the Equity Units (or the components thereof) or common stock;

•	a United States person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate.

If you are a partnership for U.S. federal income tax purposes that holds the Equity Units (or the components thereof) or our common stock, the tax treatment of your partners will generally depend upon the status of the partner and the activities of the partnership. Entities or arrangements classified as partnerships for U.S. federal income tax purposes, and partners in such partnerships, holding the Equity Units (or the components thereof) or common stock should consult their own tax advisors.

This summary is based upon the provisions of the Code, final, temporary and proposed Treasury regulations, administrative pronouncements and judicial decisions issued thereunder as of the date hereof. Those authorities may change, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those discussed below. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel with respect to the tax consequences of the purchase, ownership or disposition of Equity Units (including the components thereof) and shares of our common stock acquired under a purchase contract or upon conversion of the mandatory convertible preferred stock. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with non-U.S., state, local or other tax considerations that may be relevant to investors in light of their particular circumstances.

Tax Treatment of the Equity Units

Based on the terms of the Equity Units, we intend to take the position that the separate components of an Equity Unit should be respected for U.S. federal income tax purposes in accordance with their form. We and, by purchasing a Corporate Unit, you will be deemed to have agreed to this treatment. Under this treatment of the Equity Units, you will be treated as owning the mandatory convertible preferred stock (or after a successful remarketing, the applicable ownership interest in the Treasury portfolio), Treasury securities or cash constituting a part of the Corporate Units, Treasury Units, or Cash Settled Units, as applicable, and as owning the purchase contract, separately, for U.S. federal income tax purposes. We have not sought any rulings concerning the treatment of the Equity Units, and this treatment is not binding on the IRS or the courts, either of which could disagree with this treatment and the explanations or conclusions contained in this summary. If the IRS or a court were to treat an Equity Unit as a single integrated instrument for U.S. federal income tax purposes, the U.S. federal income tax consequences of the separation of such components pursuant to the terms of the Equity Units are uncertain and could differ from those described below. If you are considering the purchase of Equity Units, you should consult your tax advisor concerning the U.S. federal income and estate tax consequences to you in light of your particular circumstances as well as any consequences arising under the laws of any other taxing jurisdiction. The remainder of this discussion assumes that a holder of an Equity Unit will be treated for U.S. federal income tax purposes as owning the 1/10 or 10% undivided beneficial ownership interest in one share of mandatory convertible preferred stock (or applicable ownership interest in the Treasury portfolio, Treasury securities or cash, as applicable) and the purchase contract separately.

Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. holder. You are a “U.S. holder” if for U.S. federal income tax purposes you are a beneficial owner of an Equity Unit that is:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

Equity Units

Allocation of Purchase Price

The purchase price of each Corporate Unit will be allocated between the 1/10 or 10% undivided beneficial ownership interest in one share of mandatory convertible preferred stock and the purchase contract in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial tax basis in the mandatory convertible preferred stock and the purchase contract. If we are required to report this allocation for U.S. federal income tax purposes, we will report the initial fair market value of the mandatory convertible preferred stock represented by one Corporate Unit as $100 and the initial fair market value of the purchase contract as $0 and, by purchasing a Corporate Unit, you will agree to this allocation. This allocation is not, however, binding on the IRS. The remainder of this discussion assumes that this allocation of the purchase price of a Corporate Unit will be respected for U.S. federal income tax purposes.

Sale, Exchange, or Other Disposition of Equity Units

Upon a disposition of an Equity Unit, you will be treated as having sold, exchanged or disposed of the purchase contract and either the mandatory convertible preferred stock (or applicable ownership interest in the Treasury portfolio, if applicable),Treasury securities or cash, as the case may be, that constitute the Equity Unit. The proceeds realized on a disposition will be allocated between the purchase contract and the ownership interest in the mandatory convertible preferred stock, applicable ownership interest in the Treasury portfolio, Treasury securities or cash, in proportion to their respective fair market values at the time of disposition. The rules governing the treatment of the disposition of the mandatory convertible preferred stock, the purchase contract, the Treasury portfolio and the Treasury securities are summarized under “—Mandatory Convertible Preferred Stock—Sale, Exchange, Successful Remarketing or Other Taxable Disposition of Mandatory Convertible Preferred Stock,” “—Treasury Portfolio—Tax Basis of and Gain on the Applicable Ownership Interest in the Treasury Portfolio,” “—Treasury Units—Sale, Exchange or Other Taxable Disposition of Treasury Securities,” and “—Purchase Contracts—Dispositions, Including Terminations, of a Purchase Contract” below.

If the disposition of Equity Units occurs when the purchase contract has a negative value (i.e., the purchase contract represents a net liability), you should generally be considered to have received additional consideration for the mandatory convertible preferred stock, Treasury portfolio, Treasury securities or cash in an amount equal to that negative value, and to have paid that amount to be released from your obligation under the purchase contract. You should consult your tax advisor regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.

Reorganization Event

Depending on the circumstances, a Reorganization Event as described in “Description of the Purchase Contracts - Reorganization Events” could potentially be a taxable event and could result in consequences to the beneficial owner of the Equity Units (or components thereof) or common stock held after the Reorganization Event that differ from those described herein. You should consult your tax advisor regarding the tax consequences of a Reorganization Event.

Mandatory Convertible Preferred Stock

Distributions on Mandatory Convertible Preferred Stock

If distributions become payable on our mandatory convertible preferred stock as a result of a successful remarketing, any distribution paid on our mandatory convertible preferred stock (including the fair market value of distributions paid in common stock and the payment of dividends in arrears, if any) will be treated as a dividend to the extent of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by you when received by you or on your behalf. If a distribution exceeds our current and accumulated earnings and profits, the excess will first be treated as a tax-free return of your investment, up to your adjusted tax basis, in the mandatory convertible preferred stock, and thereafter as gain from the sale or exchange of the shares. Subject to applicable limitations and restrictions, dividends paid to non-corporate U.S. holders should be treated as “qualified dividend income” (as defined in the Code) taxable at favorable rates applicable to long-term capital gains. Subject to applicable limitations and restrictions, dividends paid to corporate U.S. holders should be eligible for the dividends-received deduction. You should consult your tax advisor regarding the application of reduced tax rates and the dividends-received deduction in your particular circumstances. We may determine not to pay a dividend currently, in which case you should consult your tax advisor regarding whether, in that circumstance, you would be required to accrue the deferred dividend into your taxable income on a current basis.

Constructive Distributions

You may be treated as receiving a constructive distribution from us if (1) the conversion rate of the mandatory convertible preferred stock is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, an adjustment in the conversion rate would not be considered made pursuant to such a formula if the adjustment were made to compensate you for certain taxable distributions with respect to our common stock (including, without limitation, adjustments in respect of taxable dividends to our common stockholders). A constructive distribution on our mandatory convertible preferred stock will generally be treated as described under “—Distributions on Mandatory Convertible Preferred Stock” above. Thus, under certain circumstances, an increase in (or failure to decrease) the conversion rate (including in connection with a fundamental change) might give rise to a taxable dividend to you even though you will not receive any cash in respect thereof. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described above under “—Distributions on Mandatory Convertible Preferred Stock.”

Tax Basis in Mandatory Convertible Preferred Stock

Your initial tax basis in the mandatory convertible preferred stock will equal the portion of the purchase price for the Equity Unit allocated to the mandatory convertible preferred stock as described above (see “—Equity Units—Allocation of Purchase Price” above).

Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Mandatory Convertible Preferred Stock

You will generally recognize capital gain or loss on the disposition of mandatory convertible preferred stock (including upon a successful remarketing of the mandatory convertible preferred stock if you participate in the remarketing, but subject to the discussion below regarding redemptions) equal to the difference between the amount realized on the disposition and your adjusted tax basis in the mandatory convertible preferred stock. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, you held the mandatory convertible preferred stock for a period of more than one year. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations. If you elect not to participate in a successful remarketing, you should not be treated as having sold, exchanged, or otherwise disposed of your mandatory convertible preferred stock.

A redemption of our mandatory convertible preferred stock for cash will generally be treated as a dividend to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles unless the redemption (i) is “not essentially equivalent to a dividend” within the meaning of Section 302 of the Code or (ii) completely terminates the holder’s interest in the Company. In determining whether either of these tests has been satisfied, a beneficial owner generally must take into account stock actually owned as well as stock treated as constructively owned under the Code (possibly including any common stock that a beneficial owner may be obligated to acquire under a purchase contract and/or entitled to receive on conversion of mandatory convertible preferred stock ). While the determination whether either of the foregoing tests is satisfied depends on a stockholder’s particular facts and circumstances as of the time of the determination, the IRS has ruled in the past that in certain circumstances even a small reduction in the proportionate interest held by a small minority stockholder in a publicly traded corporation will be treated as an exchange if the stockholder exercises no control over the corporation. Any cash received upon a redemption in respect of dividends in arrears on our mandatory convertible preferred stock should be treated as described above under “—Distributions on our Mandatory Convertible Preferred Stock.” You should consult your tax advisor regarding the proper treatment of a redemption of our mandatory convertible preferred stock.

In the event of a failed remarketing we intend to treat the delivery of mandatory convertible preferred stock by a U.S. holder of Corporate Units along with the delivery by us to such U.S. holder of common stock, each in satisfaction of the purchase contract, as a recapitalization for U.S. federal income tax purposes pursuant to which the U.S. holder would not recognize gain or loss except to the extent of cash in lieu of a fractional share. You should consult your tax advisor about possible alternative treatments of a failed remarketing, including the possibility that it could be deemed to be a redemption for cash.

Conversion of Mandatory Convertible Preferred Stock into Common Stock

If you receive only common stock upon a conversion of our mandatory convertible preferred stock (other than cash with respect to any fractional share), you generally will not recognize gain or loss upon the conversion, except with respect to any cash received in lieu of a fractional share. Your tax basis in the common stock received in such a conversion will be the same as your adjusted tax basis in the mandatory convertible preferred stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and your holding period for such common stock will include your holding period for the mandatory convertible preferred stock that was converted. The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash you receive in respect of the fractional share and the portion of your tax basis in the mandatory convertible preferred stock that is allocable to the fractional share. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the conversion, the mandatory convertible preferred stock has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

Conversion of Mandatory Convertible Preferred Stock into Solely Cash

Under certain situations described above under “Description of the Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder Upon a Fundamental Change,” you may receive only cash in respect of mandatory convertible preferred stock surrendered for conversion. In such an event, you generally will be treated as having disposed of your mandatory convertible preferred stock in a redemption by us and will, subject to rules regarding redemption described above under “—Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Mandatory Convertible Preferred Stock,” recognize gain or loss on such disposition.

Purchase Contracts

Contract Adjustment Payments

There is no authority directly addressing the U.S. federal income tax treatment of the contract adjustment payments under current law, and the treatment of these payments is unclear. Contract adjustment payments may constitute taxable ordinary income to you when received or accrued, in accordance with your method of tax accounting. If we are ever required to file information returns with respect to contract adjustment payments, we intend to report these payments as taxable ordinary income. Under this treatment, if you are an accrual-method taxpayer, you could be required to recognize ordinary income with respect to the contract adjustment payments even if we pay them partly or wholly in common stock. In addition, if we defer a contract adjustment payment and you are an accrual-method taxpayer, you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash payments. Moreover, amounts you receive upon a disposition of an Equity Unit that are attributable to an accrued contract adjustment payment may be treated as ordinary income to the extent not previously included in income. Alternatively, a contract adjustment payment may be treated as option premium, rather than being includible in income on a current basis. The treatment of contract adjustment payments could affect your tax basis in a purchase contract or common stock received under a purchase contract or your amount realized upon the sale or disposition of a purchase contract (whether held as part of a Corporate Unit, Treasury Unit or Cash Settled Unit) or the termination of a purchase contract. See “—Dispositions, Including Terminations, of a Purchase Contract,”

“—Acquisition of Common Stock under a Purchase Contract,” and “Equity Units—Sale, Exchange or Other Disposition of the Equity Units.” You should consult your tax advisor regarding the potential treatment of the contract adjustment payments as option premium. Unless otherwise stated, the discussion herein assumes you recognize any contract adjustment payments received in income as ordinary income on a current basis.

In contrast to dividend payments, corporate holders will not be entitled to claim a dividends-received deduction with respect to contract adjustment payments and non-corporate holders will not be eligible for a reduced rate of taxation.

Dispositions, Including Terminations, of a Purchase Contract

Upon a disposition of a purchase contract in connection with the sale or exchange of an Equity Unit, you will recognize gain or loss equal to the difference between the amount realized and your adjusted tax basis in the purchase contract (if any). It is not entirely clear, however, whether the gain or loss on the disposition of a purchase contract will be long-term capital gain or loss or short-term capital gain or loss, even if your holding period for the purchase contract exceeds one year at the time of disposition. In determining gain or loss, any contract adjustment payments previously included in your income, but not received by you, should increase your adjusted tax basis in your purchase contract. For a discussion of the tax consequences of disposing of an Equity Unit when a purchase contract has a negative value, see “—Sale, Exchange, or Other Disposition of Equity Units” above.

If a purchase contract terminates, you will be treated as disposing of the contract for no value. Therefore, assuming the contract adjustment payments have not been deferred and you have recognized them as income on a current basis, you will not recognize any gain or loss. If you accrued deferred contract adjustment payments into income that you have not yet received, you should have a loss equal to your resulting basis. In any event, you will not recognize gain or loss on the receipt of your proportionate share of the mandatory convertible preferred stock, Treasury securities, Treasury portfolio or cash upon termination of the purchase contract and you will have the same tax basis in the mandatory convertible preferred stock, Treasury securities or Treasury portfolio, as the case may be, as before such termination.

Acquisition of Common Stock under a Purchase Contract

You generally will not recognize gain or loss on the purchase of our common stock under a purchase contract (including in an early settlement of a purchase contract), except with respect to any cash paid in lieu of a fractional share of common stock, which should be treated as paid in exchange for the fractional share. Your aggregate initial tax basis in the common stock acquired under a purchase contract generally should equal (a) the purchase price paid for such common stock, plus (b) your tax basis in the purchase contract, if any, less (c) any such tax basis allocable to the fractional share. The holding period for common stock received under a purchase contract will commence on the day after the common stock is acquired. See “—Common Stock Acquired under a Purchase Contract or upon Conversion,” below. For the treatment of the delivery of mandatory convertible preferred stock to us in satisfaction of a purchase contract in the event of a failed remarketing, see the discussion above under “—Mandatory Convertible Preferred Stock—Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Mandatory Convertible Preferred Stock.”

In the event of an early settlement of a purchase contract (including an early settlement upon the occurrence of a fundamental change), you will not recognize gain or loss on the receipt of your proportionate share of the mandatory convertible preferred stock, Treasury portfolio, Treasury securities or cash and you will have the same tax basis in the mandatory convertible preferred stock, Treasury portfolio or Treasury securities, as the case may be, as before the early settlement.

Constructive Distributions

You might be treated as receiving a constructive distribution from us if (i) the maximum settlement rate under the purchase contract is adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, an adjustment to the maximum settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate you for taxable distributions with respect to our common stock (for example, if we increase the cash dividend on our common stock). Thus, under certain circumstances, an increase in the maximum settlement rate (including an increase in the number of shares to be received upon a conversion in connection with a fundamental change) might give rise to a taxable dividend to you even though you will not receive any cash in respect thereof. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the maximum settlement rate. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described below under “—Common Stock Acquired under a Purchase Contract or upon Conversion—Distributions.”

Treasury Units

Substitution of Treasury Securities to Create Treasury Units

You may create Treasury Units by delivering Corporate Units and Treasury securities to the collateral agent in substitution for the mandatory convertible preferred stock. The pledged mandatory convertible preferred stock will then be released from the collateral agreement and delivered to you. You generally will not recognize gain or loss upon the delivery of the Treasury securities or the release of the mandatory convertible preferred stock. You will continue to take into account items of income otherwise includible, with respect to the mandatory convertible preferred stock and the Treasury securities and your tax basis in the mandatory convertible preferred stock, Treasury securities and purchase contract will not be affected by the delivery and release.

Ownership of Treasury Securities

By acquiring Treasury Units, you agree to treat yourself as the beneficial owner of the Treasury securities that are part of the Treasury Units owned by you. We also agree to treat you as the owner of the Treasury securities. Your initial tax basis in the Treasury securities that are part of the Treasury Units will be equal to the amount paid for the Treasury securities. Your adjusted tax basis in the Treasury securities will be increased by the amount of any original issue discount (“OID”) or acquisition discount, as applicable, included in income with respect thereto, as described below.

Original Issue Discount and Acquisition Discount

If you hold a Treasury Unit, you will be required to treat your ownership interest in the Treasury securities constituting part of the Treasury Unit as an interest in a bond that was originally issued on the date you acquired the Treasury securities and, in the case of Treasury securities with a maturity of more than a year, has OID equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof, or, in the case of Treasury securities with a maturity of a year or less, was acquired with acquisition discount equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof. You will be required to include any OID in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of your method of tax accounting and in advance of the receipt of cash attributable to the OID. If you are a cash-method taxpayer, you will not report acquisition discount until the Treasury securities mature or you sell, exchange or otherwise dispose of the Treasury securities in a taxable transaction, unless you elect to accrue the acquisition discount on a current basis. If you do not elect to accrue acquisition discount on a current basis, any interest expense on indebtedness you used to purchase or carry the Treasury securities, to the extent it does not exceed the daily portions of acquisition discount with respect to the Treasury securities, will be deferred until the acquisition discount is recognized. If you are an accrual-method taxpayer (or a cash method taxpayer that elects to accrue acquisition discount), you will be required to accrue the acquisition discount on a straight-line basis unless you elect to accrue the acquisition discount on a constant yield to maturity basis.

Sale, Exchange or Other Taxable Disposition of Treasury Securities

You will generally recognize gain or loss on the disposition of the Treasury securities constituting part of a Treasury Unit equal to the difference between the amount realized on the disposition and your adjusted tax basis in the Treasury securities. Amounts of OID or acquisition discount included in your gross income will increase your adjusted tax basis in the Treasury securities. The gain or loss you recognize will generally be capital gain or loss (except to the extent of any gain realized that does not exceed an amount equal to the OID or acquisition discount on such Treasury securities not previously included in income, which will be treated as ordinary income), and will be long-term capital gain or loss if, at the time of the disposition, your holding period for the Treasury securities exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations.

Substitution of Mandatory Convertible Preferred Stock to Recreate Corporate Units

If you deliver Treasury Units and mandatory convertible preferred stock to the collateral agent in exchange for Corporate Units and Treasury securities, you generally will not recognize gain or loss upon the delivery of the mandatory convertible preferred stock or the release of the Treasury securities. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, with respect to the mandatory convertible preferred stock and the Treasury securities and your tax basis in the mandatory convertible preferred stock, the Treasury securities and the purchase contracts will not be affected by the delivery and release.

Cash Settled Units

Substitution of Cash to Create Cash Settled Units

You may create Cash Settled Units by delivering Corporate Units and cash to the collateral agent in substitution for the mandatory convertible preferred stock. The pledged mandatory convertible preferred stock will then be released from the collateral agreement and delivered to you. You generally will not recognize gain or loss upon the delivery of the cash or the release of the mandatory convertible preferred stock. You will continue to take into account items of income otherwise includible with respect to the mandatory convertible preferred stock, and your tax basis in the mandatory convertible preferred stock and purchase contracts will not be affected by the delivery and release.

Substitution of Mandatory Convertible Preferred Stock to Recreate Corporate Units

If you deliver Cash Settled Units and mandatory convertible preferred stock to the collateral agent in exchange for Corporate Units and cash, you generally will not recognize gain or loss upon the delivery of the mandatory convertible preferred stock or the release of the cash. You will continue to take into account items of income otherwise includible with respect to the mandatory convertible preferred stock, and your tax basis in the mandatory convertible preferred stock and purchase contracts will not be affected by the delivery and release.

Treasury Portfolio

Interest Income and Acquisition Discount

Following a successful optional remarketing, if the Treasury portfolio contains interest-paying securities that are not Treasury strips, you will generally be required to recognize ordinary income to the extent of your pro rata portion of the interest paid (or, in the case of short-term Treasury securities, acquisition discount accrued, as discussed above in “—Treasury Securities— Original Issue Discount and Acquisition Discount”) with respect to the Treasury securities in the Treasury portfolio. If the Treasury portfolio contains Treasury strips, the tax treatment to you with respect to interest income and acquisition discount will be the same as described above in “—Treasury Securities— Original Issue Discount and Acquisition Discount.” You should consult your tax advisor regarding the tax treatment of your applicable ownership interest in the Treasury portfolio.

Tax Basis of and Gain on the Applicable Ownership Interest in the Treasury Portfolio

Your initial tax basis in your applicable ownership interest in the Treasury portfolio will equal your proportionate share of the amount paid by the collateral agent for the Treasury portfolio. Your adjusted tax basis in the applicable ownership interest in the Treasury portfolio will be increased by the amount of acquisition discount included in gross income with respect thereto, and decreased by the amount of cash received with respect to acquisition discount in the Treasury portfolio.

Upon the disposition or maturity of your pro rata portion of the Treasury securities in the Treasury portfolio, you will recognize gain or loss on the difference between the amount realized and your adjusted tax basis in the Treasury securities. This gain or loss will generally be short-term capital gain or loss, except to the extent of any gain realized that is attributable to accrued but unpaid interest or that does not exceed an amount equal to the ratable share of the acquisition discount on such Treasury securities not previously included in income, which will be treated as ordinary income.

Common Stock Acquired under a Purchase Contract or upon Conversion

Distributions

Any distribution paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you when received. Any such dividend will be eligible for the dividends-received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends-received deduction. Non-corporate U.S. holders that receive dividends on our common stock are eligible for a reduced rate of taxation if certain requirements are satisfied. Any distribution on our common stock in excess of our current and accumulated earnings and profits will first be applied to reduce your tax basis in the common stock (but not below zero), and any remaining excess will be treated as gain from the sale or exchange of your common stock, as described immediately below.

Sale, Exchange or Other Taxable Disposition

Upon a sale, exchange, or other taxable disposition of our common stock, you will recognize capital gain or loss in an amount equal to the difference between the amount realized and your adjusted tax basis in the common stock. This capital gain or loss will be long-term capital gain or loss if your holding period for the shares exceeds one year at the time of the disposition. Under U.S. federal income tax law, certain non-corporate U.S. holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments to you in respect of the Equity Units (including the components thereof) and common stock and to the proceeds of the sale or other disposition of these instruments, unless you are an exempt recipient (and you certify as to your exempt recipient status, if required to do so). Backup withholding may apply to these payments if you fail to provide a taxpayer identification number or establish certain other conditions. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a non-U.S. holder. You are a non-U.S. holder if for U.S. federal income tax purposes you are a beneficial owner of an Equity Unit that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

U.S. Federal Income and Withholding Tax

Interest on the Treasury Portfolio and Treasury Securities

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” payments of principal or interest (including OID and acquisition discount) on the Treasury portfolio or Treasury securities held by you generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:

•	the interest is not effectively connected with your conduct of a trade or business within the United States; and

•

you provide to the applicable withholding agent your name and address on an IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify, under penalties of perjury, that you are not a United States person (as defined in the Code).

If you cannot satisfy one of the requirements described above and interest paid on the Treasury portfolio or Treasury securities held by you is not exempt from withholding because it is effectively connected with your conduct of a trade or business in the United States as described below under “—Effectively Connected Income,” payments of interest on the Treasury portfolio or Treasury securities will be subject to U.S. federal withholding tax at a rate of 30% (or a lower rate specified by an applicable tax treaty).

Dividends, Constructive Distributions and Contract Adjustment Payments

Dividends received by you on our mandatory convertible preferred stock or common stock, including a conversion or redemption treated as a dividend, as well as constructive dividends resulting from certain adjustments or failures to make adjustments to the conversion rate under the mandatory convertible preferred stock or maximum settlement rate under the purchase contracts, will generally be subject to withholding of U.S. federal income tax at a 30% rate (or a lower rate specified by an applicable tax treaty) (see “—Tax Consequences to U.S. Holders—Mandatory Convertible Preferred Stock— Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Mandatory Convertible Preferred Stock,” “—Tax Consequences to U.S. Holders—Mandatory Convertible Preferred Stock—Constructive Distributions,” and “—Tax Consequences to U.S. Holders—Purchase Contracts—Constructive Distributions”). In the case of dividends paid in stock, constructive dividends or a conversion of mandatory convertible preferred stock into common stock that is treated as a dividend, you will generally be subject to U.S. federal withholding tax at a rate of 30% on the dividend amount.

As discussed above under “—Tax Consequences to U.S. Holders—Purchase Contracts—Contract Adjustment Payments,” the U.S. federal income tax treatment of contract adjustment payments is unclear. In the case of contract adjustment payments paid in stock, you will generally be subject to U.S. federal withholding tax at a rate of 30% on the amount of contract adjustment payments paid. If we are the applicable withholding agent with respect to a contract adjustment payment, we intend to withhold on these payments at a rate of 30% (or lower applicable treaty rate), and other withholding agents will likely treat contract adjustment payments in the same manner.

However, contract adjustment payments or dividends that are effectively connected with your conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment are not subject to U.S. withholding tax, although you will be required to satisfy the relevant certification requirements to avoid 30% withholding, but instead are subject to U.S. federal income tax, as described under “—Effectively Connected Income” below.

If you are a non-U.S. holder of mandatory convertible preferred stock, common stock or a purchase contract who wishes to claim the benefit of an applicable treaty rate for dividends or contract adjustment payments, you will be required to satisfy certain certification and disclosure requirements described in “—Interest on the Treasury Portfolio and Treasury Securities.” If you are eligible for a reduced rate of U.S. withholding tax on payments pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, Successful Remarketing, Conversion or Other Taxable Disposition of the Equity Units, Mandatory Convertible Preferred Stock, or Common Stock

The following discussion assumes that our common stock is and will continue to be regularly traded on an established securities market. You should consult your tax advisor if at any point our common stock is not so regularly traded.

A non-U.S. holder will generally recognize gain, or dividend treatment, on a disposition of the Equity Units, mandatory convertible preferred stock or common stock (including conversion of mandatory convertible preferred stock) to the same extent as a U.S. holder, as described under “—Tax Consequences to U.S. Holders—Mandatory Convertible Preferred Stock—Sale, Exchange, Successful Remarketing or Other Taxable Disposition of the Mandatory Convertible Preferred Stock,” “—Tax Consequences to U.S. Holders—Mandatory Convertible Preferred Stock—Conversion of Mandatory Convertible Preferred Stock into Cash and Common Stock,” “—Tax Consequences to U.S. Holders—Purchase Contracts—Dispositions, Including Terminations, of a Purchase Contract,” “—Tax Consequences to U.S. Holders—Treasury Units—Sale, Exchange or Other Taxable Disposition of Treasury Securities,” “—Tax Consequences to U.S. Holders—Treasury Portfolio—Tax Basis of and Gain on the Applicable Ownership Interest in the Treasury Portfolio,” and “—Tax Consequences to U.S. Holders—Common Stock—Sale, Exchange or Other Taxable Disposition.” Any amounts treated as dividends in those discussions will be treated as discussed above under “—Dividends, Constructive Distributions and Contract Adjustment Payments.”

Any amounts received on a disposition of the Equity Units that are attributable to accrued interest, OID or acquisition discount are treated as described under “—Interest on the Treasury Portfolio and Treasury Securities,” and amounts received on a disposition of a purchase contract that are attributable to an accrued contract adjustment payment may be treated as described under “—Dividends, Constructive Distributions and Contract Adjustment Payments.”

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” any gain realized on the disposition of Equity Units, mandatory convertible preferred stock or common stock generally will not be subject to U.S. federal income or withholding tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, where an applicable treaty so provides, is also attributable to a U.S. permanent establishment maintained by you);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

you are, in the case of a purchase contract, our mandatory convertible preferred stock or our common stock, considered to own an interest in a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the disposition and your holding period, and certain other conditions are satisfied.

Gain described in the first bullet point above generally will be subject to tax at the regular U.S. federal income tax rates and, if you are a corporation, may be subject to a branch profits tax in an amount equal to 30% (or lower treaty rate) of your effectively connected earnings and profits as described below under “—Effectively Connected Income.” An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% tax rate (or any lower rate that may be specified by an applicable income tax treaty) on the gain derived from the sale, which may be offset by U.S.-source capital losses (even though the individual is not considered a resident of the United States).

With respect to the third bullet point above, generally a corporation is a United States real property holding corporation if the fair market value of its “United States real property interests,” as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Shares of our mandatory convertible preferred stock and common stock (and possibly purchase contracts) generally will be treated as United States real property interests if we are (or, during a specified period, have been) a United States real property holding corporation for United States federal income tax purposes. We believe that we currently are not a United States real property holding corporation for U.S. federal income tax purposes, and we do not expect to become a United States real property holding corporation for the foreseeable future. However, if we become a United States real property holding corporation, you may be subject to U.S. federal income tax on any gain from the disposition of our mandatory convertible preferred stock and common stock (and possibly purchase contracts).

Effectively Connected Income

If you are engaged in a trade or business in the United States and income on the Equity Units (or components thereof) or our common stock is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent established or fixed base maintained by you), although exempt from 30% U.S. withholding tax, you will be subject to U.S. federal income tax on that income in the same manner as if you were a U.S. holder (as described above under “—Tax Consequences to U.S. Holders”). Certain certification and disclosure requirements must be satisfied in order for effectively connected income to be exempt from withholding. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder, your estate will not be subject to U.S. federal estate tax on the Treasury portfolio or Treasury securities beneficially owned by you at the time of your death, provided that any payments made to you on the Treasury portfolio or Treasury securities, as applicable, would be eligible for exemption from the 30% withholding tax under the rules described above under “—U.S. Federal Income and Withholding Tax” without regard to the certification requirement described in the second bullet point regarding portfolio interest. Mandatory convertible preferred stock and common stock acquired under a purchase contract or upon a conversion of convertible preferred stock owned by you at the time of your death will be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. While not entirely clear, a purchase contract owned by you at the time of your death may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with interest (including OID and acquisition discount) on the Treasury portfolio, Treasury securities, dividends (including constructive dividends) and contract adjustment payments (assuming they are properly treated as income). Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of the Equity Units (or components thereof) and our common stock. You may be subject to backup withholding on payments on the Equity Units (or components thereof) or our common stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Provisions contained in the Code commonly referred to as ‘‘FATCA’’ impose a U.S. federal withholding tax of 30% certain payments (including payments of interest in respect of the Treasury portfolio or Treasury securities, dividends (including deemed dividends) paid with respect to shares of our mandatory convertible preferred stock or common stock, contract adjustment payments (assuming treated as income) paid with respect to the purchase contract, and gross proceeds from the sale or disposition of the Treasury portfolio, Treasury securities, mandatory convertible preferred stock and common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting, withholding and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied or an exemption applies. Under proposed Treasury regulations, this withholding tax will not apply to the gross proceeds from the sale or other disposition of the Treasury portfolio, Treasury securities, mandatory convertible preferred stock and common stock. The preamble to these proposed Treasury regulations indicates that taxpayers may rely on them pending their finalization. An intergovernmental agreement between the United States and an applicable foreign country may modify the general FATCA requirements. If any withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return, which may entail significant administrative burden. Prospective investors should consult their tax advisors regarding the effects of FATCA on an investment in the Equity Units (or components thereof) and our common stock.

The foregoing discussion of material U.S. federal income and estate tax considerations is for general information purposes only and is not tax or legal advice. You should consult your tax advisor as to the particular tax consequences of owning and disposing of the Equity Units (or components thereof) and our common stock, including the applicability and effect of any U.S. federal, state or local or non-U.S. tax laws, and of any changes or proposed changes in applicable law.

ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code and similar federal, state, local and foreign laws that are substantively similar or are of similar effect (“Similar Laws”) impose certain restrictions on:

•	employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA (“ERISA Plans”);

•	plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans;

•	any entities whose underlying assets include plan assets pursuant to 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) by reason of a plan’s investment in such entities;

•

governmental plans, certain church plans (each as defined under ERISA) and foreign plans that are not subject to the provisions of Title I of ERISA or Section 4975 of the Code but are subject to Similar Laws (“Non-ERISA Plans”) (together with ERISA Plans, plans described in Section 4975(e)(1) of the Code and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities, referred to collectively as “Plans” and each individually as a “Plan”); and

•	persons who have certain specified relationships to a Plan (“Parties in Interest” as defined under ERISA and “Disqualified Persons” as defined under the Code).

ERISA, the Code and Similar Laws impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving Plan assets and fiduciaries or other Parties in Interest or Disqualified Persons. Civil penalties, liability and/or excise taxes may be imposed as a result of a violation of these duties or engaging in a prohibited transaction and such a transaction could result in a loss of tax-exempt status and the transaction might have to be rescinded. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of assets of such a Plan, or who renders investment advice to such a Plan for a fee or other compensation, is generally considered a fiduciary of the Plan. Accordingly, among other factors, an investing fiduciary who is considering an investment in Corporate Units (and the securities underlying such Corporate Units) should first determine that:

•

the investment would satisfy the prudence and diversification requirements of ERISA or Similar Laws, including among other things, the risk of loss on such investment and any limitations on liquidity and marketability of such investment;

•	the investment is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio;

•	the investment would be consistent with the documents and instruments governing the Plan;

•	the investment is made solely in the interest of participants and beneficiaries of the Plan;

•

the acquisition, holding or disposition of Corporate Units (and the securities underlying the Corporate Units) does not result in (1) a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable exemption or (2) a violation of Similar Laws; and

•	the investment does not violate ERISA’s prohibition on improper delegation of control over or responsibility for Plan assets.

The Corporate Units (and the securities underlying the Corporate Units) should not be purchased or held by any person investing assets of a Plan unless such purchase and holding will either not constitute a prohibited transaction under ERISA, the Code or Similar Laws or will be covered by an applicable prohibited transaction exemption. Any Plan fiduciary or person that proposes to cause a Plan (or to act on behalf of a Plan) to purchase the Corporate Units (and the securities underlying the Corporate Units) should consult with its own counsel with respect to the potential applicability of ERISA, the Code or Similar Laws and the potential consequences in its specific circumstances. Any such Plan fiduciary or other person is solely responsible for determining whether the investment in the Corporate Units (and the securities underlying the Corporate Units) will result in a non-exempt prohibited transaction under ERISA, the Code or a violation of Similar Laws and whether the investment satisfies ERISA’s fiduciary standards and any other requirements under ERISA, the Code or Similar Laws.

Accordingly, by its purchase or holding of the Corporate Units (and the securities underlying the Corporate Units), each purchaser or holder of the Corporate Units will be deemed to have represented and warranted that either:

•	the purchaser or holder is not purchasing the Corporate Units (and the securities underlying the Corporate Units) with, or on behalf of, the assets of any Plan; or

•

(1) the purchase, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units) satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or Similar Laws, (2) the purchase, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units) will not result in a non-

exempt prohibited transaction under ERISA or the Code, or a violation of Similar Laws and (3) neither we nor any of our subsidiaries, nor the underwriters, are or will be deemed to be a fiduciary with respect to any Plan.

The sale or transfer of Corporate Units (and the securities underlying the Corporate Units) to a Plan or person acting on behalf of a Plan is in no way a representation by us that the purchase, holding or disposition of Corporate Units (and the securities underlying the Corporate Units) meets the legal requirements for investments by Plans or is appropriate for Plans.

The discussion of ERISA, the Code, and Similar Laws contained in this prospectus supplement is, of necessity, general and does not purport to be complete. Moreover, the provisions of ERISA, the Code, and Similar Laws are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings and court decisions, some of which may have retroactive application and effect.

ANY POTENTIAL INVESTOR CONSIDERING THE PURCHASE OR HOLDING OF THE CORPORATE UNITS THAT IS, OR IS ACTING ON BEHALF OF, A PLAN IS STRONGLY URGED TO CONSULT ITS OWN LEGAL, TAX AND ERISA ADVISERS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT AND THE ABILITY TO MAKE THE REPRESENTATIONS DESCRIBED ABOVE.

DIVIDEND POLICY

Holders of shares of our common stock are entitled to receive dividends when, as and if declared by NiSource’s board of directors out of funds legally available, subject to the preferential dividend rights of the holders of our issued and outstanding preferred stock. The policy of our board of directors has been to declare cash dividends on a quarterly basis payable on or about the 20th day of February, May, August and November.

Although the board of directors currently intends to continue the payment of regular quarterly cash dividends on common shares, the timing and amount of future dividends will depend on the earnings of NiSource’s subsidiaries, their financial condition, cash requirements, regulatory restrictions, any restrictions in financing agreements and other factors deemed relevant by the board of directors.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement between us and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named below, each of the underwriters has severally agreed to purchase, and we have agreed to sell to each underwriter, the aggregate principal amount of Equity Units set forth opposite such underwriter’s name below.

Underwriters	Number of Equity Units to be purchased from us
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

Total	7,500,000

The underwriters are committed to purchase all the Equity Units offered by us if they purchase any Equity Units, other than those Equity Units covered by the over-allotment option as described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

Equity Units sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any Equity Units sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to $                per Equity Unit. If all the Equity Units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the Equity Units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

If the underwriters sell more Equity Units than the total number set forth in the table above, the underwriters have an option to buy up to an additional 1,125,000 Equity Units from us to cover such sales. They may purchase those additional Equity Units within a 13-day period beginning on, and including, the issue date of the Equity Units. If any Equity Units are purchased pursuant to this option, the underwriters will severally purchase Equity Units in approximately the same proportion as set forth above. If any additional Equity Units are purchased, the underwriters will offer the additional Equity Units on the same terms as those on which the Equity Units are being offered.

The underwriters expect to deliver the Corporate Units in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about April                , 2021, which is                business days following the date of pricing of the Corporate Units (such settlement cycle being herein referred to as “T+ ”). You should note that the trading of the Corporate Units on the date of pricing or the next             business days may be affected by the T+    settlement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Corporate Units on the date of pricing or the next business day will be required, by virtue of the fact that the Corporate Units initially will settle in T+    , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Corporate Units who wish to trade their Corporate Units on the date of pricing or the next                business days should consult their own adviser.

The Equity Units are a new issue of securities with no established trading market. We intend to apply to list the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units, but there is no guarantee that such listing will be approved. We have been advised by the underwriters that the underwriters intend to make a market in the Equity Units but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Equity Units.

A prospectus supplement in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of Equity Units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that, for a period of 45 days after the date of this prospectus supplement, we will not (i) offer, sell, contract to sell, pledge, otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or any of our affiliates or any person in privity to us or any of our affiliates), of any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or (ii) publicly announce an intention to effect any such transaction; provided, however that the we will be permitted to file a shelf registration statement (or file any amendment to its existing shelf registration statement) with respect to such securities, provided that the we may not effect any sales of such securities pursuant to such shelf registration statement during the 45-day period described above, without the prior written consent of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, other than (A) the Equity Units to be sold in this offering and any common stock issued pursuant to the terms of the purchase contract and pledge agreement, including, without limitation, issuing shares of our common stock in connection with any early settlement right at the election of holders of purchase contracts or any ‘‘fundamental change early settlement right’’ upon the occurrence of a ‘‘fundamental change,’’(B) any shares of our common stock granted pursuant an employee stock option plan, stock ownership plan or dividend reinvestment plan, or (C) issuance of common stock upon the conversion or the exercise of warrants on the date of this prospectus supplement.

Our directors and certain of our executive officers have agreed that, for a period of 45 calendar days from the date of this prospectus supplement, they will not, without the prior written consent of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such director or executive officer or any affiliate thereof or any person in privity with such director or executive officer or any affiliate thereof), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, with respect to any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock. The foregoing sentence will not apply to (i) transactions by each of the directors and executive officers involving the disposition of not more than 100,000 shares of our common stock; (ii) transactions by each of the directors and executive officers relating to shares of our common stock or other securities acquired in open market transactions after the completion of this offering; (iii) transfers by such directors and executive officers of shares of our common stock or common stock equivalents as a bona fide gift or by will or intestacy, including transfers to a trust where the beneficiaries of the trust are drawn solely from a group consisting of the director or executive officer and immediate family members, provided that (a) each transferee that is not a not-for-profit or religious organization agrees to be similarly restricted for the 60 day period and (b) no party, including the director or executive officer, will be required to, nor will it voluntarily, file a report under Section 16(a) of the Exchange Act, in connection with such transfer or distribution (other than a filing on Form 5 made after the expiration of the restricted period referred to in the foregoing sentence); (iv) transactions by such directors and executive officers, pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act in existence as of the date of this prospectus supplement; (v) the creation of a trading plan established pursuant to Rule 10b5-1 under the Exchange Act; provided that no transactions are made pursuant to such plan until the expiration of the restricted period referred to in the foregoing sentence; or (vi) the exercise by such directors and executive officers of options to purchase shares of our common stock pursuant to the surrender of options to purchase shares of our common stock or sale of shares of our common stock to satisfy the applicable aggregate exercise price (and applicable withholding taxes, if applicable) required to be paid upon such exercise. Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC may release any of the securities subject to these lock-up agreements at any time without notice.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Equity Units.

Paid by NiSource
	No Exercise	Full Exercise
Per Equity Unit	$	$
Total	$	$

In connection with this offering, the underwriters may purchase and sell the Equity Units and shares of our common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales in excess of the number of Equity Units to be purchased by the underwriters in this offering, which creates a syndicate short position. “Covered” short sales are sales made in an amount up to the number of Equity Units represented by the underwriters’ option to purchase additional Equity Units. In determining the source of Equity Units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of Equity Units available for purchase in the open market as compared to the price at which they may purchase Equity Units through the option to purchase additional Equity Units. Transactions to close out the covered syndicate short involve either purchases of Equity Units in the open market after the distribution has been completed or the exercise of the option to purchase additional Equity Units. The underwriters may also make “naked” short sales of Equity Units in excess of the option to purchase additional Equity Units. The underwriters must close out any naked short position by purchasing Equity Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Equity Units in the open market after pricing that will adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of Equity Units and shares of our common stock in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase Equity Units originally sold by that syndicate member.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Equity Units. They may also cause the price of the Equity Units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

This prospectus supplement and the accompanying prospectus, as amended or supplemented, may be used in connection with the early settlement of the purchase contracts and the remarketing of the convertible preferred stock.

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $             and will be payable by us.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments the underwriters may be required to make in respect of such liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses. In addition, certain of the underwriters and their respective affiliates are lenders, and in some cases agents for the lenders, under our credit facilities.

Additionally, in the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Equity Units offered hereby. Any such short positions could adversely affect future trading prices of the Equity Units offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Equity Units offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The Equity Units offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Equity Units be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Equity Units offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the ‘‘Corporations Act’’), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the ‘‘Exempt Investors’’) who are ‘‘sophisticated investors’’ (within the meaning of section 708(8) of the Corporations Act), ‘‘professional investors’’ (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (‘‘EEA’’) For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, ‘‘MiFID II’’); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the ‘‘Insurance Distribution Directive’’), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the ‘‘Prospectus Regulation’’). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the ‘‘PRIIPs Regulation’’) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of securities in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (‘‘UK’’). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (‘‘EUWA’’); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the ‘‘FSMA’’) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the ‘‘UK Prospectus Regulation’’). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the ‘‘UK PRIIPs Regulation’’) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of securities in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of securities. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the ‘‘Financial Promotion Order’’), (ii) are persons falling within Article 49(2)(a) to (d) (‘‘high net worth companies, unincorporated associations etc.’’) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (‘‘FSMA’’)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as ‘‘relevant persons’’). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (‘‘FINMA’’) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (‘‘CISA’’), and accordingly, the securities being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA, and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland.

The securities may solely be offered to ‘‘qualified investors,’’ as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (‘‘CISO’’), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (‘‘DFSA’’). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act.

Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of,

any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in

Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to ‘‘professional investors’’ as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a ‘‘prospectus’’ as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to ‘‘professional investors’’ as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the ‘‘SFA’’)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

LEGAL MATTERS

Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, will pass upon certain legal matters relating to the validity of the securities offered by this prospectus supplement for us. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the NiSource Inc. Annual Report on Form 10-K, and the effectiveness of NiSource Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

NiSource Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

NiSource Inc. may offer, from time to time, in amounts, at prices and on terms that it will determine at the time of offering, any or all of the following:

•	shares of common stock;

•	shares of preferred stock, in one or more series;

•	depositary shares representing interests in shares of preferred stock;

•	one or more series of its debt securities;

•	warrants to purchase common stock, preferred stock or debt securities; and

•	stock purchase contracts to purchase common stock, either separately or in units with the debt securities described below or U.S. Treasury securities.

We will provide specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 30 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “NI.”

Investing in our securities involves risks. You should carefully consider the risk factors described under the heading “Risk Factors” on page  2 of this prospectus, in the documents that are incorporated by reference into this prospectus and, if applicable, in risk factors described in any accompanying prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration or continuous offering process. Under this process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus.

In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.

This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirely by reference to, the actual documents filed with the SEC.

Copies of the registration statement of which this prospectus is a part and of the documents incorporated by reference into this prospectus may be obtained as described below under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus, the accompanying prospectus supplement and any free writing prospectus that we deliver to you. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

References to “NiSource” refer to NiSource Inc. Unless the context requires otherwise, references to “we,” “us” or “our” refer collectively to NiSource and its subsidiaries. References to “securities” refer collectively to the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units registered hereunder.

RISK FACTORS

Investing in the securities involves risk. You should read carefully the “Risk Factors” and “Note regarding forward-looking statements” sections in NiSource’s most recent Annual Report on Form 10-K and in NiSource’s subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus, and corresponding sections in reports NiSource may file with the SEC after the date of this prospectus. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, in any prospectus supplement and in the documents incorporated by reference are “forward-looking statements” within the meaning of the securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning NiSource’s plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. From time to time, NiSource may publish or otherwise make available forward-looking statements of this nature. All such subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NiSource, are also expressly qualified by these cautionary statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the forward-looking statements include, among other things, NiSource’s debt obligations; any changes to the credit rating of NiSource or certain of its subsidiaries; NiSource’s ability to execute its growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; NiSource’s ability to obtain expected financial or regulatory outcomes; NiSource’s ability to adapt to, and manage costs related to, advances in technology; any changes in NiSource’s assumptions regarding the financial implications of the Greater Lawrence, Massachusetts gas distribution incident (the “Greater Lawrence Incident”); potential incidents and other operating risks associated with NiSource’s business; NiSource’s ability to obtain sufficient insurance coverage; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; any damage to NiSource’s reputation, including in connection with the Greater Lawrence Incident; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the success of NIPSCO’s electric generation strategy; the price of energy commodities and related transportation costs; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles; the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; construction risks and natural gas costs and supply risks; extreme weather conditions; the attraction and retention of a qualified workforce; the ability of NiSource’s subsidiaries to generate cash; uncertainties related to the expected benefits of the separation of Columbia Pipeline Group, Inc. on July 1, 2015; NiSource’s ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; the transition to a replacement for the LIBOR benchmark interest rate; and other matters set forth in the “Risk Factors” section of NiSource’s most recent Annual Report on Form 10-K and NiSource’s subsequent Quarterly Reports on Form 10-Q, many of which risks are beyond the control of NiSource. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. NiSource undertakes no obligation, and expressly disclaims any such obligation, to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Accordingly, you should not rely on the accuracy of predictions contained in forward-looking statements. These statements speak only as of the date of this prospectus, the date of the accompanying prospectus supplement or, in the case of documents incorporated by reference, the date of those documents.

WHERE YOU CAN FIND MORE INFORMATION

NiSource files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you at the SEC’s website at http://www.sec.gov and at our website at www.nisource.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that NiSource has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that NiSource files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the following documents filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019;

•

our Current Reports on Form 8-K filed on February 20, 2019 (reporting Items 1.01, 2.03 and 9.01), March  8, 2019, April 17, 2019, May  8, 2019, June 6, 2019 (as amended on October  24, 2019), July 29, 2019 and August 12, 2019;

•	the description of our common stock contained in our definitive joint proxy statement/prospectus dated April 24, 2000;

•

the description of (i) the depositary shares, each representing 1/1000th ownership interest in a share of our 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred Stock”) and a 1/1000th ownership interest in a share of our Series B-1 Preferred Stock (“Series B-1 Preferred Stock”), and (ii) the underlying Series B Preferred Stock and Series B-1 Preferred Stock contained or referred to in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating any such description; and

•

any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before we sell all of the securities offered by this prospectus.

You may request a copy of any of these filings at no cost by writing to or calling us at the following address and telephone number: Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

We have filed this prospectus with the SEC as part of a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

NISOURCE INC.

Overview. NiSource is an energy holding company whose subsidiaries are fully regulated natural gas and electric utility companies serving approximately 4.0 million customers in seven states. We are one of the nation’s largest natural gas distribution companies, as measured by number of customers. Our principal subsidiaries include NiSource Gas Distribution Group, Inc., a natural gas distribution company, and Northern Indiana Public Service Company LLC, or NIPSCO, a gas and electric company. NiSource derives substantially all of its revenues and earnings from the operating results of these rate-regulated businesses. Our primary business segments are:

•	Gas Distribution Operations; and

•	Electric Operations.

Business Strategy. We focus our business strategy on our core, rate-regulated asset-based businesses with most of our operating income generated from the rate-regulated businesses. NiSource’s utilities continue to move forward on core infrastructure and environmental investment programs supported by complementary regulatory and customer initiatives across all seven states in which we operate. Our goal is to develop strategies that benefit all stakeholders as we address changing customer conservation patterns, develop more contemporary pricing structures and embark on long-term investment programs. These strategies are intended to improve reliability and safety, enhance customer services and reduce emissions while generating sustainable returns.

Gas Distribution Operations. Our natural gas distribution operations serve approximately 3.5 million customers in seven states and operate approximately 60,000 miles of pipeline. Through our wholly-owned subsidiary NiSource Gas Distribution Group, Inc., we own six distribution subsidiaries that provide natural gas to approximately 2.6 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky, Maryland and Massachusetts. We also distribute natural gas to approximately 832,000 customers in northern Indiana through our wholly-owned subsidiary NIPSCO.

Electric Operations. We generate, transmit and distribute electricity through our subsidiary NIPSCO to approximately 472,000 customers in 20 counties in the northern part of Indiana and engage in wholesale and transmission transactions. NIPSCO owns and operates two coal-fired electric generating stations. The two operating facilities have a generating capacity of 2,080 megawatts. NIPSCO completed the retirement of two coal-burning units at its Bailly Generating Station on May 31, 2018. NIPSCO also owns and operates Sugar Creek, a combined cycle gas turbine plant with a generating capacity of 571 megawatts, three gas-fired generating units located at NIPSCO’s coal-fired electric generating stations with a generating capacity of 186 megawatts and two hydroelectric generating plants with a generating capacity of 16 megawatts. These facilities provide for a total system operating generating capacity of 2,853 megawatts. NIPSCO’s transmission system, with voltages from 69,000 to 765,000 volts, consists of 2,963 circuit miles. NIPSCO is interconnected with five neighboring electric utilities. During the year ended December 31, 2018, NIPSCO generated 69.4% and purchased 30.6% of its electric requirements.

Our executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes, including additions to working capital and repayment of existing indebtedness.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of NiSource consists of 620,000,000 shares, of which 600,000,000 are common stock, par value $0.01, and 20,000,000 are preferred stock, par value $0.01. The board of directors has designated (i) 400,000 shares of the preferred stock as 5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”), liquidation preference $1,000 per share, (ii) 20,000 shares of the preferred stock as 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Stock (“Series B Preferred Stock”), liquidation preference $25,000 per share and (iii) 20,000 shares of the preferred stock as Series B-1 Preferred Stock (“Series B-1 Preferred Stock”). As of October 28, 2019, NiSource had outstanding 373,543,732 shares of its common stock, 400,000 shares of Series A Preferred Stock, 20,000 shares of Series B Preferred Stock and 20,000 shares of Series B-1 Preferred Stock. The shares of Series B Preferred Stock and Series B-1 Preferred Stock are represented by 20,000,000 depositary shares, each representing 1/1000th ownership interest in a share of each of the Series B Preferred Stock and the Series B-1 Preferred Stock. Additional details concerning these depositary shares are provided below under “Description of Depositary Shares.”

NiSource’s Amended and Restated Certificate of Incorporation, as amended through May 7, 2019 (“certificate of incorporation”) also designates 4,000,000 shares of NiSource’s preferred stock as Series A Junior Participating Preferred Stock (“Series A Junior Stock”). The shares of Series A Junior Stock were reserved for issuance upon the exercise of rights under NiSource’s former Shareholder Rights Plan, which formally expired in 2010, and no shares of Series A Junior Stock were ever issued.

The below summaries of provisions of NiSource’s common stock and preferred stock are not necessarily complete. You are urged to read carefully, and the below summaries are qualified in their entirety by, the certificate of incorporation and bylaws of NiSource which are filed as exhibits to the registration statement of which this prospectus is a part and the certificates of designations for each series of NiSource’s preferred stock which have been or hereafter are filed with the SEC.

Anti-Takeover Provisions

NiSource’s certificate of incorporation includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of management of NiSource. More specifically, the certificate of incorporation provides that stockholders may not cumulate their votes and stockholder action may be taken only at a duly called meeting and not by written consent. In addition, NiSource’s Amended and Restated By-Laws (“bylaws”) contain requirements for advance notice of stockholder proposals and director nominations. These and other provisions of the certificate of incorporation and bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control of management of NiSource.

Under Delaware law, the approval of the holders of a majority of the outstanding shares of a class of NiSource’s capital stock would be necessary to authorize any amendment to the certificate of incorporation that would increase or decrease the aggregate number of authorized shares of such class of capital stock or that would adversely alter or change the powers, preferences or special right of such class of capital stock. Further, pursuant to the certificates of designations for the Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock, the holders of two-thirds of any series of such preferred stock must approve certain amendments to the certificate of incorporation that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of such series of preferred stock. The effect of these provision may permit the holders of NiSource’s outstanding shares of capital stock to block a proposed amendment to the certificate of incorporation in connection with a potential acquisition of NiSource if such amendment would adversely affect the powers, preferences or special rights of such capital stock.

NiSource is subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”) regulating corporate takeovers. Section 203 prevents certain Delaware corporations, including those whose securities are listed on a national securities exchange, such as the New York Stock Exchange, from engaging, under certain circumstances, in a “business combination” (as defined therein), which includes, among other things, a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder for three years following the date that the stockholder became an interested stockholder. An interested stockholder is a stockholder who acquired 15% or more of the corporation’s outstanding voting stock or an affiliate or associate of such person.

Common Stock

NiSource’s common stock is listed on the New York Stock Exchange under the symbol “NI.” Shares of NiSource’s common stock, offered and sold pursuant to the registration statement of which this prospectus forms a part, will be fully paid and non-assessable.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of NiSource, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of NiSource and the distribution in full of all preferential amounts (including any accumulated and unpaid dividends) to which the holders of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and any other series of preferred stock of NiSource hereafter created are entitled, the holders of common stock will share ratably in the remaining assets in proportion to the number of shares of common stock held by them respectively. A consolidation or merger of NiSource with or into any other corporation, or any purchase or redemption of shares of any class of NiSource’s capital stock, will not be deemed to be a liquidation, dissolution or winding up of NiSource’s affairs.

Voting Rights

Except as otherwise required by Delaware law or as otherwise provided in the certificate of designations for the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or any other series of preferred stock of NiSource hereafter created, holders of NiSource’s common stock exclusively possess voting power for the election of NiSource’s directors and all other matters requiring stockholder action. Each holder of common stock, if entitled to vote on a matter, is entitled to one vote per share. Holders of common stock are not entitled to cumulative voting rights. Holders of common stock will be notified of any stockholders’ meeting according to applicable law.

For the voting rights of the Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock, including the rights of holders of Series B-1 Preferred Stock to elect two additional directors to NiSource’s board of directors upon a Nonpayment Event (as defined below), see “—Series A Preferred Stock— Voting Rights,” “—Series B Preferred Stock—Voting Rights” and “—Series B-1 Preferred Stock—Voting Rights.”

Dividend Rights

Holders of common stock will be entitled to receive dividends, when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose in accordance with Delaware law, subject to the powers, preferences and rights afforded to the holders of the Series A Preferred Stock, Series B Preferred Stock and any other series of preferred stock of NiSource hereafter created. Dividends may be paid in cash, capital stock or other property of NiSource.

NiSource is prohibited by the terms of each of its Series A Preferred Stock and its Series B Preferred Stock from declaring or paying dividends on any shares of NiSource’s common stock (other than dividends payable solely in shares of its common stock) or redeeming, repurchasing or acquiring shares of its common stock unless full cumulative dividends have been paid with respect to the Series A Preferred Stock and the Series B Preferred Stock, respectively, through the most recently completed respective dividend periods. See “—Series A Preferred Stock—Dividends” and “—Series B Preferred Stock—Dividends.”

As noted above, NiSource is an energy holding company that derives substantially all of its revenues and earnings from the operating results of the rate-regulated businesses of its subsidiaries. Accordingly, NiSource’s ability to pay dividends on its capital stock is dependent primarily upon the earnings and cash flows of its subsidiaries and the distribution or other payment of such earnings to NiSource. NiSource’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts on the capital stock of NiSource or to make any funds available therefor, whether by dividends, loans or other payments.

No Preemptive Rights

Holders of NiSource’s common stock are not entitled to, as holders of common stock, any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

Preferred Stock

GENERAL

The board of directors can, without approval of stockholders, issue one or more series of preferred stock. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series, including any dividend rights, voting rights, conversion rights, redemption rights and liquidation preferences, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of NiSource and make it harder to remove incumbent management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of common stock. All preferred stock will be fully paid and non-assessable.

The terms of the preferred stock that NiSource may offer will be established by or pursuant to a resolution of the board of directors of NiSource and will be issued under certificates of designations or through amendments to the certificate of incorporation. If NiSource uses this prospectus to offer preferred stock, an accompanying prospectus supplement will describe the specific terms of the preferred stock. NiSource will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to the preferred stock that NiSource may offer. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control.

The following terms of the preferred stock, as applicable, will be set forth in a prospectus supplement relating to the preferred stock:

•	the title and stated value;

•	the number of shares NiSource is offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation of dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on NiSource’s ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend or liquidation rights;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend or liquidation rights; and

•	any other material specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period will be set forth in the applicable prospectus supplement.

The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate liquidation preference equal to that of the preferred stock represented by the global certificate.

Each global certificate will:

•	be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•	be deposited with such depositary or nominee or a custodian for the depositary; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designations.

The designation, powers, preferences, rights, qualifications, limitations and restrictions of each series of NiSource’s preferred stock discussed below are set forth in a certificate of designations for such series (collectively, the “Certificate of Designations”), each forming part of the certificate of incorporation. The following summaries of the powers, preferences and rights of each series of preferred stock discussed below and certain material provisions of the applicable Certificate of Designations but does not contain a complete description of them and is qualified in its entirety by the provisions of the applicable Certificate of Designations. You may obtain a copy of the form of each Certificate of Designations as described under “Where You Can Find More Information.”

SERIES A PREFERRED STOCK

A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock are set forth below.

Ranking

The Series A Preferred Stock ranks, with respect to dividends and distributions upon the liquidation, winding up and dissolution, whether voluntary or involuntary, of NiSource’s affairs (a “Liquidation”): (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock with respect to dividends and such distributions

(“Series A Junior Securities”); (ii) on a parity with the Series B Preferred Stock, the Series B-1 Preferred Stock (except with respect to dividends) and any other class or series of capital stock that does not expressly provide that it ranks junior or senior to the Series A Preferred Stock with respect to dividends and such distributions (“Series A Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series A Preferred Stock with respect to dividends and such distributions (“Series A Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series A Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series A Senior Securities and Series A Parity Securities in respect of distributions upon Liquidation), before any distribution of assets is made to holders of Series A Junior Securities, a liquidation preference of $1,000 per share. Any accumulated and unpaid dividends on the Series A Preferred Stock and Series A Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

The Series A Preferred Stock has no voting, consent or approval rights except as set forth below or as otherwise provided by Delaware law. On any matter described below in which the holders of the Series A Preferred Stock are entitled to vote as a class (whether separately or together with the holders of any Series A Parity Securities), such holders will be entitled to one vote per share.

Adverse Changes. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a single class, no amendment to the certificate of incorporation may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series A Preferred Stock. However, such voting requirement shall not be implicated by any amendment to the certificate of incorporation (i) relating to the issuance of additional shares of preferred stock (subject to the voting rights discussed in the following paragraph) and (ii) in connection with a merger or another transaction in which the Series A Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the terms thereof materially unchanged in any respect adverse to the holders of Series A Preferred Stock.

Parity and Senior Preferred Stock. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a class together with holders of the Series B Preferred Stock and any other Series A Parity Securities and upon which like voting rights have been conferred and are exercisable, NiSource may not: (i) create or issue any Series A Parity Securities (including any additional shares of Series A Preferred Stock or Series B Preferred Stock, but excluding any payments-in-kind on such shares) if the cumulative dividends payable on the outstanding shares of Series A Preferred Stock (or Series A Parity Securities, if applicable) are in arrears; or (ii) create or issue any Series A Senior Securities.

Dividends

Holders of shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose, cumulative semi-annual cash dividends (subject to the dividend rights of any Series A Senior Securities or Series A Parity Securities) at an initial rate of 5.650% per annum of the $1,000 liquidation preference per share (equal to $56.50 per share per annum). On and after June 15, 2023, dividends will accumulate for each five-year period thereafter according to a formula based on the rate of certain U.S. Treasury securities with a five year maturity plus the applicable margin.

NiSource is prohibited by the terms of the Series A Preferred Stock from declaring or paying dividends on any Series A Junior Securities (other than a dividend payable solely in such Series A Junior Securities) or redeeming, repurchasing or acquiring shares of any Series A Junior Securities unless full cumulative dividends have been paid on all outstanding shares of Series A Preferred Stock and any Series A Parity Securities entitled to dividends through the most recently completed respective dividend periods. In addition, NiSource may not repurchase, redeem or otherwise acquire any shares of Series A Preferred Stock or Series A Parity Securities unless (i) effected pursuant to a purchase or exchange offer made on the same relative terms to all holders of such shares of preferred stock or (ii) (A) full cumulative dividends have been paid or provided for on all outstanding shares of such series of preferred stock entitled to dividends through the most recently completed respective dividend periods and (B) NiSource expects to have sufficient funds to pay in full the next dividend on all such outstanding shares of preferred stock.

Redemption

NiSource may redeem the Series A Preferred Stock, at its option, in whole or in part, on June 15, 2023 or on any fifth anniversary thereafter by paying $1,000 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the redemption date, whether or not declared. In addition, following the occurrence of a “Ratings Event” (as defined in the certificate of designations of the Series A Preferred Stock), NiSource may, at its option, redeem the Series A Preferred Stock in whole, but not in part, at a redemption price equal to $1,020 (102% of the liquidation preference) per share plus an amount equal to all accumulated and unpaid dividends thereon to the redemption date, whether or not declared.

No Conversion or Preemptive Rights

The Series A Preferred Stock is not convertible into any other class of NiSource’s capital stock and the holders of the Series A Preferred Stock do not, as holders of Series A Preferred Stock, have any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

SERIES B PREFERRED STOCK

A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series B Preferred Stock are set forth below.

Ranking

The Series B Preferred Stock ranks, with respect to dividends and distributions upon Liquidation: (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock with respect to dividends and such distributions (the “Series B Junior Securities”); (ii) on a parity with the Series A Preferred Stock, the Series B-1 Preferred Stock (except with respect to dividends) and any other class or series of capital stock that does not expressly provide that it ranks junior or senior to the Series B Preferred Stock with respect to dividends and such distributions (the “Series B Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series B Preferred Stock with respect to dividends and such distributions (the “Series B Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series B Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series B Senior Securities and Series B Parity Securities in respect of distributions upon the Liquidation) before any distribution of assets is made to holders of Series B Junior Securities, a liquidation preference of $25,000 per share. Any accumulated and unpaid dividends on the Series B Preferred Stock and Series B Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

The Series B Preferred Stock has no voting, consent or approval rights except as set forth below or as otherwise provided by Delaware law. On any matter described below in which the holders of the Series B Preferred Stock are entitled to vote as a class (whether separately or together with the holders of any Series B Parity Securities), such holders will be entitled to twenty-five votes per share. The Series B Preferred Stock is paired with the Series B-1 Preferred Stock and the holders of the Series B-1 Preferred Stock are entitled to the voting rights described in “—Series B-1 Preferred Stock—Voting Rights.”

Adverse Changes. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting as a single class, no amendment to the certificate of incorporation may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series B Preferred Stock. However, such voting requirement shall not be implicated by any amendment to the certificate of incorporation (i) relating to the issuance of additional shares of preferred stock (subject to the voting rights discussed in the following paragraph) and (ii) in connection with a merger or another transaction in which either the Series B Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the terms thereof materially unchanged in any respect adverse to the holders of Series B Preferred Stock.

Parity and Senior Preferred Stock. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting as a class together with holders of the Series A Preferred Stock and any other Series B Parity Securities and upon which like voting rights have been conferred and are exercisable, NiSource may not: (i) create or issue any Series B Parity Securities (including any additional shares of Series A Preferred Stock or Series B Preferred Stock, but excluding any payments-in-kind on such shares) if the cumulative dividends payable on the outstanding shares of Series B Preferred Stock (or Series B Parity Securities, if applicable) are in arrears; or (ii) create or issue any Series B Senior Securities.

Dividends

Holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose, cumulative quarterly cash dividends (subject to the dividend rights of any Series B Parity Securities or Series B Senior Securities) at an initial rate of 6.50% per annum of the $25,000 liquidation preference per share (equal to $1,625 per share per annum). On and after March 15, 2024, dividends will accumulate for each five-year period thereafter according to a formula based on the rate of certain U.S. Treasury securities with a five year maturity plus the applicable margin.

NiSource is prohibited by the terms of the Series B Preferred Stock from declaring or paying dividends on any Series B Junior Securities (other than a dividend payable solely in such Series B Junior Securities) or redeeming, repurchasing or acquiring shares of any Series B Junior Securities unless full cumulative dividends have been paid on all outstanding shares of Series B Preferred Stock and any Series B Parity Securities entitled to dividends through the most recently completed respective dividend periods. In addition, NiSource may not repurchase, redeem or otherwise acquire any shares of Series A Preferred Stock or Series A Parity Securities, unless (i) effected pursuant to a purchase or exchange offer made on the same relative terms to all holders of such shares of preferred stock or (ii) (A) full cumulative dividends have been paid or provided for on all outstanding shares of such preferred stock entitled to dividends through the most recently completed respective dividend periods and (B) NiSource expects to have sufficient funds to pay in full the next dividend on all such outstanding shares of preferred stock.

Redemption

NiSource may redeem the Series B Preferred Stock, at its option, in whole or in part, on March 15, 2024 or on any fifth anniversary thereafter by paying $25,000 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the redemption date, whether or not declared. In addition, following the occurrence of a “Ratings Event” (as defined in the certificate of designations of the Series B Preferred Stock), NiSource may, at its option, redeem the Series B Preferred Stock in whole, but not in part, at a redemption price equal to $25,500 per share (102% of the liquidation preference) plus an amount equal to all accumulated and unpaid dividends thereon to the redemption date, whether or not declared.

No Conversion or Preemptive Rights

The Series B Preferred Stock is not convertible into any other class of NiSource’s capital stock and the holders of the Series B Preferred Stock do not, as holders of Series B Preferred Stock, have any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

SERIES B-1 PREFERRED STOCK

The Series B-1 Preferred Stock was issued as a distribution with respect to the Series B Preferred Stock in order to enhance the voting rights of the Series B Preferred Stock to comply with the New York Stock Exchange’s minimum voting rights policy. The Series B-1 Preferred Stock is paired with the Series B Preferred Stock and may not be transferred, redeemed or repurchased except in connection with the simultaneous transfer, redemption or repurchase of the underlying Series B Preferred Stock, and upon the transfer, redemption or repurchase of the underlying Series B Preferred Stock, the same number of shares of Series B-1 Preferred Stock must simultaneously be transferred (to the same transferee), redeemed or repurchased, as the case may be. A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series B-1 Preferred Stock are set forth below.

Ranking

The Series B-1 Preferred Stock ranks, with respect to distributions upon Liquidation: (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series B-1 Preferred Stock with respect to such distributions (the “Series B-1 Junior Securities”); (ii) on a parity with the Series A Preferred Stock, the Series B Preferred Stock and any other class or series of capital stock that does not expressly provide that it ranks junior or senior to the Series B-1 Preferred Stock with respect to such distributions (the “Series B-1 Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series B-1 Preferred Stock with respect to such distributions (the “Series B-1 Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series B-1 Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series B-1 Senior Securities and Series B-1 Parity Securities in respect of distributions upon Liquidation), before any distribution of assets is made to holders of Series B-1 Junior Securities, a liquidation preference of $0.01 per share. Any accumulated and unpaid dividends on the Series B-1 Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

The Series B-1 Preferred Stock has no voting, consent or approval rights except as set forth below or as otherwise provided by Delaware law. On any matter described below in which the holders of the Series B-1

Preferred Stock are entitled to vote as a class (whether separately or together with the holders of any Series B-1 Parity Securities), such holders will be entitled to twenty-five votes per share.

Adverse Changes. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B-1 Preferred Stock, voting as a single class, no amendment to the certificate of incorporation may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series B-1 Preferred Stock. However, such voting requirement shall not be implicated by any amendment to the certificate of incorporation (i) relating to the issuance of additional shares of preferred stock and (ii) in connection with a merger or another transaction in which either the Series B-1 Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the terms thereof materially unchanged in any respect adverse to the holders of Series B-1 Preferred Stock.

Election of Directors upon Nonpayment Events. If and whenever dividends on any shares of Series B Preferred Stock shall not have been declared and paid for at least six dividend periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting NiSource’s board of directors will automatically be increased by two and the holders of Series B-1 Preferred Stock, voting as a class together with the holders of any outstanding Series B-1 Parity Securities having like voting rights that are exercisable at that time (“Director Voting Preferred Stock”), shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that (i) such election does not violate the corporate governance requirements of the New York Stock Exchange that companies must have a majority of independent directors and (ii) such director is not prohibited or disqualified from serving as a director of NiSource by any applicable law. The Preferred Stock Directors shall each be entitled to one vote per director on any matter before NiSource’s board of directors for a vote.

When all accumulated and unpaid dividends on the Series B Preferred Stock have been paid in full, then (a) the right of the holders of Series B-1 Preferred Stock to elect the Preferred Stock Directors shall cease, (b) the terms of office of the Preferred Stock Directors will automatically terminate and (c) the number of directors constituting NiSource’s board of directors will automatically decrease by two. Any Preferred Stock Director may be removed at any time without cause by holders of a majority of the outstanding shares of the Series B-1 Preferred Stock and Director Voting Preferred Stock (voting together as a single class). So long as a Nonpayment Event continues, any vacancy in the office of a Preferred Stock Director (after the initial election of Preferred Stock Directors) may be filled by the written consent of the Preferred Stock Director remaining in office (if any), in lieu of a vote by the Series B-1 Preferred Stock and Voting Preferred Stock (voting together as a single class).

Dividends

Holders of Series B-1 Preferred Stock are not entitled to receive dividends.

Redemption

The shares of Series B-1 Preferred Stock are subject to mandatory redemption, in whole or in part, at a redemption price of $0.01 per share upon the redemption of the underlying shares of Series B Preferred Stock with which such shares of Series B-1 Preferred Stock are paired. The shares of Series B-1 Preferred Stock are not otherwise subject to redemption.

No Conversion or Preemptive Rights

The Series B-1 Preferred Stock is not convertible into any other class of NiSource’s capital stock and the holders of the Series B-1 Preferred Stock do not, as holders of Series B-1 Preferred Stock, have any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

DESCRIPTION OF DEPOSITARY SHARES

NiSource may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. You should read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of NiSource’s depositary shares.

In connection with the issuance of any depositary shares, NiSource will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, NiSource will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). The applicable prospectus supplement will describe the terms of the depositary shares offered thereby.

Depositary Shares representing Series B Preferred Stock and Series B-1 Preferred Stock

NiSource has issued and outstanding 20,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th ownership interest in a share of its Series B Preferred Stock and a 1/1,000th ownership interest in a share of its Series B-1 Preferred Stock. The Depositary Shares are evidenced by depositary receipts issued pursuant to a deposit agreement (the “Deposit Agreement”) among NiSource, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as the depositary (the “depositary”), and the holders from time to time of the depositary receipts evidencing the Depositary Shares. This description of the Depositary Shares is qualified in its entirety by the provisions of the respective certificates of designations of the Series B Preferred Stock and Series B-1 Preferred Stock and the Deposit Agreement.

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series B Preferred Stock and Series B-1 Preferred Stock to the record holders of Depositary Shares relating to the underlying Series B Preferred Stock and Series B-1 Preferred Stock in proportion to the number of Depositary Shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of Depositary Shares entitled to those distributions, unless it determines, in consultation with NiSource, that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with NiSource’s approval, sell the property (at a public or private sale) and distribute the net proceeds from the sale to the holders of the Depositary Shares in proportion to the number of Depositary Shares they hold.

Redemption of Depositary Shares

If NiSource redeems the Series B Preferred Stock and Series B-1 Preferred Stock represented by the Depositary Shares, a proportionate number of Depositary Shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series B Preferred Stock and Series B-1 Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to each of the Series B Preferred Stock and Series B-1 Preferred Stock. Whenever NiSource redeems shares of Series B Preferred Stock and Series B-1 Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of Depositary Shares representing shares of Series B Preferred Stock and Series B-1 Preferred Stock so redeemed.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series B Preferred Stock and/or Series B-1 Preferred Stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice to the record holders of the Depositary Shares. Each record holder of the Depositary Shares on the record date, which will be the same date as the record date for the Series B Preferred Stock and/or Series B-1 Preferred Stock, may instruct the depositary to vote the amount of the Series B Preferred Stock and/or Series B-1 Preferred Stock entitled to vote represented by the holder’s Depositary Shares. To the extent practicable, the depositary will vote the number of shares entitled to vote represented by such Depositary Shares in accordance with the instructions it receives. If the depositary does not receive specific instructions from the holders of any Depositary Shares representing the Series B Preferred Stock and/or Series B-1 Preferred Stock entitled to vote, it will abstain from voting the number of shares of Series B Preferred Stock and/or Series B-1 Preferred Stock represented thereby.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the Depositary Shares and any provision of the Depositary Agreement may be amended by agreement between the depositary and NiSource. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Depositary Agreement may be terminated by NiSource upon sixty days’ prior written notice to the depositary or by the depositary upon mailing notice to NiSource and the holders of all Depositary Shares then outstanding if at any time sixty days have expired after the depositary provided written notice to NiSource of its resignation and a successor depositary has not been appointed. The Depositary Agreement shall automatically terminate after there has been a final distribution in respect of the Series B Preferred Stock and Series B-1 Preferred Stock in connection with NiSource’s liquidation, dissolution or winding and such distribution has been distributed to the holders of Depositary Shares.

DESCRIPTION OF THE DEBT SECURITIES

NiSource may issue debt securities, which will be designated as either senior debt securities or subordinated debt securities, in one or more series from time to time. Unless the context requires otherwise, references to “debt securities” refer collectively to both the senior debt securities and the subordinated debt securities. The senior debt securities will be issued under an indenture, dated as of November 14, 2000, as supplemented, between NiSource (as successor to NiSource Finance Corp.) and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee. We refer to this indenture as the “Senior Indenture.” The subordinated debt securities will be issued under a separate indenture to be entered into at a future date between NiSource and The Bank of New York Mellon, as trustee. We refer to this indenture as the “Subordinated Indenture” and, together with the Senior Indenture, as the “Indentures.” The Bank of New York Mellon, as trustee under the Indentures, will act as indenture trustee for the purposes of the Trust Indenture Act. We have filed the Indentures as exhibits to the registration statement of which this prospectus is a part.

This section briefly summarizes some of the terms of the debt securities and the Indentures. This section does not contain a complete description of the debt securities or the Indentures. The description of the debt securities is qualified in its entirety by the provisions of the Indentures. References to section numbers in this description of the debt securities, unless otherwise indicated, are references to section numbers of each Indenture.

General

The Indentures do not limit the amount of debt securities that may be issued. Each Indenture provides for the issuance of debt securities from time to time in one or more series. The terms of each series of debt securities may be established in a supplemental indenture or in resolutions of NiSource’s board of directors or a committee of the board.

The senior debt securities:

•	are direct senior unsecured obligations of NiSource; and

•	are equal in right of payment to any other unsecured and unsubordinated debt of NiSource.

The subordinated debt securities:

•	are direct subordinated unsecured obligations of NiSource; and

•	are subordinated to the prior payment in full of the senior debt securities of NiSource.

NiSource is a holding company with no independent business operations or source of income of its own. It conducts substantially all of its operations through its subsidiaries and, as a result, NiSource depends on the earnings and cash flow of, and dividends or distributions from, its subsidiaries to provide the funds necessary to meet its debt and contractual obligations. Substantially all of NiSource’s consolidated assets, earnings and cash flow is derived from the operation of its regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to NiSource is subject to regulatory restrictions. In addition, NIPSCO’s debt indenture provides that NIPSCO will not declare or pay any dividends on its common stock owned by NiSource except out of earned surplus or net profits.

NiSource’s holding company status also means that its right to participate in any distribution of the assets of any of its subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries (except to the extent that the claims of NiSource itself as a creditor of a subsidiary may be recognized). Since this is true for NiSource, it is also true for the creditors of NiSource (including the holders of the debt securities).

If NiSource uses this prospectus to offer debt securities, an accompanying prospectus supplement will describe the following terms of the debt securities being offered, to the extent applicable:

•	the title and type of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which NiSource will pay principal;

•	the right, if any, to extend the date or dates on which NiSource will pay principal;

•	the interest rates or the method of determining them and the date interest begins to accrue;

•	the interest payment dates and the regular record dates for any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of any extension;

•	the place or places where NiSource will pay principal and interest;

•	the terms and conditions of any optional redemption, including the date after which, and the price or prices at which, NiSource may redeem securities;

•

the terms and conditions of any optional purchase or repayment, including the date after which, and the price or prices at which, holders may require NiSource to purchase, or a third party may require holders to sell, securities;

•	the terms and conditions of any mandatory or optional sinking fund redemption, including the date after which, and the price or prices at which, NiSource may redeem securities;

•	whether bearer securities will be issued;

•	the denominations in which NiSource will issue securities;

•	the currency or currencies in which NiSource will pay principal and interest;

•	any index or indices used to determine the amount of payments;

•	the portion of principal payable on declaration of acceleration of maturity;

•	any additional events of default or covenants of NiSource applicable to the debt securities;

•

whether NiSource will pay additional amounts in respect of taxes and similar charges on debt securities held by a United States alien and whether NiSource may redeem those debt securities rather than pay additional amounts;

•

whether NiSource will issue the debt securities in whole or in part in global form and, in such case, the depositary for such global securities and the circumstances under which beneficial owners of interests in the global security may exchange such interest for securities;

•	the date or dates after which holders may convert the securities into shares of NiSource common stock or preferred stock and the terms for that conversion;

•	particular terms of subordination with respect to subordinated debt securities; and

•	any other terms of the securities consistent with the provisions of the applicable indenture.

The Indentures do not give holders of debt securities protection in the event of a highly leveraged transaction or other transaction involving NiSource. The Indentures also do not limit the ability of NiSource to incur indebtedness or to declare or pay dividends on its capital stock.

Conversion Rights

The terms, if any, on which a series of debt securities may be exchanged for or converted into shares of common stock or preferred stock of NiSource will be set forth in the applicable prospectus supplement.

Denomination, Registration and Transfer

NiSource may issue the debt securities as registered securities in certificated form or as global securities as described under the heading “Book-Entry Issuance.” Unless otherwise specified in the applicable prospectus supplement, NiSource will issue registered debt securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. (See Section 302.)

If NiSource issues the debt securities as registered securities, NiSource will keep at one of its offices or agencies a register in which it will provide for the registration and transfer of the debt securities. NiSource will appoint that office or agency the security registrar for the purpose of registering and transferring the debt securities.

The holder of any registered debt security may exchange the debt security for registered debt securities of the same series having the same stated maturity date and original issue date, in any authorized denominations, in like tenor and in the same aggregate principal amount. The holder may exchange those debt securities by surrendering them in a place of payment maintained for this purpose at the office or agency NiSource has appointed as securities registrar. Holders may present the debt securities for exchange or registration of transfer, duly endorsed or accompanied by a duly executed written instrument of transfer satisfactory to NiSource and the securities registrar. No service charge will apply to any exchange or registration of transfer, but NiSource may require payment of any taxes and other governmental charges as described in the applicable Indenture. (See Section 305.)

If debt securities of any series are redeemed, NiSource will not be required to issue, register transfer of or exchange any debt securities of that series during the 15 business day period immediately preceding the day the relevant notice of redemption is given. That notice will identify the serial numbers of the debt securities being redeemed. After notice is given, NiSource will not be required to issue, register the transfer of or exchange any debt securities that have been selected to be either partially or fully redeemed, except the unredeemed portion of any debt security being partially redeemed. (See Section 305.)

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, on each interest payment date, NiSource will pay interest on each debt security to the person in whose name that debt security is registered as of the close of business on the record date relating to that interest payment date. If NiSource defaults in the payment of interest on any debt security, it may pay that defaulted interest to the registered owner of that debt security:

•	as of the close of business on a date that the indenture trustee selects, which may not be more than 15 days or less than 10 days before the date NiSource proposes to pay the defaulted interest, or

•	in any other lawful manner that does not violate the requirements of any securities exchange on which that debt security is listed and that the indenture trustee believes is acceptable.

(See Section 307.)

Unless otherwise indicated in the applicable prospectus supplement, NiSource will pay the principal of and any premium or interest on the debt securities when they are presented at the office of the indenture trustee, as paying agent. NiSource may change the place of payment of the debt securities, appoint one or more additional paying agents, and remove any paying agent.

Redemption

The applicable prospectus supplement will contain the specific terms on which NiSource may redeem a series of debt securities prior to its stated maturity. NiSource will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

•	the redemption date;

•	the redemption price;

•	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

•	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

•	the place or places of payment; and

•	whether the redemption is for a sinking fund.

(See Section 1104.)

On or before any redemption date, NiSource will deposit an amount of money with the indenture trustee or with a paying agent sufficient to pay the redemption price. (See Section 1105.)

If NiSource is redeeming less than all the debt securities, the indenture trustee will select the debt securities to be redeemed using a method it considers fair and appropriate, provided that any debt securities issued as global securities will be selected for redemption in accordance with the policies and procedures of the depositary. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (See Sections 1103 and 1106.)

Consolidation, Merger, Conveyance, Transfer or Lease

NiSource shall not consolidate with or merge into any other person or convey, transfer or lease substantially all of its assets or properties to any person unless:

•	that person is organized under the laws of the United States or any state thereof;

•	that person assumes NiSource’s obligations under the Indentures;

•	after giving effect to the transaction, NiSource is not in default under the Indentures; and

•	NiSource delivers to the indenture trustee an officer’s certificate and an opinion of counsel to the effect that the transaction complies with the Indentures.

(See Section 801.)

Limitation on Liens

As long as any debt securities remain outstanding, neither NiSource nor any subsidiary of NiSource, other than a utility, may issue, assume or guarantee any debt for money borrowed secured by any mortgage, security interest, pledge, lien or other encumbrance on any property owned by NiSource or that subsidiary, except intercompany indebtedness, without also securing the debt securities (together with any other indebtedness of or guaranteed by NiSource or such subsidiary ranking equally with such debt securities) equally and ratably with (or prior to) the new debt, unless the total amount of all of the secured debt would not exceed 10% of the consolidated net tangible assets of NiSource and its subsidiaries (other than utilities).

The lien limitations do not apply to NiSource’s and any subsidiary’s ability to do the following:

•	create mortgages on any property and on certain improvements and accessions on such property acquired, constructed or improved after the date of the applicable Indenture;

•	assume existing mortgages on any property or indebtedness of an entity which is merged with or into, or consolidated with NiSource or any subsidiary;

•	assume existing mortgages on any property or indebtedness of an entity existing at the time it becomes a subsidiary;

•	create mortgages to secure debt of a subsidiary to NiSource or to another subsidiary (other than a utility);

•

create mortgages in favor of governmental entities to secure payment under a contract or statute or mortgages to secure the financing of constructing or improving property, including mortgages for pollution control or industrial revenue bonds;

•	create mortgages to secure debt of NiSource or its subsidiaries maturing within 12 months and created in the ordinary course of business;

•	create mortgages to secure the cost of exploration, drilling or development of natural gas, oil or other mineral property;

•	continue mortgages existing on the date of the applicable Indenture; and

•

create mortgages to extend, renew or replace indebtedness secured by any mortgage referred to above provided that the principal amount of indebtedness and the property securing the indebtedness shall not exceed the amount secured by the mortgage being extended, renewed or replaced.

(See Section 1008.)

Events of Default

The Indentures provide, with respect to any outstanding series of debt securities, that any of the following events constitutes an “Event of Default”:

•	NiSource defaults in the payment of any interest upon any debt security of that series that becomes due and payable and the default continues for 60 days;

•

NiSource defaults in the payment of principal of or any premium on any debt security of that series when due at its maturity, on redemption, by declaration or otherwise and the default continues for three business days;

•	NiSource defaults in the deposit of any sinking fund payment when due and the default continues for three business days;

•

NiSource defaults in the performance of or breaches any covenant or warranty in the applicable Indenture for 90 days after written notice to NiSource from the indenture trustee or to NiSource and the indenture trustee from the holders of at least 33% of the outstanding debt securities of that series;

•

NiSource defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed by it or defaults under any mortgage, indenture or instrument under which there may be issued, secured or evidenced indebtedness for money borrowed constituting a failure to pay in excess of $50,000,000 of the principal or interest when due and payable, and, in the event such indebtedness has become due as the result of an acceleration, such acceleration is not rescinded or annulled or such indebtedness is not paid within 60 days after written notice to NiSource from the indenture trustee or to NiSource and the indenture trustee from the holders of at least 33% of the outstanding debt securities of that series; or

•	certain events of bankruptcy, insolvency or reorganization of NiSource.

(See Section 501.)

If an Event of Default occurs with respect to debt securities of a particular series, the indenture trustee or the holders of 33% in principal amount of the outstanding debt securities of that series may declare the debt securities of that series due and payable immediately. (See Section 502.)

The holders of a majority in principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee under the applicable Indenture, or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series. The indenture trustee may refuse to follow directions that are in conflict with law or the applicable Indenture, that expose the indenture trustee to personal liability or that are unduly prejudicial to other holders. The indenture trustee may take any other action it deems proper that is not inconsistent with those directions. (See Section 512.)

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable Indenture and its consequences, except a default:

•	in respect of a payment of principal of, or premium, if any, or interest on any debt security; or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each affected debt security.

(See Section 513.)

At any time after the holders of the debt securities of a series declare that the debt securities of that series are due and immediately payable, holders of a majority in principal amount of the outstanding debt securities of that series may rescind and cancel the declaration and its consequences: (1) before the indenture trustee has obtained a judgment or decree for money, (2) if all events of default (other than the non-payment of principal which has become due solely by reason of the declaration) have been waived or cured, and (3) if NiSource has paid or deposited with the indenture trustee an amount sufficient to pay:

•	all overdue interest on the debt securities of that series;

•	the principal of, and premium, if any, or interest on any debt securities of that series which are due other than by reason of the declaration;

•	interest on overdue interest (if lawful); and

•	sums paid or advanced by and amounts due to the indenture trustee under the applicable Indenture.

(See Section 502.)

Modification of Indentures

NiSource and the indenture trustee may modify or amend one or both of the Indentures, without the consent of the holders of any debt securities, for any of the following purposes:

•	to evidence the succession of another person as obligor under the Indenture;

•	to add to NiSource’s covenants or to surrender any right or power conferred on NiSource under the Indenture;

•	to add events of default;

•

to add or change any provisions of the Indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium on registered securities or of principal or premium or any interest on bearer securities, to permit registered securities to be exchanged for bearer securities or to permit the issuance of securities in uncertificated form (so long as the modification or amendment does not adversely affect the interest of the holders of debt securities of any series in any material respect);

•	to change or eliminate any provisions of the Indenture (so long as there are no outstanding debt securities entitled to the benefit of the provision);

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to evidence or provide for the acceptance or appointment by a successor indenture trustee or facilitate the administration of the trust under the Indenture by more than one indenture trustee;

•

to cure any ambiguity, defect or inconsistency in the Indenture (so long as the cure or modification does not adversely affect the interest of the holders of debt securities of any series in any material respect); or

•	to conform the Indenture to any amendment of the Trust Indenture Act.

(See Section 901.)

Each Indenture provides that we and the indenture trustee may amend the Indenture or the debt securities with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected by the amendment voting as one class. However, without the consent of each holder of any outstanding debt securities affected, an amendment or modification may not, among other things:

•	change the stated maturity of the principal or interest on any debt security;

•	reduce the principal amount of, rate of interest on, or premium payable upon the redemption of any debt security;

•	change the method of calculating the rate of interest on any debt security;

•	change any obligation of NiSource to pay additional amounts in respect of any debt security;

•	reduce the principal amount of a discount security that would be payable upon acceleration of its maturity;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair a holder’s right to institute suit for the enforcement of any payment after the stated maturity or after any redemption date or repayment date;

•	reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is necessary to modify or amend the Indenture or to consent to any waiver under the Indenture;

•	change any obligation of NiSource to maintain an office or agency in each place of payment or to maintain an office or agency outside the United States; and

•	modify these requirements or reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is necessary to waive any past default of certain covenants.

(See Section 902.)

Satisfaction and Discharge

Under the Indentures, NiSource can terminate its obligations with respect to debt securities of all series not previously delivered to the indenture trustee for cancellation when those debt securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

NiSource may terminate its obligations with respect to the debt securities of that series by depositing with the indenture trustee, as trust funds dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable Indenture will cease to be of further effect and NiSource’s obligations will be satisfied and discharged with respect to that series (except as to NiSource’s obligations to pay all other amounts due under the applicable Indenture and to provide certain officers’ certificates and opinions of counsel to the indenture trustee). At the expense of NiSource, the indenture trustee will execute proper instruments acknowledging the satisfaction and discharge.

(See Section 401.)

Governing Law

Each of the Indentures is, and the related senior debt securities and subordinated debt securities will be, governed by the internal laws of the State of New York.

Information Concerning the Indenture Trustee

Prior to default, the indenture trustee will perform only those duties specifically set forth in the Indentures. After default, the indenture trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The indenture trustee is under no obligation to exercise any of the powers vested in it by the Indentures at the request of any holder of debt securities unless the holder offers the indenture trustee reasonable indemnity against the costs, expenses and liability that the indenture trustee might incur in exercising those powers. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that it may not receive repayment or adequate indemnity. (See Section 601.)

Because The Bank of New York Mellon is the trustee under the Senior Indenture and the Subordinated Indenture, it may be required to resign as trustee under one of those Indentures if there is an event of default under an Indenture.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

NiSource may issue warrants to purchase equity or debt securities. NiSource may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. NiSource will issue the warrants under warrant agreements to be entered into between NiSource and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of equity or debt securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, NiSource will, as soon as possible, forward the equity or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, NiSource will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

NiSource may issue stock purchase contracts, including contracts obligating holders to purchase from NiSource, and for NiSource to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either NiSource’s debt securities or U.S. treasury securities securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

BOOK-ENTRY ISSUANCE

Unless otherwise specified in the applicable prospectus supplement, NiSource will issue any debt securities offered under this prospectus as “global securities.” In addition, NiSource may issue other securities offered under this prospectus as global securities. We will describe the specific terms for issuing any security as a global security in the prospectus supplement relating to that security.

Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, or DTC, will act as the depositary for any global securities. NiSource will issue global securities as fully registered securities registered in the name of DTC’s nominee, Cede & Co. NiSource will issue one or more fully registered global securities for each issue of securities, each in the aggregate principal, stated amount or number of shares of such issue, and will deposit the global securities with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds and provides asset servicing for over 3.5 million U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between its direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. The Depository Trust & Clearing Corporation is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of securities under DTC’s system must be made by or through a direct participant, which will receive a credit for such securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchases, but they should receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants through which they entered into the transactions. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all global securities that are deposited with, or on behalf of, DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of like type, tenor and terms are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to NiSource as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, principal payments and any premium, interest or other payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participant and not of DTC, NiSource or the indenture trustee, subject to any statutory or regulatory requirements. Payment of redemption proceeds, principal and any premium, interest or other payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of NiSource and the applicable paying agent, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct and indirect participants.

Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of a security. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights with respect to such beneficial owner’s interest in a global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global securities.

DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving reasonable notice to NiSource or, with respect to a debt security, the indenture trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the securities are required to be printed and delivered to the holders of record.

NiSource may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). NiSource understands, however, that under current industry practices, DTC would notify its participants of NiSource’s decision, but will only withdraw beneficial interests from the global securities at the request of each participant. In that event, certificates for the securities will be printed and delivered to the applicable participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. The prospectus supplement with respect to any offering of securities will describe the specific terms of the securities being offered, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to NiSource from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Through Underwriters. If we use underwriters in the sale of the securities, the underwriters will acquire the offered securities for their own account. We will execute an underwriting agreement with an underwriter or underwriters once an agreement for sale of the securities is reached. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to offered securities, the obligations of the underwriters to purchase those offered securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those offered securities if they purchase any of them.

Through Dealers. If we use a dealer to sell the securities, we will sell the offered securities to the dealer as principal. The dealer may then resell those offered securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. If we use agents in the sale of securities, we may designate one or more agents to sell offered securities.

Directly to Purchasers. We may sell the offered securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of our direct sales in our prospectus supplement.

General Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to us from the sale of offered securities, any initial public offering price and other terms of the offering of those offered securities.

Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase offered securities from us at the public offering price and on terms described in the related prospectus supplement pursuant to delayed delivery or forward contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in our prospectus supplement and will tell you when we will demand payment and delivery of the securities. The delayed delivery contracts will be subject only to the conditions we set forth in our prospectus supplement.

We may enter into agreements to indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act of 1933.

LEGAL OPINIONS

Sidley Austin LLP, Chicago, Illinois, will pass upon certain legal matters relating to the validity of the securities offered by this prospectus for us. The opinions with respect to the securities may be subject to assumptions regarding future action to be taken by us and the trustee, if applicable, in connection with the issuance and sale of the securities, the specific terms of the securities and other matters that may affect the validity of securities but that cannot be ascertained on the date of those opinions.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the NiSource Inc. Annual Report on Form 10-K, and the effectiveness of NiSource Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

NiSource Inc.

7,500,000 Equity Units

(Initially Consisting of 7,500,000 Corporate Units)

Prospectus Supplement

Joint Book-Running Managers

Goldman Sachs & Co. LLC

J.P. Morgan

Wells Fargo Securities

April        , 2021